UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                               --------------

                                  FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

                              ---------------


    Date of Report (Date of earliest event reported): December 20, 1996


                           ORA ELECTRONICS, INC.
           (Exact name of registrant as specified in its charter)



       Delaware                      0-_____                95-4607830
---------------------------------------------------------------------------
(State or other jurisdic-         (Commission             (IRS Employer
tion of incorporation)            File Number)         Identification No.)


            9410 Owensmouth Avenue, Chatsworth, California 91311
            (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code: (818) 772-2700

                  North American Energy of Delaware, Inc.
                             555 Madison Avenue
                                 22nd Floor
                          New York, New York 10022
       (Former names or former address, if changed from last report)


EXHIBIT INDEX AT PAGE:  66

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Item 1.        CHANGE IN CONTROL OF COMPANY

        On December 20, 1996, North American Energy of Delaware, Inc., a Delaware corporation ("North American"), merged into ORA Electronics, Inc., a Delaware Corporation ("ORA" or the "Company"). ORA was the surviving entity of such merger (the "North American Merger") and is the successor reporting company to North American. The North American Merger was effected pursuant to North American's Plan of Reorganization (the "Plan of Reorganization") filed with the United States Bankruptcy Court for the Southern District of New York on August 19, 1996 (the "Filing Date"). The Order approving the Plan of Reorganization was signed by Judge Jeffrey H. Gallet on November 22, 1996.

        Pursuant to the North American Merger and the Plan of Reorganization, in exchange for their shares of North American common stock, the stockholders of North American and persons to whom North American had committed to issue shares of its common stock (the "Committed Shares") as set forth in the Plan of Reorganization received in the aggregate 246,500 shares of ORA's common stock, $.001 par value ("Common Stock"), 392,000 Class A Warrants to purchase Common Stock ("Class A Warrants"), 588,000 Class B Warrants to purchase Common Stock ("Class B Warrants"), 490,000 Class C Warrants to purchase Common Stock ("Class C Warrants") and 686,000 Class D Warrants to purchase Common Stock ("Class D Warrants"). The Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants are collectively referred to herein as the "Warrants". In addition, pursuant to the terms of the Plan of Reorganization, ORA issued an aggregate of 3,500 shares of Common Stock to North American's creditors. In consideration for funds advanced by certain officers of North American to pay expenses incurred by North American, ORA also granted such officers five year options to purchase an aggregate of 2,200 shares of Common Stock at $1.50 per share (the "Reimbursement Options").

        In addition to the shares of Common Stock and the Warrants described above, each beneficial holder of North American common stock or Committed Shares on the Filing Date who surrenders stock certificates (or, in the case of the Committed Shares, other evidence satisfactory to ORA) evidencing all shares of North American Common Stock or Committed Shares held by such beneficial holders on the Filing Date to Continental Stock Transfer & Trust Company, ORA's exchange agent, in accordance with the terms of the North American Merger and the Plan of Reorganization will receive additional shares of Common Stock and Warrants to the extent necessary in order that the total number of shares of Common Stock and Warrants of each class received by each such beneficial holder will be a "round lot" of shares of Common Stock or Warrants (a "round lot" being a multiple of 100 shares of Common Stock or 100 Warrants). Such issuance

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of additional shares of Common Stock and Warrants is referred to herein as the "Round Up". No fractional shares of Common Stock or fractional Warrants were issued in the North American Merger or otherwise under the Plan of Reorganization.

         The Class A Warrants have an exercise price of $5.00 per share and are exercisable for 180 days following the date of grant. The Class B Warrants have an exercise price of $10.00 per share and are exercisable for 18 months following the date of grant. The Class C Warrants have an exercise price of $15.00 per share and are exercisable for 36 months following the date of grant. The Class D Warrants have an exercise price of $20.00 per share and are exercisable for 60 months following the date of grant. The number of shares of Common Stock subject to, and the exercise price of, the Warrants are subject to equitable adjustment in the event of stock splits, stock combinations, stock dividends and similar events.

        Pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where, in connection with a succession by merger, equity securities of an issuer not previously registered pursuant to Section 12 of the Exchange Act are issued to the holders of any class of equity securities of another issuer which is registered pursuant to Section 12 of the Exchange Act, the class of securities so issued is deemed to be registered under Section 12 of the Exchange Act. As a result of the North American Merger, ORA was the successor reporting company to North American and, accordingly, ORA's Common Stock and the Warrants were automatically deemed registered under
Section 12 of the Exchange Act.

        Prior to the North American Merger, the Company issued 160,566 shares of Common Stock to DLS Financial Services Inc. ("DLS"), an option to purchase 14,772 shares of Common Stock (the "A Option"), an option to purchase 20,208 shares of Common Stock (the "B Option"), an option to purchase 17,478 shares of Common Stock (the "C Option") and an option to purchase 23,022 shares of Common Stock (the "D Option") (collectively, the "DLS Options" and, together with such shares of Common Stock, the "DLS Securities") to DLS in consideration for financial advisory services rendered by DLS to the Company. The A Option, B Option, C Option and D Option have the same exercise prices and terms as the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants, respectively.

        Following the effectiveness of the North American Merger, ORA issued an additional 1,173,626 shares of Common Stock in full satisfaction of indebtedness of approximately $4,368,130, representing both principal and interest, and $1,500,000 in trade payables due an individual. Such shares (the "Off-Shore Shares") were issued pursuant to Regulation S

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("Regulation S") promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

        Following the North American Merger, the issuance of the DLS Securities and the sale of the Off-Shore Shares, and assuming the issuance of 100,000 shares of Common Stock and 360,000 Warrants in the aggregate due to the Round-Up, the existing beneficial stockholders of ORA, a trust for the benefit of the family of Gershon Cooper, ORA's Chairman, Chief Executive Officer and President, and Ruth Cooper, a director of ORA (the "Existing Stockholder" or the "Cooper Trust"), owned 5,000,000 shares or approximately 74.8% of the outstanding Common Stock of ORA (approximately 53.9% on a fully diluted basis, assuming the exercise of all outstanding options exercisable within 60 days of the date of the North American Merger (the "Merger Date") and the Warrants). See "Principal Stockholders." Prior to the North American Merger, no person controlled North American.

Item 2.        ACQUISITION OF ASSETS

        See Item 1 above for a description of the North American Merger. North American had no business or operations for over five years prior to the North American Merger and had no tangible assets as of the Merger Date. Set forth below is a description of ORA and its business.

                                  BUSINESS

General
-------
        ORA is a developer and supplier of interface, connectivity solutions and peripheral accessories for wireless communication devices, including cellular telephones, personal communications systems ("PCS") and pagers, computing devices and intelligent transportation systems ("ITS"). The Company currently carries over 2,000 products which are sold to over 1,200 customers in the United States, and throughout North, Central and South America. Among ORA's customers are major retailers such as Circuit City, Staples, Office Max and Macy's, service providers and cellular carriers, such as AT&T Wireless and Bell Atlantic, original equipment manufacturers ("OEMs"), such as Mitsubishi, auto manufacturers, regional distributors and dealers.

        ORA's goal is to continue to provide consumer-friendly, high technology products that can be distributed in mass consumer markets, while diversifying into other distribution channels. The Company has identified several key non-traditional markets that it plans to aggressively pursue. This anticipated expansion, coupled with the development of niche market

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strategies and innovative product offerings, is intended to be the cornerstone for ORA's continued success and growth.

        The Company's business began in 1974 and was incorporated in California in 1979 under the name Alliance Research Corporation ("Alliance"). The Company's products have been primarily sold under the "ORA" trade name. In December 1996, Alliance merged into ORA Electronics, Inc. for the purposes of effecting its name change and reincorporation from California to Delaware. References herein to "ORA" or the "Company" include Alliance prior to the date of such merger (the "Reincorporation Merger"), as applicable.

        From April, 1987 to the Merger Date, the Company was taxed as an S corporation under the Internal Revenue Code of 1986, as amended. From the Merger Date forward, the Company will be taxed as a C corporation.

Industry
--------
        Cellular telephone service was developed as an alternative to conventional landline systems and existing mobile telephone service, and has become one of the fastest growing market segments in the telecommunications industry. The first commercial license was granted by the Federal Communications Commission ("FCC") for the Chicago market in late 1983, marking the beginning of the wireless era. By 1990, FCC permits had been issued in every major market in the United States. By the end of 1990, before most of the systems had even come on line, the cellular subscriber count was, according to industry sources, more than five million. By the end of November 1992, there were more than 11 million cellular subscribers. According to industry sources, the number of cellular subscribers had reached over 33.5 million by the end of 1995 and more than
38.2 million, or approximately 14.5% percent of the entire United States population, by the end of June 1996. By the year 2000, it is estimated by industry sources that there will be more than 69.8 million cellular telephone users.

        As the wireless industry continues to evolve, new technologies are appearing in the market place. The upcoming new alternative technology to cellular is PCS. PCS uses handsets and transmits at lower power and higher frequencies than cellular services. PCS utilizes digital technology, unlike cellular which consists mostly of analog technology, which means that PCS handsets can be smaller and lighter weight than most cellular telephones. Although in its infancy, the PCS market, like the cellular market, is anticipated to show rapid growth. According to the Personal Communications Industry Association, the PCS subscriber base is expected to reach 15 million subscribers by the year 2000, with almost 40 million subscribers by 2005.

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        The Company believes that the wireless telecommunications equipment industry will continue to benefit from the rapid growth of the cellular communications market in general, the expected continuance of upgrades to cellular technology and the emergence of new wireless communication technologies, such as PCS.

Products
--------
        The Company currently has over 2,000 proprietary and non-proprietary products. ORA's products are packaged in distinctive, multi-colored packaging to enhance marketability at the retail level.

        Among ORA's comprehensive line of cellular accessory products are hands-free solutions for portable cellular telephones and PCS handsets; battery charging solutions (including quick and fast charging systems); power/performance-enhancing products; other essentials for portable cellular telephones and PCS handsets (including starter-kits, batteries, power cords and carrying cases); speciality batteries (such as a vibrating battery and a self conditioning battery); antennas; mounts; and cradles which hold a cellular phone in place in a vehicle.

        Sales of cellular accessory products accounted for approximately 76.9%, 90.21%, 89.6% and 91.5% of ORA's net sales for the fiscal years ended in 1994, 1995 and 1996 and the six months ended September 30, 1996, respectively. The various power cords offered by ORA as part of its cellular phone accessory line accounted for approximately 24.2% of ORA's net sales for the fiscal year ended March 31, 1996 and approximately 22.8% of its net sales for the six months ended September 30, 1996. ORA offers 23 different stock keeping units of power cords which support different cellular telephone models offered by 14 different manufacturers.

        The Company also markets innovative connectivity solutions that support the most popular computer systems, including IBM and Macintosh compatible computers.

        A new product category in ORA's line is ITS. ORA has developed numerous proprietary ITS products that allow inter-connectivity between automotive safety systems, entertainment systems, navigation systems and cellular communications devices. Telecar(TM), a product developed in cooperation with Delco Electronics, serves as an integration hub for ITS products utilizing ORA's T bus(TM) data protocols. ORA has not commenced sales of this product but anticipates sales to commence at the end of the fourth quarter of its fiscal year-end March 31, 1997 or early the following year. ORA is currently seeking patent protection on these technologies.

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Customers
---------
        ORA sells its products to over 1,200 customers in the United States and throughout North, Central and South America. Among ORA's customers are major retailers, such as Circuit City, Staples, Office Max and Macy's, service providers and cellular carriers, such as AT&T Wireless and Bell Atlantic, OEMs, such as Mitsubishi, auto manufacturers, regional distributors and dealers.

        Pursuant to its distribution agreement with an unaffiliated company, ORA Electronics (UK) Ltd. ("ORA UK"), the Company may not sell its products bearing the "ORA" trade name and logo outside of North, Central and South America. Under such agreement, which expires in 2010, the Company does not generate any revenues with respect to sales made by ORA UK.

        For the fiscal year ending March 31, 1996 and for the six months ended September 30, 1996, one customer, Circuit City, accounted for 23.6% and 38.6%, respectively, of the Company's net sales. For the fiscal year ending March 31, 1996 and for the six months ended September 30, 1996, a second customer, Staples, accounted for approximately 13.4% and 15.2%, respectively, of the Company's net sales.

Marketing and Customer Support
------------------------------
        ORA places a strong emphasis on the marketing of its products. Though its product line features many technologically sophisticated and innovative products, the Company believes that its greatest strengths lie in its ability to manufacture for, and communicate with, the mass market, provide useable products and superior customer service, and introduce high technology products to the market.

        To ensure comprehensive control of the marketing process, ORA has a complete in-house marketing services department. The marketing services department provides a full range of services. In addition to ad design and production, product photography, line brochures, packaging and catalogs, the department provides a number of specialized customer services including a complete planogram service, cooperative advertising programs, store merchandising, in-store display design and production, customer-specific collateral material, ad slicks, clip art services, semi-private labeling, private label catalogs, mail inserts and trade show exhibit management.

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Sales and Distribution
----------------------
        ORA's products are distributed via national and regional consumer electronics retailers, office supply retailers, department stores, auto parts chains and other multiple outlet retailers, cellular service providers, catalog and mail order houses, and electronics distributors. In addition, ORA designs and supplies products to manufacturers of wireless communications devices, automobile manufacturers and other manufacturers under "private label" and special products agreements.

        In order to facilitate prompt deliveries to its retailer customers, the Company carries high levels of inventories. ORA's policy is to provide a 24-hour turnaround on a select group of its products which are stocked in depth. In addition, an ongoing "stock balancing" program allows retailers to return current, slow moving items every three months for an offsetting double order. ORA's competitive return policy for non-sellable products, including damaged products, results in significant returns for credit. ORA products carry warranties for defects in material or workmanship. These warranties vary from a year to lifetime on passive devices, with most products carrying warranties of three to five years. The Company's payment terms are typically 30 to 60 days. However, under special circumstances, the Company will offer extended terms.

               The Company's business is highly seasonal. For its fiscal years ending March 31, 1994, 1995 and 1996, on average, approximately 30.9% of the Company's net sales were in its third fiscal quarter and 18.6% in its fourth fiscal quarter, with the balance split evenly between the first and second fiscal quarters.

Backlog
-------
        Most orders received by the Company are for immediate delivery. As of October 31, 1996 and 1995, the Company had approximately $540,000 and $245,000, respectively, in backlog orders, including orders for current delivery, orders for later delivery, back orders and special orders, all of which may be canceled or modified by the customer.

Research and Development
------------------------
        The Company has always focused on innovation as a means of maximizing margins and capturing and maintaining market share. During its fiscal years ended March 31, 1994, 1995 and 1996, as reflected in its audited financial statements, the Company spent approximately $45,000, $60,000 and $77,000, respectively, on Company sponsored research and development. In addition, the Company estimates that approximately an

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additional $210,000, $610,000 and $520,000 of its general and administrative expenses for such periods, respectively, were spent on research and development related activities. ORA maintains an in-house research and development engineering staff. The acquisition of a product development group in the beginning of 1994 increased the size and quality of ORA's R&D staff. The Company maintains extensive research and testing facilities (including an anechoic chamber) at its corporate headquarters, thus allowing it to conduct such sophisticated operations as testing radiation patterns for antennas and ensuring product safety. ORA also has strategic relationships with other independent research and development companies to utilize their specialized skills or equipment.

        Many of ORA's products carry UL listings or FCC approvals. The Company has been awarded the prestigious Innovation in Engineering Award from the Electronics Industry Association three times. Additionally, ORA is Underwriter Laboratories ISO 9000 certified and operates under the ISO 9002 quality standards.

Manufacturing and Packaging
---------------------------
        ORA out-sources the manufacturing of its products, using contract manufacturers and "bid" manufacturing. Contract manufacturers are used mainly for proprietary products such as Telecar, battery chargers and hands-free adapters. Bid manufacturers are used mainly to produce commodity items such as battery packs and power cords. Manufacturing plants are located in the US, Taiwan, China, Hong Kong and Korea. ORA is not dependent on any one manufacturer to produce products. The Company believes that such production is "portable" and can be moved rapidly to other manufacturers and assemblers. The Company is, however, dependent on the availability of raw materials and labor, and is subject to customs regulations and quotas both in the US and abroad.

        The products manufactured for the Company in Asia, which represent substantially all of its products, are purchased by the Company from a foreign trading company, Data-Spec Taiwan, Limited ("Data-Spec Taiwan"). Data-Spec Taiwan negotiates purchases with the various contract manufacturers and "bid" manufacturers and remits payment to these companies for the products. Data-Spec Taiwan also represents ORA in negotiations with respect to procurement, specifications compliance and quality assurance. Data-Spec Taiwan is ISO 9000 certified. See "Certain Transactions."

Competition
-----------
        The consumer electronics and wireless telecommunications accessory market is highly fragmented and subject to intense competition. ORA's competitors include (a) various companies which offer broad lines of






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consumer electronic accessories, (b) other accessory companies which offer certain product lines and (c) manufacturers of brand name consumer electronics hardware, which market their own lines of similar accessories. Certain of the Company's existing and potential competitors have greater financial, technical, marketing or manufacturing resources and may develop new accessories and other products that are superior to those of the Company. The Company competes primarily on the basis of product variety and quality, customer service and support, product reliability, company and brand name recognition, ability to meet customer delivery needs, price, product features and proprietary products.

Trademark and Patents
---------------------
        The Company has actively pursued a program of protecting its intellectual property by seeking patent protection for its products whenever possible. The Company has 33 patents and seven pending patent applications covering certain of its products in the United States. All of the Company's U.S. patents have a majority of their 17 year life remaining. The Company also owns 20 trademarks registered on the Principal Trademark Register of the United States under which it sells its goods and offers its services. The Company has copyrighted all of its sales and product literature and manuals. The Company also holds copyrights for numerous software codes necessary to control and operate several of its processor controlled products and systems.

Financing Arrangements
----------------------
        In December, 1996, Sanwa Bank California ("Sanwa") committed, subject to final documentation, to extend the Company's line of credit with Sanwa until March 31, 1997 and to convert such line into a revolving credit facility on a conforming basis pursuant to which Sanwa will sweep excess funds from the Company's account at Sanwa on a daily basis and Sanwa will lend against eligible collateral (receivables and inventory). Interest on such facility shall accrue at the rate of 1.75% above Sanwa's Reference
Rate (8.25% on December 19, 1996) and shall be payable monthly. As of December 19, 1996, the Company had $4.5 million outstanding under such facility which has total availability of $4.5 million. Under the extended Sanwa facility, the Company is required to make a principal reduction in the amount of $1 million by no later than December 27, 1996 and is required to reduce its borrowing availability by $1 million by no later than January 31, 1997 and by an additional $1 million by no later than February 28, 1997. The Company has a commitment for a $1 million loan from an unaffiliated third party. Such loan will be used to pay the initial $1 million reduction in principal under the Sanwa facility. Such loan bears interest at 8% per annum and all principal and interest is due and payable upon maturity on December 31, 2001. The Company is confident that it will be able to secure additional financing in order to meet its other principal reduction obligations under the Sanwa facility, although no assurances can be given.

        The loan from the Aid Association for Lutherans ("AAL") obtained by the Company to purchase its headquarters and distribution facility in



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Chatsworth, California is, by its terms, callable by AAL upon six months notice. As of September 30, 1996, the outstanding principle balance of such loan was approximately $4.7 million. Such loan bears interest at 9.875% per year, is payable in monthly installments of $43,418, representing both principal and interest, matures in February 2019 and is secured by the real property on which the facility is located.

Employees
---------
        As of November 30, 1996, the Company had 75 employees. None of the Company's employees is covered by a collective bargaining agreement. The Company believes that its relationship with its employees is good.

Properties
----------
        The Company owns its 80,000 square foot headquarters and distribution facility in Chatsworth, California.

Legal Proceedings
-----------------
        ORA filed suit in 1994 in Federal District Court seeking a declaratory judgment that certain patents held by Telular Corporation ("Telular") are invalid or, even if valid, the Company's cellular/data link product ("CDL") does not infringe such patents. Telular counter-claimed, contending that its patents are valid and that CDL infringes on such patents. In early 1996, the District Court granted Telular's motion for partial summary judgment against ORA, determining that Telular's patents are valid and that CDL infringes such patents, and permanently enjoining ORA from further sales of CDL. However, the Company has appealed the District Court's ruling to the United States Court of Appeals in the Federal Circuit. The Company filed a motion in such Court requesting a stay of the permanent injunction pending the hearing of such appeal. The Federal Circuit Court granted the motion in part. The Federal Circuit Court lifted the injunction with respect to Motorola compatible CDLs. The Company expects the Federal Circuit Court to rule on its appeal in early 1997. Given that its appeal is still pending, ORA is unable to predict the outcome of the proceedings. Possible outcomes range from no liability or injunction being imposed on ORA to the payment by ORA to Telular of potentially material damages and costs and ORA being enjoined from all future CDL sales or non-Motorola CDL sales only. ORA intends to continue vigorously contesting Telular's claims. CDLs accounted for approximately $1,170,000 and $211,000 or 4.6% and 0.88% of ORA's net sales, in its fiscal years ended March 31, 1995 and 1996, respectively. Of such amounts, approximately $1,045,000 and $180,000 (or 4.1% and 0.75% of ORA's total net






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sales) were from Motorola compatible CDLs. CDLs also accounted for approximately $38,000 or .005% of ORA's net sales in the six months ended September 30, 1996. All such CDL sales were of Motorola compatible CDLs. Sales in fiscal year 1996 and the six months ended September 30, 1996 were impacted by the injunction discussed above.

        The Company is involved in various other routine legal proceedings incident to the ordinary course of business. Management believes that the outcome of all other pending legal proceedings in the aggregate will not have a materially adverse effect on the financial condition or results of operations of the Company.

Forward Looking Information
---------------------------
        The matters discussed herein with respect to the anticipated growth of the cellular telephone industry and the development of new wireless communications technologies, the introduction of new products by the Company, the Company's ability to secure future financing and the potential outcome of pending litigation involving the Company, among others, are forward looking statements and are subject to uncertainties associated with such statements. Such uncertainties include regulatory and technological developments impacting the wireless telecommunications industry in general and telecommunications equipment manufacturers in particular, market acceptance of new products and competitive responses thereto, as well as market conditions and other factors outside of the Company's control.

                              DIVIDEND POLICY

        The Company expects to retain earnings to finance the expansion and development of its business and has no plans to pay cash dividends in the foreseeable future. Any future determination relating to dividend policy will be made at the discretion of the Company's Board of Directors and will depend on a number of factors, including contractual restrictions in loan and other financial agreements, the future earnings, capital requirements and operating and financial condition of the Company, and such other factors as the Board of Directors may deem relevant.






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                                 MANAGEMENT

Directors and Executive Officers
--------------------------------
        The following table sets forth certain information concerning the directors and executive officers of the Company:

       NAME                   AGE                 POSITION
       ----                   ---                 --------
Gershon N. Cooper             47        Chairman of the Board, Chief Executive
                                        Officer and President
John M. Burris                49        Chief Financial Officer, Vice President
                                        and Director
Matthew F. Jodziewicz         47        Vice President of Technology and Legal
                                        Affairs, Secretary and Director
Richard J. Baccigaluppi       51        Vice President of Sales and Marketing
Ruth Cooper                   45        Director
Uri Zarif                     47        Director

        Mr. Cooper founded the Company's business in 1974 and has been Chairman of the Board and President of the Company since its incorporation in 1979. He became Chief Executive Officer of ORA in December 1996.

        Mr. Burris, a certified public accountant, joined ORA in 1987 as its General Manager in charge of accounting and finances. From 1990 through November 1996, he continued to work in such capacity, but as an independent contractor. In December 1996, Mr. Burris became ORA's Vice President and Chief Financial Officer and an employee and director of the Company.

        Mr. Jodziewicz, a registered patent attorney, joined ORA in March 1995 as in-house counsel. He became Vice President of Technology and Legal Affairs, Secretary and a director in December 1996. Prior to joining ORA, Mr. Jodziewicz was in the private practice of law and provided legal services, primarily in the intellectual property area, to the Company along with other clients.

        Mr. Baccigaluppi joined the Company in August, 1996 as its Vice President of Sales and Marketing. From March 1993 to August 1996, Mr. Baccigaluppi was President of Renaissance Marketing and Sales, a private marketing company. From March 1987 to March 1993, Mr. Baccigaluppi was Vice President of Marketing and Sales of Infinity Systems, an audio speaker manufacturer.

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        Ms. Cooper joined ORA upon its formation in 1974 and has served in many capacities. From the Company's incorporation in 1979 to December, 1996, she was an Executive Vice President. She is the wife of Mr. Cooper.

        Mr. Zarif became a director of the Company in December 1996. Since April 1994, Mr. Zarif has been a Senior Vice President of Investments at Dean Witter & Co. Mr. Zarif was a Vice President of Investments at Prudential Securities from April 1990 to April 1994.

Board of Directors
------------------
        The Company's Bylaws provide that the Company's Board of
Directors shall consist of between five and nine directors, inclusive, with the specific number of authorized directors being set within such range from time to time by a resolution of the Board of Directors. Currently, the authorized number of directors is five and the current members of the Board of Directors are Messrs. Cooper, Burris, Jodziewicz and Zarif and Ms. Cooper. All directors serve until the next annual meeting of the Company's stockholders and until their successors are duly elected.

Compensation and Indemnification of Directors
---------------------------------------------
        Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Directors who are not employees of the Company will receive a retainer fee of $1,000 per meeting attended for their services. All directors are reimbursed for expenses incurred in connection with attendance at board or committee meetings. In addition, each director not employed by the Company, upon joining the Board of Directors, will receive an option to purchase 5,000 shares of Common Stock and will receive an option to purchase an additional 500 shares of Common Stock on each anniversary of joining the Board of Directors. See "-- Stock Plans."

        The Delaware General Corporation Law provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with each of its directors and officers which also provide for such indemnification. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. The Company has also purchased directors and officers liability insurance.

Executive Compensation
----------------------

        CASH COMPENSATION.

        The following table sets forth the cash compensation paid by ORA to its President and the three other most highly compensated executive officers for the fiscal year ended March 31, 1996.

                                Summary Compensation Table
                                --------------------------
                                                   Annual Compensation
                                  -----------------------------------------------------
                                   Year                                   All Other
                                   Ended      Salary        Bonus      Compensation<F1>
  Name And Principal Position     March 31      ($)          ($)             ($)
  ---------------------------     --------    ------        ------     ----------------

Gershon N. Cooper<F2>              1996       $265,000        --         $  4,200
    Chief Executive Officer
John M. Burris<F3>                 1996       $ 88,800        --             --
    Chief Financial Officer
Matthew F. Jodziewicz              1996       $120,000        --         $    250
    Secretary
Ruth Cooper<F2><F4>                1996       $259,000        --         $  4,200


<F1>   Represents the Company's contribution to the Company's 401(k) defined contribution plan in the case of Mr. Jodziewicz, and an auto allowance in the case of Mr. Cooper and Ms. Cooper.

<F2>   See "Certain Transactions" with respect to the payment of personal expenses made by the Company on behalf of Mr. Cooper and Ms. Cooper and loans made to such individuals by the Company in connection with such payment.

<F3>   During ORA's fiscal year ended March 31, 1996, Mr. Burris was compensated by ORA as an independent contractor.

<F4>   Ms. Cooper was an executive officer of the Company during its fiscal year ended March 31, 1996. She is not currently an officer or employee of the Company.

Employment Agreement
--------------------
        Mr. Cooper entered into an employment agreement with the Company in December 1996 pursuant to which Mr. Cooper will continue to serve as the Company's Chief Executive Officer and President. The agreement has a term of three years and contains a non-competition provision effective through the term of employment and for an additional three years from the end of such term. Pursuant to the agreement with Mr. Cooper, the Company will pay to Mr. Cooper a base salary of $330,000 per year (subject to increase but not decrease by the Board of Directors), an auto allowance of $1,000 per month and, at the discretion of the Board of Directors, a bonus. In addition, Mr. Cooper will also be entitled to certain fringe benefits. Commencing on the expiration of the term of the employment agreement, or earlier should the employment agreement be terminated prior to the end of the term, the Company and Mr. Cooper will enter into a three-year consulting agreement under which he will render certain consulting services for which the Company will pay an annual consulting fee of $100,000 per year. If Mr. Cooper is terminated other than for cause, death or disability, the Company will continue to pay Mr. Cooper an amount equal to his base salary then in effect for the remaining term of the agreement.

Stock Plans
-----------
        1996 STOCK PLAN. The 1996 Stock Plan was adopted by the Board of Directors and ratified by the Existing Stockholder in December 1996. The total number of shares of Common Stock subject to issuance under the 1996 Stock Plan is 2,000,000, subject to adjustments as provided in the 1996 Stock Plan. The 1996 Stock Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction. The 1996 Stock Plan will be administered by the Company's Board of Directors or, when and if formed, the Compensation Committee of the Board of Directors (the "Committee"). Stock options may be granted by the Board of Directors or Committee on such terms, including vesting and payment forms, as it deems appropriate in its discretion; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85% of the fair market value of the Common Stock at the time of grant, respectively. SARs may be granted by the Board of Directors or Committee on such terms, including payment forms, as the Board of Directors or Committee deems appropriate; provided, that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Board of Directors or the Committee. In the event of a change in control of the issuer, the Board of Directors or the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1996 Stock Plan continues until December 2006. The Board of Directors has authorized the grant of options to certain officers and key employees to purchase approximately 133,000 shares of Common Stock under the 1996 Stock Plan at an exercise price of $5.00 per share. All such options have a term of five years and become exercisable (i.e. vest) in equal 25% installments over four years beginning on the first anniversary of the date of grant.

        The following table presents certain information concerning the number of shares of Common Stock subject to options that have been granted to executive officers pursuant to the 1996 Stock Plan:


                                                  Number of Shares
               Name Of Individual                Underlying Options
               ------------------                ------------------
               John M. Burris                          30,000
               Matthew F. Jodziewicz                   15,000
               Richard J. Baccigaluppi                 15,000

        1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. The Company's 1996 Non-Employee Directors Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors and ratified by the Existing Stockholder in December 1996. A total of 100,000 shares are available for grant under the Directors Plan. The Directors Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 5,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant") and (ii) an option to purchase 500 shares of Common Stock on each anniversary thereof on which the director remains on the Board of Directors (the "Annual Grant"). The options will have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a ten-year term. Initial Grants become exercisable in two equal annual installments commencing on the first anniversary of the date of grant thereof and Annual Grants become fully exercisable beginning on the first anniversary of the date of grant. Both Initial and Annual Grants are subject to acceleration in the event of certain corporate transactions. Any options which are vested at the time the optionee ceases to be a director shall be exercisable for one year thereafter; provided, that options which are vested on the date the optionee ceased to be a director due to death or disability generally remain exercisable for five years thereafter. Options which are not vested automatically terminate in the event the optionee ceases to be a director of the Company. If the Company is a party to a transaction involving a sale of substantially all of its assets, a merger or consolidation, all then outstanding options under the Directors Plan may be canceled. However, during the 30 day period preceding the effective date of such transaction, all partly or wholly unexercised options will be exercisable, including those not yet exercisable pursuant to the vesting schedule. Mr. Zarif received his initial option grant covering 5,000 shares of Common Stock in December 1996. Such option has an exercise price of $5.00 per share.

                           PRINCIPAL STOCKHOLDERS

        The following table and the notes thereto set forth information relating to beneficial ownership (as defined in Rule 13d-3 of the Exchange
Act) of the Company's equity securities by the Company's stockholders owning five percent or more of its outstanding Common Stock and the Company's directors and executive officers, both individually and as a group, following consummation of the North American Merger, the issuance of the DLS Securities and the sale of the Off-Shore Shares:

                                                   Beneficial Ownership
                                                      Of Common Stock
                                                ----------------------------
Name Of Beneficial Owners                        Number        Percent<F1>
-------------------------                       --------       -----------
The Cooper Family Trust<F2><F3>                 5,000,000         74.8%
Gershon N. Cooper<F2><F4>                       5,000,000         74.8
John M. Burris<F2><F5>                                  0          0
Matthew F. Jodziewicz<F2><F6>                           0          0
Richard J. Baccigaluppi<F2><F7>                         0          0
Ruth Cooper<F2><F4>                             5,000,000         74.8
Uri Zarif<F2><F8>                                       0          0
Jack D.W. Song<F9>                              1,173,626         17.6
All directors and executive officers as a       5,000,000         74.8
   group (six persons)<F4>

[FN]
<F1>    Assumes the issuance of 100,000 shares of Common Stock pursuant to the Round-Up. Excludes 2,516,000 shares of Common Stock subject to the Warrants (assuming that 360,000 Warrants in the aggregate are issued in the Round Up), 2,200 shares of Common Stock subject to the Reimbursement Options and the 75,480 shares subject to the DLS Options, all of which are exercisable within 60 days of the Merger Date. Excludes 138,000 shares subject to options granted under the 1996 Stock Plan and Directors Plan, none of which are exercisable within sixty days of the Merger Date. See "Management--Stock Plans."

<F2>    The mailing address of such person is c/o ORA Electronics, Inc.,
        9410 Owensmouth Ave., Chatsworth, California 91311.

<F3>    The shares held by the Cooper Family Trust are deemed beneficially owned by Gershon N. Cooper and Ruth Cooper, who have shared voting and investment power.

<F4>    All shares held by this person are held of record by the Cooper
        Family Trust.

<F5>    Does not include 30,000 shares subject to options granted under the 1996 Stock Plan, none of which are exercisable within 60 days from the Merger Date.

<F6>    Does not include 15,000 shares subject to options granted under the 1996 Stock Plan, none of which are exercisable within 60 days of the Merger Date.

<F7>    Does not include 15,000 shares subject to options granted under the 1996 Stock Plan, none of which are exercisable within 60 days of the Merger Date.

<F8>    Does not include 5,000 shares subject to options granted under the
        Directors' Plan, none of which are exercisable within 60 days of the Merger Date.

<F9>    Mr. Song's address is 6F #219 Chingshan South Section 2, Taipei,
        Taiwan, ROC


                            CERTAIN TRANSACTIONS

               During its fiscal year ended March 31, 1996, the Company paid personal expenses on behalf of Mr. Cooper and Ms. Cooper totaling $243,982. Such amount was converted to a loan by the Company to the Coopers which is evidenced by a promissory note which bears interest at 5.05% per annum. Such loan was originally repayable on March 31, 1997. In December 1996, the Company extended such loan until March 31, 1999. All principal and accrued interest is due and payable by the Coopers on such date.

               From April 1, 1996 to December 4, 1996, the Company paid personal expenses of the Coopers totaling $280,855. Such amount is evidenced by a promissory note which bears interest at 5.05% per annum. All principal and accrued interest under such note is due and payable by the Coopers to the Company on December 1, 1999.

               The Off-Shore Shares were issued after consummation of the North American Merger in complete satisfaction of approximately $4,368,130 of indebtedness, consisting of $2,524,200 in principal and $1,843,930 in accrued interest (the "Indebtedness"), and $1,500,000 in trade payables (the "Trade Payables") due Jack D.W. Song, who beneficially owns over 10% of the outstanding Common Stock. The Indebtedness, which is evidenced by three promissory notes, was incurred by the Company in February 1987, April 1990 and May 1991 to provide working capital, bore interest at 7% per annum, was payable upon maturity and matured on June 2000 ($650,000 of original principal) and February 2001 ($1,874,200 of original principal).

               The Trade Payables were originally incurred by the Company to Data-Spec Taiwan. Mr. Song is the controlling shareholder of Data-Spec Taiwan. The Trade Payables were assigned by Data-Spec Taiwan to Mr. Song. In its fiscal year ending March 31, 1996 and the six months ended September 30, 1996, the Company purchased approximately $13,400,000 and $6,390,000, respectively, of products from Data-Spec Taiwan. As of November 30, 1996, the Company had total trade payables of approximately $3,710,000 with Data-Spec Taiwan, of which $1.5 million represent the Trade Payables.


                      SHARES ELIGIBLE FOR FUTURE SALE


        Upon the consummation of the North American Merger, the issuance of the DLS Securities and the sale of the Off-Shore Shares, the Company had approximately 6,684,192 shares of Common Stock outstanding, assuming the issuance of 100,000 shares pursuant to the Round-Up.

        The shares of Common Stock, the Warrants and the Reimbursement Options issued under the Plan of Reorganization, including pursuant to the Round-Up, the shares of Common Stock issued upon the exercise of the Warrants, and the shares of Common Stock issued upon the exercise of the Reimbursement Options (collectively, the "Plan Securities"), were issued pursuant to Section 1145(a) ("Section 11215(a)") of the United States Bankruptcy Code (the "Bankruptcy Code"). Pursuant to Section 1145(a), such issuance (including the issuance of the Common Stock underlying the Warrants and the Reimbursement Options upon exercise thereof) was exempt from the registration requirements of the Securities Act and the qualification requirements of applicable state securities laws. Plan Securities may be resold without registration under the Securities Act unless the selling stockholder is an "underwriter" as defined in Section 1145(b) of the Bankruptcy Code.

        The Off-Shore Shares were issued pursuant to Regulation S. The Off-Shore Shares may not be sold to a "U.S. person" (as defined in Regulation S) for a period of 40 days after the date originally sold pursuant to Regulation S unless such sale is registered under the Securities Act or an exemption from such registration as available. Thereafter, such shares may be freely sold to U.S. persons except for sales by an affiliate of the Company which must meet the requirements of Rule 144 described below (other than the two year holding period) or another available exemption as described below.

        The 5,000,000 outstanding shares of Common Stock held by the Cooper Trust, which have been held for over two years, and the 160,556 shares of Common Stock, the DLS Options and the shares of Common Stock underlying the DLS Options issued to DLS are "restricted securities" for purposes of Rule
144. Restricted securities may not be resold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom, including the exemption provided by Rule 144.

        Generally, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, is entitled to sell within any three-month period a number of shares beneficially owned for at least two years that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or
(ii) the average weekly trading volume of the outstanding shares of Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person (or persons whose shares are aggregated) who is not an "affiliate" of the Company during the 90 days preceding a proposed sale by such person and who has beneficially owned "restricted securities" for at least three years is entitled to sell such shares under Rule 144 without regard to the volume, manner of sale or notice requirements. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly controls, or is controlled by, or is under common control with such issuer. The Cooper Trust may be considered an "affiliate" of the Company within the meaning of Rule 144.

        In connection with the Reincorporation Merger, the Company granted the Cooper Trust certain registration rights which permit the Cooper Trust to require the Company under certain circumstances to register its shares for resale under the Securities Act and applicable state securities laws and to participate in such registrations initiated by the Company. In addition, the Company has granted DLS certain registration rights which permit DLS to participate in registrations initiated by the Company under certain circumstances. As a result of such registration rights, the Cooper Trust and DLS may be able to sell shares of Common Stock in excess of the volume limitations set forth under Rule 144 and without compliance with the other requirements of such Rule.

        The Company granted options covering approximately 138,000 shares of its Common Stock to certain of its employees and directors under the 1996 Stock Plan and the Directors Plan. After such grant, an aggregate of approximately 1,962,000 shares will remain available for future option grants and other awards under the 1996 Stock Plan and the Directors Plan. See "Management - Stock Plans." The Company intends to file a registration statement under the Securities Act to register all of the shares of Common Stock reserved for issuance, including shares subject to previously granted options, under the 1996 Stock Plan and the Directors Plan. Such registration statement is expected to be filed as soon as practicable after the date of this Report and will automatically become effective upon filing. Shares issued under the 1996 Stock Plan and the Directors Plan after the registration statement is filed may thereafter be sold in the open market, subject, in the case of various holders, as applicable, to the Rule 144 volume limitations applicable to affiliates.

                        DESCRIPTION OF CAPITAL STOCK


        The following description of the capital stock of the Company and certain provisions of the Company's Restated Certificate of Incorporation (the "Certificate") and Bylaws ("Bylaws") is a summary and is qualified in its entirety by the provisions of the Certificate and Bylaws.

        The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value.

Common Stock
------------
        Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities and the liquidation preference, if any, of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future. The transfer agent for the Common Stock is Continental Stock Transfer & Trust Company.

Preferred Stock
---------------
        The Board of Directors, without further action by the stockholders, may issue shares of the Preferred Stock in one or more series and may fix or alter the relative, participating, optional or other rights, preferences, privileges and restrictions, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences and conversion rights, and the description of and number of shares constituting any wholly unissued series of Preferred Stock. The Board of Directors, without further stockholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. No shares of Preferred Stock presently are outstanding and the Company currently has no plans to issue shares of Preferred Stock. The issuance of Preferred Stock in certain circumstances may have the effect of delaying or preventing a change of control of the Company without further action by the stockholders, may discourage bids for the Company's Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price and the voting and other rights of the holders of Common Stock.

Warrants
--------
        See Item 1 for a description of the Warrants. Continental Stock Transfer & Trust Company is the transfer agent for the Warrants.

Delaware Law and Certain Corporate Provisions
---------------------------------------------
        The Company is subject to the provisions of Section 203 of the General Corporation Law ("GCL") of Delaware. In general, this statute prohibits a publicly held Delaware corporation from engaging under certain circumstances in a "business combination" with an "interested stockholder," for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date on which the stockholder became an interested stockholder the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder, (ii) the stockholder owned more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or shares held in certain employee stock plans) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, or
(iii) the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or subsequent to the date of the business combination. An "interested stockholder" is a person who (i) owns 15% or more of the corporation's voting stock or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the prior three years. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder.

        The Company's Restated Certificate of Incorporation and Bylaws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential "anti-takeover" effect in that such provisions may delay or prevent a change of control of the Company. These provisions include (a) the authority of the Board of Directors to issue series of Preferred Stock with such voting rights and other powers as the Board of Directors may determine; (b) a provision that a vote of not less than two-thirds of the outstanding shares entitled to vote thereon is required for an amendment to the Bylaws; (c) a requirement that a vote of not less than two-thirds of the voting power of shares entitled to vote generally for the election of directors is required to amend provisions of the Certificate relating to
(i) the calling of special stockholder meetings, (ii) the amendment of the Bylaws; and (d) notice requirements in the Bylaws relating to nominations to the Board of Directors and to the raising of business matters at stockholders meetings.

        The Restated Certificate of Incorporation provides that the Company is subject to the provision of Section 302 of the GCL. In general, this statute allows any court of equitable jurisdiction in the State of Delaware, upon proper application by the Company or any of its creditors or stockholders, to order a meeting of creditors or stockholders whenever a compromise or arrangement is proposed between the Company and its creditors or the Company and its stockholders. Any compromise, arrangement or reorganization of the Company that is approved by a majority in number representing three-fourths in value of the creditors or stockholders, as the case may be, and sanctioned by the court to which the application was made shall be binding on all of the creditors or stockholders, as the case may be, and the Company.

Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

                      (a)    Financial Statements of Business Acquired.

                             (1) Audited balance sheets of Alliance
               Research Corporation, a California corporation and predecessor of ORA Electronics, Inc. ("Alliance"), at March 31, 1995 and 1996 and audited statements of income and cash flows for the fiscal years ended March 31, 1994, 1995 and 1996.

                             (2) Unaudited balance sheets of Alliance at
               September 30, 1995 and 1996 and unaudited statements of income and cash flows for the six months then ended.

                      (b)    Pro Forma Financial Information.

                             (1) Pro Forma unaudited balance sheet at
               September 30, 1996 of ORA Electronics, Inc. and unaudited pro forma statements of income and cash flows for the sixth month period then ended giving effect to the Reincorporation Merger, the North American Merger, the termination of S Corp. status, the issuance of the DLS Securities and the issuance of the Off-Shore Shares.

                      (c)    Exhibits.

                           2.1 Plan of Reorganization of North American Energy of Delaware, Inc. (incorporated by reference from North American's Current Report on Form 8-K/A dated December 10, 1996).

                           2.2    Agreement and Plan of Merger between
                                  ORA Electronics, Inc., a Delaware
                                  corporation, and North American Energy
                                  of Delaware, Inc., a Delaware
                                  corporation, dated December 20, 1996.

                           3.1    Restated Certificate of Incorporation
                                  of ORA Electronics, Inc.

                           3.2    Bylaws of ORA Electronics, Inc.

                           4.1    Specimen Common Stock Certificate
                                  of ORA Electronics, Inc.

                           4.2    Specimen Class A Warrant Certificate.

                           4.3    Specimen Class B Warrant Certificate.

                           4.4    Specimen Class C Warrant Certificate.

                           4.5    Specimen Class D Warrant Certificate.

                           4.6 Warrant Agreement between ORA Electronics, Inc. and Continental Stock Transfer and Trust Company dated as of December 20, 1996.

                           23.1   Independent Auditors' Consent of
                                  Tanner, Mainstain & Hoffer.

                           23.2   Independent Auditors' Consent of
                                  Richard & Hedrick.

                           99.1 Letter Agreement dated as of December 19, 1996 between ORA Electronics, Inc. and DLS Financial Services, Inc.

                           99.2   Registration Rights Agreement between
                                  ORA Electronics, Inc. and The Cooper
                                  Family Living Trust dated as of
                                  December 20, 1996.

                           27     Financial Data Schedule.


        Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 20, 1996

                                   ORA ELECTRONICS, INC.,
                                   as successor to North American
                                   Energy of Delaware, Inc.


                                   By: /s/ Gershon N. Cooper
                                      ------------------------------------
                                       Gershon N. Cooper
                                       Chief Executive Officer and President

                       ALLIANCE RESEARCH CORPORATION

                            FINANCIAL STATEMENTS

                       MARCH 31, 1996, 1995 AND 1994

                       ALLIANCE RESEARCH CORPORATION


                             TABLE OF CONTENTS



                                                                        Page
                                                                        ----

Independent Auditors' Report of Tanner, Mainstain & Hoffer  ...........    1

Independent Accountants' Report of Richard & Hedrick...................    2

Balance Sheets  .......................................................  3-4

Statements of Operations and Retained Earnings  .......................    5

Statements of Cash Flows  .............................................  6-7

Notes to Financial Statements  ........................................ 8-14











                                    -ii-

                           INDEPENDENT AUDITORS' REPORT



     To the Board of Directors

     ALLIANCE RESEARCH CORPORATION


     We have audited the accompanying balance sheet of Alliance Research Corporation (an S corporation) as of March 31, 1996, and the related statements of operations and retained earnings and the statements of cash flows for the years ended March 31, 1996 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits. The financial statements of Alliance Research Corporation as of March 31, 1995, were audited by other auditors whose report dated September 30, 1996, expressed an unqualified opinion on those statements.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Research Corporation as of March 31, 1996, and the results of its operations and cash flows for the years ended March 31, 1996 and 1994, in conformity with generally accepted accounting principles.

     TANNER, MAINSTAIN & HOFFER
        AN ACCOUNTANCY CORPORATION


     Los Angeles, California

     November 6, 1996

                                      -1-

                           REPORT OF INDEPENDENT ACCOUNTANTS



     September 30, 1996


     To the Board of Directors and Stockholders of Alliance Research Corporation


     In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Alliance Research Corporation at March 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The financial statements of Alliance Research Corporation for the years ended March 31, 1994 and 1993 were audited by other independent accountants whose report dated September 7, 1994 expressed an unqualified opinion on those statements.




     RICHARD & HEDRICK




                                      -2-

                       ALLIANCE RESEARCH CORPORATION
                               BALANCE SHEETS
                          MARCH 31, 1996 AND 1995



                                   ASSETS
                                   ------
                                                 1996          1995
                                                 ----          ----
Current assets:
  Cash and cash equivalents  (NOTE 1)        $   357,995   $   657,803
  Trade accounts receivable, less
    allowance for doubtful accounts of
    $2,184,718 and $1,042,000 (NOTE 1)         3,333,820     3,150,450
  Inventories (NOTES 1 AND 9)                  5,812,730     5,668,446
  Loan receivable, officer  (NOTE 3)             243,982          --
  Prepaid expenses  (NOTE 2)                     448,115       494,994
                                             -----------   -----------
        Total current assets                  10,196,642     9,971,693
                                             -----------   -----------
Property and equipment, at cost:
 (NOTE 1)
  Land                                         2,900,000     2,900,000
  Building and improvements                    4,161,669     4,145,353
  Machinery and equipment                        744,061       701,679
  Computer equipment                             645,327       440,242
  Furniture and fixtures                         491,534       491,534
                                             -----------   -----------
                                               8,942,591     8,678,808
  Less:  Accumulated depreciation
         and amortization                      2,372,893     2,056,996
                                             -----------   -----------
         Total property and equipment, net     6,569,698     6,621,812
                                             -----------   -----------
Other assets                                     362,603       427,438
                                             -----------   -----------
           TOTAL ASSETS                      $17,128,943   $17,020,943
                                             ===========   ===========





              See accompanying notes to financial statements.

                                    -3-

                       ALLIANCE RESEARCH CORPORATION
                               BALANCE SHEETS
                          MARCH 31, 1996 AND 1995



                    LIABILITIES AND STOCKHOLDERS' EQUITY
                    ------------------------------------

                                                 1996          1995
                                                 ----          ----
Current liabilities:
  Current portion of long-term debt          $    57,267   $    51,905
    (NOTE 5)
  Note payable, bank  (NOTE 4)                 4,000,000     3,000,000
  Accounts payable  (NOTE 8)                   1,838,641     1,270,147
  Accrued interest  (NOTE 5)                   1,674,960     1,398,246
  Other accrued expenses                         536,187       838,227
  Notes payable  (NOTE 10)                       275,000       350,000
  Accrued salaries and commissions               279,769       170,178
                                             -----------   -----------
        Total current liabilities              8,661,824     7,078,703

Long-term debt (NOTE 5)                        7,188,902     7,246,168
                                             -----------   -----------
Total liabilities                             15,850,726    14,324,871
                                             -----------   -----------

Commitments and contingencies
  (NOTES 4, 5 AND 11)

Stockholders' equity:
  Common stock, $10 par value;
    authorized 25,000 shares; issued
    and outstanding 1,000 shares                  10,000        10,000
  Retained earnings                            1,268,217     2,686,072
                                             -----------   -----------
        Total stockholders' equity             1,278,217     2,696,072
                                             -----------   -----------
        TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY                $17,128,943   $17,020,943
                                             ===========   ===========






              See accompanying notes to financial statements.


                                    -4-

                       ALLIANCE RESEARCH CORPORATION
               STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
             FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994



                                       1996            1995            1994
                                       ----            ----            ----

Net sales (NOTE 8)                 $ 24,110,436    $ 25,308,778    $ 20,398,962

Cost of goods sold                   15,354,206      15,687,331      10,559,143
                                   ------------    ------------    ------------

Gross profit                          8,756,230       9,621,447       9,839,819
                                   ------------    ------------    ------------

Operating expenses:
  Selling and shipping expenses       3,997,970       4,161,196       3,767,825
  General and administrative
    expenses                          5,202,191       4,407,590       4,183,391
                                   ------------    ------------    ------------

    Total operating expenses          9,200,161       8,568,786       7,951,216
                                   ------------    ------------    ------------

Other (income) expenses:
  Interest expense                    1,056,529         898,534         782,647
  Interest/other income                 (58,783)        (56,790)         (3,989)
                                   ------------    ------------    ------------

    Total other expenses, net           997,746         841,744         778,658
                                   ------------    ------------    ------------

        Total expenses               10,197,907       9,410,530       8,729,874
                                   ------------    ------------    ------------

Income (loss) before income taxes    (1,441,677)        210,917       1,109,945

Provision for  taxes (benefit)          (23,822)         27,861          32,633
                                   ------------    ------------    ------------

NET INCOME (LOSS)                    (1,417,855)        183,056       1,077,312

RETAINED EARNINGS,
  BEGINNING OF YEAR                   2,686,072       3,253,016       2,175,704

LESS:  DIVIDENDS PAID                      --          (750,000)           --
                                   ------------    ------------    ------------
RETAINED EARNINGS,
  END OF YEAR                      $  1,268,217    $  2,686,072    $  3,253,016
                                   ============    ============    ============


              See accompanying notes to financial statements.

                                    -5-

                       ALLIANCE RESEARCH CORPORATION
                          STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                 1996           1995           1994
                                                 ----           ----           ----
Cash flows used in operating activities:
Net income (loss)                            $(1,417,855)   $   183,056    $ 1,077,312
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
      Depreciation and amortization              321,659        283,473        309,019
      Provision for losses and returns on
        accounts receivable                    1,142,718        553,000        (54,082)
      Gain on sale of fixed assets                  (600)          --           (1,000)
      Changes in assets and liabilities:
        Accounts receivable                   (1,326,089)    (1,659,405)       (45,464)
        Tax refund receivable                       --             --           27,227
        Inventories                             (144,284)      (991,593)    (1,570,642)
        Prepaid expenses                          46,879       (206,569)        (6,818)
        Other assets                              64,835       (346,485)      (116,998)
        Accounts payable, accrued interest
          and other accrued expenses             543,168      1,357,967        483,517
        Accrued salaries and commissions         109,591        (38,841)       (21,538)
                                             -----------    -----------    -----------
Net cash provided by (used in)
  operating activities                          (659,978)      (865,397)        80,533
                                             -----------    -----------    -----------
Cash flows from investing activities:
  Proceeds from sale of fixed assets                 600           --            1,000
  Loan receivable, officer                      (243,982)          --             --
  Capital expenditures                          (269,544)      (250,750)       (56,654)
                                             -----------    -----------    -----------
Net cash used in investing activities           (512,926)      (250,750)       (55,654)
                                             -----------    -----------    -----------
Cash flows from financing activities:
  Payment of Dividends                              --         (750,000)          --
  Borrowings from notes                             --          350,000           --
  Repayment of note payable                      (75,000)          --             --
  Repayment of trust deed payable                (51,904)       (47,042)       (42,635)
  Net borrowings under line of credit          1,000,000      1,800,000        200,000
                                             -----------    -----------    -----------
Net cash provided by financing activities        873,096      1,352,958        157,365
                                             -----------    -----------    -----------

                                                              (continued on next page)

              See accompanying notes to financial statements.

                                    -6-

                       ALLIANCE RESEARCH CORPORATION
                          STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994


(CONTINUED):

                                               1996           1995           1994
                                               ----           ----           ----

Net increase (decrease) in cash and
  cash equivalents                           $(299,808)     $ 236,811      $ 182,244

Cash and cash equivalents at
  beginning of year                            657,803        420,992        238,748
                                             ---------      ---------      ---------

Cash and cash equivalents at end of year     $ 357,995      $ 657,803      $ 420,992
                                             =========      =========      =========

Supplemental disclosure of cash flow
 information:
   Interest paid                             $ 758,018      $ 675,490      $ 544,972
                                             =========      =========      =========

   Income taxes paid                         $   6,500      $  27,861      $  20,893
                                             =========      =========      =========















              See accompanying notes to financial statements.

                                    -7-

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Business
      --------
      Alliance Research Corporation ("the Company") is a wholesale distributor of electronic parts and accessories with customers throughout the United States. In addition, the Company undertakes research in connection with the development of its own products with customers throughout the United States. The Company is organized into divisions comprising cellular telephone antennas and accessories, computer cables and inter-connect accessories, stereo and video installation accessories and consumer electronic original and replacement parts and accessories.

      Cash Equivalents
      ----------------
      Cash equivalents include short-term investments with original maturities of 90 days or less.

      Allowance For Sales Returns And Doubtful Accounts
      -------------------------------------------------
      The Company reduces gross sales by the amount of discounts and returns to determine net sales. The Company estimates a reserve for returns based on historical experience and the amount of gross sales. The reserve is adjusted periodically to reflect the Company's actual return experience. The Company provides allowances for doubtful accounts receivable when it determines that such amounts are uncollectible. Actual bad debt and sales return experience has been in line with management's expectations. As of March 31, 1996 and 1995, the allowances are as follows:

                                                  March 31,
                                                  ---------
                                         1996                   1995
                                         ----                   ----
      Doubtful accounts               $  570,111             $  175,000
      Sales returns                    1,614,607                867,000
                                      ----------             ----------
                                      $2,184,718             $1,042,000
                                      ==========             ==========
      Inventories
      -----------
      Inventories are stated at the lower of cost (determined on a weighted average cost basis) or market. Market value is based upon net realizable value. Appropriate consideration is given to deterioration, obsolescence, and other factors in evaluating net realizable value.

      Property And Equipment
      ----------------------
      Property and equipment are stated at cost. Major renewals and improvements are capitalized while maintenance and repairs are

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

      NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

      expensed as incurred. Property and equipment are depreciated on the straight-line and accelerated methods over the estimated useful lives of the property as follows:

                    Assets                        Useful Life
                    ------                        -----------
               Building and improvements         31.5-39 years
               Machinery and equipment           5-7 years
               Computer equipment                5 years
               Furniture and fixtures            5-7 years

      Interest and taxes have been capitalized in connection with the construction of building improvements. The capitalized interest and taxes are included in the cost of the building and are being amortized over the building's estimated useful life.

      Depreciation expense charged to operations was $321,659, $283,473, and $309,019 for the years ended March 31, 1996, 1995, and 1994, respectively.

      Revenues
      --------
      Revenues are recognized upon shipment of product to customers.

      Reclassifications
      -----------------
      Certain accounts in the March 31, 1995 and 1994, financial statements were reclassified to be consistent with the current year presentation. The reclassifications have no effect on net income previously reported.

      Goodwill
      --------
      Goodwill consists of the excess of consideration paid over the fair value of net assets acquired and is amortized on a straight-line basis over 40 years. Goodwill of $299,188 and $320,985 at March 31, 1996 and 1995, respectively, is included in other assets with accumulated amortization of $13,805 and $5,646 at March 31, 1996 and 1995, respectively. (NOTE 10)

      Use Of Estimates
      ----------------
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      Advertising
      -----------
      Advertising costs are charged to operations when incurred.

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994


NOTE 2 - ELECTION OF S CORPORATION STATUS:

      The Company, with the consent of its shareholders, elected S corporation status effective April 1, 1987, for both federal and state income tax purposes. In lieu of federal corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. For state purposes, S corporations are taxed at a rate of 1 1/2% of taxable income for the years ended March 31, 1996 and 1995, and 2.5% for the year ended March 31, 1994. Accordingly, a provision for state income taxes is reflected in the accompanying statement of operations and retained earnings.

      In connection with the S corporation election, the Company also elected to retain its fiscal year of March 31. According to Internal Revenue Service regulations, to compensate the government for the tax deferral obtained through the use of a taxable year other than the required taxable year of December 31, the Company is obligated to make an annual "required payment" on May 15. This payment is considered a deposit and is refundable when there is no longer a tax deferral resulting from the use of a fiscal year end other that December 31. The amounts deposited as "required payments" for the years ended March 31, 1996 and 1995, are $219,927 and $332,022, respectively, and are reflected as part of prepaid expenses in the accompanying balance sheet.

NOTE 3 -LOAN RECEIVABLE, OFFICER:

      At March 31, 1996, the Company had advanced a total of $243,982 to its officers/shareholders. This loan bears interest at a rate of 5.05% and it is expected to be repaid during the fiscal year ending March 31, 1997. As of March 31, 1996, the Company had accrued interest receivable on this loan in the amount of $20,080. Subsequent to March 31, 1996, the Company made advances of an additional $150,000 to its officers/shareholders. These advances are also expected to be repaid during the fiscal year ending March 31, 1997.

NOTE 4 - NOTE PAYABLE, BANK:

      At March 31, 1996 and 1995, the Company had a line of credit available in the amount of $5,000,000. As of these dates, the Company had drawn on the line of credit $4,000,000 and $3,000,000, respectively. The line of credit is secured by all inventory, equipment, and accounts receivable of the Company and are personally guaranteed by the Company's officers/shareholders. The revolving line of credit agreement is effective through October 31, 1996, and has been extended to December 31, 1996. At the Company's election, borrowings incur interest at the bank's prime rate (8.25% and 9.0% at

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

NOTE 4 - NOTE PAYABLE, BANK  (CONTINUED):

      March 31, 1996 and 1995, respectively) or the Eurodollar rate (LIBOR) plus 2.00%.

      Under the line of credit facility, the Company is required to maintain various covenants. These covenants include meeting certain tangible net worth, debt to equity ratios, and certain restrictions on the amount of capital expenditures, additional indebtedness, and the payment of dividends. At March 31, 1996, and since then, the Company has not been in compliance with various bank covenants relating to tangible net worth and certain liquidity ratios. The bank has waived all covenant violations and limited the amount to be drawn on the line to $4,500,000. The Company is currently negotiating with lending institutions for a total financing plan which would include retiring the line of credit when it becomes due and payable.

      In August 1996, the Company drew an additional $500,000 from their line of credit.

NOTE 5 - LONG-TERM DEBT:
                                                          1996         1995
                                                          ----         ----
      Long-term debt consists of the following:

      Trust deed payable, secured by certain real
      estate, payable in monthly installments of
      $43,418 including interest at 9.875% per
      annum, due February 2019                         $4,721,969   $4,773,873

      Note payable to contractor of services,
      unsecured, payable interest only accruing
      at a rate of 7% per annum, due February 2001,
      subordinated to the bank line of credit           1,374,200    1,374,200

      Note payable to former contractor of services,
      unsecured, payable interest only accruing at
      a rate of 7% per annum, due February 2001,
      subordinated to the bank line of credit             500,000      500,000

      Note payable to contractor of services,
      unsecured, payable interest only accruing at
      a rate of 7% per annum, due June 2000,
      subordinated to the bank line of credit             650,000      650,000
                                                       ----------   ----------
                                                        7,246,169    7,298,073
      Less:  current portion                               57,267       51,905
                                                       ----------   ----------
                                                       $7,188,902   $7,246,168
                                                       ==========   ==========

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994


NOTE 5 - LONG-TERM DEBT (CONTINUED):

      At March 31, 1996 and 1995, accrued interest on the subordinated notes payable was $1,629,899 and $1,358,117, respectively. These amounts have been included as part of accrued interest in the accompanying balance sheets.

      Maturities of long-term debt for the years subsequent to March 31, 1996, are as follows:

                              1997              $   57,267
                              1998                  63,186
                              1999                  69,716
                              2000                  76,920
                              2001               2,609,070
                        Thereafter               4,370,010
                                                 ---------
                                                $7,246,169
                                                ==========


NOTE 6 - INCOME TAXES:

      A reconciliation of tax expense computed at California statutory rates is as follows:

                                            For The Year Ended March 31,
                                          --------------------------------
                                          1996         1995          1994
                                          ----         ----          ----

     Pre-tax book income (loss)       $(1,441,677) $   210,917   $ 1,109,945
                                      ===========  ===========   ===========
     Statutory California tax
       at 1.5% for 1996 and 1995,
       respectively, and 2.5%
       for 1994                               800        3,164        27,749

     Other                                (24,622)      24,697         4,884
                                      -----------  -----------   -----------
     Total provision for taxes
       (benefit)                          (23,822) $    27,861   $    32,633
                                      ===========  ===========   ===========

      For tax years beginning on or after January 1, 1994, the California statutory rate changed from 2.5% to 1.5%.

                                    -12-

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

NOTE 7 - 401(K) PROFIT SHARING PLAN:

      The Company has a defined contribution Profit Sharing 401(k) Savings Plan which covers substantially all of its employees. The plan became effective on January 1, 1992. Under the terms of the plan, employees can elect to defer up to 20% of their wages, subject to certain IRS limitations, by making voluntary contributions to the plan. Additionally, the Company can, at its discretion, match 100% of the voluntary contributions not to exceed $250. The Company has received determination letters from the IRS indicating that the above plan is qualified within the terms of the applicable provisions of ERISA.

      For the years ended March 31, 1996, 1995, and 1994, the Company contributed $11,006, $5,291, and $16,979, respectively, to the plan on behalf of its employees.

NOTE 8 -MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

      At March 31, 1996, approximately 41% of the trade accounts receivable were represented by one customer. During the year ended March 31, 1996, approximately 37% of the net sales were represented by two customers. At March 31, 1995, approximately 64% of the trade accounts receivable were represented by two customers. During the year ended March 31, 1995, approximately 21% of the net sales were represented by one customer.

      To reduce credit risk, the Company performs ongoing credit evaluations of its customers financial conditions, but does not generally require collateral.

      The Company purchases substantially all of its inventory through a foreign trading company. The trading company negotiates purchases with various foreign manufacturing companies and remits payment to these companies. The amount due to the trading company as of March 31, 1996 and 1995 was $1,217,982 and $964,000, respectively, and is included in accounts payable. A major shareholder of the foreign trading company is also the contractor of services (NOTE 5).

      The Company maintains cash balances with two banks. The amounts on deposit at one financial institution at March 31, 1996 and 1995, exceeded the $100,000 federally insured limit. The Company is exposed to credit loss for the amount in excess of the federally insured limit in the event of nonperformance by the related financial

                                    -13-

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994


      institution. However, management does not anticipate nonperformance by these financial institutions.

NOTE 9 - LOWER OF COST OR MARKET ADJUSTMENT:

      Adjustments of $989,000 and $100,000 were made in the fiscal years ended March 31, 1995 and 1994, respectively, to reflect inventory at the lower of cost or market, as determined by management's estimates of value below the Company's cost.

NOTE 10 - NOTES PAYABLE:

      At March 31, 1995, the Company has unsecured notes payable bearing no interest, totaling $350,000 to the former owners of a company acquired in May 1994, due in May 1995. The note holders are currently employed with the Company. In May 1995, the Company paid $75,000 of the notes and amended the notes to bear interest at the annual rate of 7.5% with the unpaid balance of $275,000 due in full in May 1996. In April 1996, the Company paid off the remaining balance to the note holders without any interest. Since the Company and the note holder have mutually agreed to waive the interest portion of the note payable, interest in these notes have been imputed at a rate of 7.5% per annum, with a corresponding reduction in the value of goodwill (NOTE 1).

NOTE 11 - CONTINGENCIES:

      The Company is involved in certain legal proceedings which arise in the ordinary course of its business. While any litigation contains an element of uncertainty, management believes that the outcome of such proceedings will not have a material adverse effect on the Company's results of operations.

NOTE 12 - RESEARCH AND DEVELOPMENT EXPENSES:

      Research and development expenses for the years ended March 31, 1996, 1995, and 1994 was approximately $76,572, $60,477, and $44,909, respectively.

NOTE 13 - SUBSEQUENT EVENTS:

      In June, 1996, the Company initiated preliminary discussions with North American Energy of Delaware, Inc. ("North American Energy"), a publicly-held company, regarding the possibility of a potential merger with the Company. On September 13, 1996, North American Energy filed a Plan of Reorganization with the United States Bankruptcy


                                    -14-

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

      Court whereby North American Energy would merge into a new corporation, ORA Electronics, Inc. ("ORA"), a Delaware corporation. Concurrent with this proposed transaction, the Company would also merge its assets and liabilities into ORA and ORA would become the surviving corporation of such a merger. The contemplated transaction is structured as a tax-free exchange of stock and is scheduled to be completed in December 1996, subject to approval by the United States Bankruptcy Court and the existing creditors of North American Energy. When the proposed transaction has been consummated, ORA would become a public company subject to the reporting requirements of the Securities Exchange Act of 1934.







                                    -15-

                       ALLIANCE RESEARCH CORPORATION

                            FINANCIAL STATEMENTS

                      FOR THE SIX MONTH PERIODS ENDED

                 SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995

                                (UNAUDITED)

                       ALLIANCE RESEARCH CORPORATION
                               BALANCE SHEET
                                              September 30,
                                                  1996           March 31,
                                               (Unaudited)         1996
                                               -----------      ----------
                                  ASSETS
Current assets:
    Cash and cash equivalents (Note 1)        $    987,336    $    357,995
    Trade accounts receivable, less
      allowances for sales returns and
      doubtful accounts (Note 1)                 2,869,689       3,333,820
    Inventories (Note 1)                         6,289,950       5,812,730
    Loan receivable, officer (Note 3)              474,836         243,982
    Prepaid expenses (Note 2)                      350,876         448,115
                                              ------------    ------------
          Total current assets                  10,972,687      10,196,642

Property and equipment, less accumulated
  depreciation (Note 4)                          6,466,953       6,569,698
Other assets (Note 1)                              341,093         362,603
                                              ------------    ------------
          Total assets                        $ 17,780,733    $ 17,128,943
                                              ============    ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt
      (Note 6)                                $     29,338    $     57,267
    Note payable to bank (Note 5)                4,500,000       4,000,000
    Accounts payable                             3,300,264       1,838,641
    Accrued interest (Note 6)                    1,783,631       1,674,960
    Other accrued expenses                       1,859,543         815,956
    Note payable (Note 7)                                0         275,000
                                              ------------    ------------
          Total current liabilities             11,472,776       8,661,824

Long-term debt (Note 6)                          7,186,602       7,188,902
                                              ------------    ------------
          Total liabilities                     18,659,378      15,850,726
                                              ------------    ------------

Commitments and contingencies (Note 10)

Stockholders' equity:
    Common stock $10 par value; authorized
      25,000 shares; issued and outstanding
      1,000 shares                                  10,000          10,000
    Retained earnings (deficit)                   (888,645)      1,268,217
                                              ------------    ------------
          Total stockholders' equity              (878,645)      1,278,217
                                              ------------    ------------
          Total liabilities and
            stockholders' equity              $ 17,780,733    $ 17,128,943
                                              ============    ============

               See Accompanying notes to financial statements

                       ALLIANCE RESEARCH CORPORATION

                 STATEMENT OF INCOME AND RETAINED EARNINGS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30,
                                (Unaudited)


                                                 1996            1995
                                             ------------    ------------

Net sales                                    $  8,200,208    $ 11,504,592

Cost of goods sold                              6,189,650       8,083,543
                                             ------------    ------------

              Gross profit                      2,010,558       3,421,049
                                             ------------    ------------

Operating expenses:
       Selling and shipping expenses            1,528,435       1,760,984
       General and administrative expenses      2,164,075       2,225,258
                                             ------------    ------------

              Total operating expenses          3,692,510       3,986,242
                                             ------------    ------------

              Operating income (loss)          (1,681,952)       (565,193)

Interest expense                                  474,910         288,547
                                             ------------    ------------

              Net income (loss)                (2,156,862)       (853,740)

Retained earnings, beginning of period          1,268,217       2,686,072
                                             ------------    ------------

Retained earnings (deficit), end of period   ($   888,645)   $  1,832,332
                                             ============    ============



               See Accompanying notes to financial statements

                       ALLIANCE RESEARCH CORPORATION
                          STATEMENT OF CASH FLOWS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30,
                                (Unaudited)

                                                        1996            1995
                                                     ----------      ----------

Cash flows from operating activities:
Net income (loss)                                    ($2,156,862)   ($  853,740)
Adjustments to reconcile net income (loss)
  to net cash provided by (used in) operating
  activities:
    Depreciation and amortization                        179,772        161,674
    Provision for losses and sales returns               789,723      1,195,606
    Changes in assets and liabilities:
      Accounts receivable                              2,487,142     (2,351,485)
      Inventories                                       (477,220)     1,749,167
      Loan receivable, officer                          (230,854)      (409,892)
      Prepaid expenses                                    97,239         85,102
      Accounts payable                                (1,361,123)      (437,602)
      Accrued interest                                    28,665        (40,119)
      Other accrued expenses                           1,123,613        624,264
                                                     -----------    -----------
         Net cash provided by (used in)
           operating activities                          480,095       (277,025)
                                                     -----------    -----------
Cash flows from investing activities:
  Capital expenditures                                   (45,524)       (54,652)
                                                     -----------    -----------
Cash flows from financing activities:
  Repayment of note payable                             (275,000)       (75,000)
  Repayment of trust deed payable                        (30,230)       (25,314)
  Net borrowings under line of credit                    500,000              0
                                                     -----------    -----------
        Net cash provided (used in)
          by financing activities                        194,770       (100,314)
                                                     -----------    -----------
        Net increase (decrease) in cash
          and cash equivalents                           629,341       (431,991)

Cash and cash equivalents at beginning of period         357,995        657,803
                                                     -----------    -----------
        Cash and cash equivalents at end of period   $   987,336    $   225,812
                                                     ===========    ===========

Supplemental disclosure of cash flow information
  Interest paid                                      $   474,910    $   288,547
                                                     ===========    ===========

  Income taxes paid                                  $         0    $         0
                                                     ===========    ===========

               See Accompanying notes to financial statements

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
                                (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business
--------
Alliance Research Corporation (the "Company") is a wholesale distributor of electronic parts and accessories with customers throughout the United States. In addition, the Company undertakes research in connection with the development of its own products with customers throughout the United States. The Company is organized into divisions comprised of cellular telephone antennas and accessories, computer cables and inter-connect accessories, stereo and video installation accessories and consumer electronic original and replacement parts and accessories.

Cash Equivalents
----------------
Cash equivalents include short-term investments with original maturities of 90 days or less.

Allowance for Sales Returns and Doubtful Accounts
-------------------------------------------------
The Company reduces gross sales by the amount of discounts and returns to determine net sales. The Company estimates a reserve for returns based on historical experience and the amount of gross sales. The reserve is adjusted periodically to reflect the Company's actual return experience. The Company provides allowances for doubtful accounts receivable when it determines that such amounts are uncollectible. Actual bad debt and sales return experience has been in line with management's expectations. The allowances are as follows at the following dates:

                                      September 30        March 31
                                          1996              1996
                                      ------------        --------
          Doubtful accounts            $  400,000        $  570,111
          Sales returns                 1,514,471         1,614,607
                                       ----------        ----------
                                       $1,914,471        $2,184,718
                                       ==========        ==========

Inventories
-----------
Inventories are stated at the lower of cost (determined on a weighted average cost basis) or market. Market value is based upon net realizable value. Appropriate consideration is given to deterioration, obsolescence, and other factors in evaluating net realizable value.

Revenues
--------
Revenues are recognized upon shipment of product to customers.

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
                                (Unaudited)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Goodwill
--------
Goodwill consists of the excess of consideration paid over the fair value of net assets acquired and is amortized on a straight-line basis against income over 40 years. Goodwill of $299,843 and $299,188 at September 30, 1996 and March 31, 1996 is included in other assets with accumulated amortization of $17,935 and $13,805 at September 30, 1996 and March 31, 1996.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affects certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk
----------------------------
The Company maintains cash balances with two banks. The amounts on deposit at one financial institution exceeds the $100,000 federally insured limit.

Advertising
-----------
Advertising costs are charged to operations when incurred.


NOTE 2 - ELECTION OF S CORPORATION STATUS:

The Company, with the consent of its shareholders, has elected S corporation status effective April 1, 1987 for both federal and state income tax purposes. In lieu of federal corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. For state purposes, S corporations are taxed at a rate of 1 1/2% of taxable income. A provision for state income taxes is reflected in the accompanying statement of income and retained earnings.

In connection with the S corporation election, the Company also elected to retain its fiscal year end of March 31. According to Internal Revenue Service regulations, to compensate the government for the tax deferral obtained through the use of a taxable year end other than the required taxable year end of December 31, the Company is obligated to make an annual "required payment" on May 15. This payment is considered a deposit and is refundable when there is no longer a tax deferral resulting from the use of

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
                                (Unaudited)


a fiscal year end other than December 31. The amounts deposited as "required payment" for the year ended March 31, 1996 is $219,927, and is reflected as part of prepaid expenses in the accompanying balance sheet.


NOTE 3 - LOAN RECEIVABLE, OFFICER:

This loan bears interest at a rate of 5.05% and it is expected to be repaid during the fiscal year ending March 31, 1997.


NOTE 4 - PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost. Major renewals and improvements are capitalized while maintenance and repairs are expensed as incurred. Interest and taxes have been capitalized in connection with the construction of building improvements. The capitalized interest and taxes are included in the cost of the building and are being depreciated over the building's estimated useful life. Property and equipment are depreciated on the straight-line and accelerated methods over the estimated useful lives of the property as follows:

                                  Useful Life      September 30,    March 31,
Assets                             In Years            1996           1996
------                            ------------     -------------    ---------
Land                                                $2,900,000     $2,900,000
Building and improvements           31.5 - 39        4,161,669      4,161,669
Machinery and equipment                5 - 7           779,212        744,061
Computer equipment                     5               665,699        645,327
Furniture and fixtures                 5 - 7           491,534        491,534
                                                    ----------     ----------

                                                     8,998,114      8,942,591
Less accumulated depreciation                        2,531,161      2,372,893
                                                    ----------     ----------

      Net property and equipment                    $6,466,953     $6,569,698
                                                    ==========     ==========


NOTE 5 - NOTE PAYABLE BANK:

The Company has a line of credit available in the amount of $4,500,000. The line of credit is secured by all inventory, equipment and accounts receivable of the Company and is personally guaranteed by the Company's officers/shareholders. Borrowings on the line of credit incur interest at the bank's prime rate of 8.25%.

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
                                (Unaudited)



Under the line of credit facility, the Company is required to maintain various covenants. These covenants include meeting certain tangible net worth and debt to equity ratios and restrict the amount of capital expenditure, additional indebtedness and the payment of dividends.

The Company is negotiating with lending institutions for a total financing plan which would include retiring the line of credit.

NOTE 6 - LONG-TERM DEBT:
                                               September 30,   March 31,
                                                    1996         1996
                                               -------------   ---------
Long-term debt consists of the following:

Trust deed payable, secured by certain
  real estate, payable in monthly installments
  of $43,418 including interest at 9.875% per
  annum, due February 2019                       $4,691,740   $4,721,969

Note payable to contractor of services,
  unsecured, payable interest only accruing
  at a rate of 7% due February 2001,
  subordinated to the bank line of credit         1,374,200    1,374,200

Note payable to former contractor of services,
  unsecured, payable interest only accruing at
  a rate of 7% per annum due February 2001,
  subordinated to the bank line of credit           500,000      500,000

Note payable to contractor of services,
  unsecured, payable interest only accruing
  at a rate of 7% per annum due June 2000,
  subordinated to the bank line of credit           650,000      650,000
                                                 ----------   ----------
                                                  7,215,940    7,246,169

Less:  current portion                               29,338       57,267
                                                 ----------   ----------
                                                 $7,186,602   $7,188,902
                                                 ==========   ==========

Accrued interest on the subordinated notes payable are reported as accrued interest in the financial statements.

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
                                (Unaudited)



Maturities of long-term debt for the years subsequent to March 31, 1996 are as follows:

                              1997                  57,267
                              1998                  63,186
                              1999                  69,716
                              2000                  76,920
                              2001               2,609,070
                        Thereafter               4,370,010
                                                 ---------
                                                $7,246,169
                                                ==========


NOTE 7 - NOTES PAYABLE:

Notes payable bearing no interest are to the former owners of a Company acquired in May 1994. In April 1996, the Company paid off the remaining balance to the note holders without any interest. Since the Company and the note holder have mutually agreed to waive the interest portion of the note payable, interest in these notes have been imputed at a rate of 7.5% per annum, with a corresponding reduction in the value of goodwill (NOTE 1).

NOTE 8 - 401(k) PROFIT SHARING PLAN:

The Company has a defined contribution Profit Sharing 401(k) Savings Plan which covers substantially all of its employees. The Plan became effective on January 1, 1992. Under the terms of the Plan, employees can elect to defer up to 20% of their wages, subject to certain IRS limitations, by making voluntary contributions to the Plan. Additionally, the Company can, at its discretion, match 100% of the voluntary employee contributions not to exceed $250. The Company has received determination letters from the IRS indicating that the above Plan is qualified within the terms of the applicable provisions of ERISA.

NOTE 9 - MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

At September 30, 1996, approximately 66.3% of the trade accounts receivable were represented by three customers and at March 31, 1996 approximately 41.0% of the trade accounts receivable were represented by one customer. For the six months ended September 30, 1996, two customers accounted for approximately 53.8% of the Company's net sales and for the fiscal year ended March 31, 1996, two customers accounted for approximately 37.0% of the Company's net sales.

To reduce credit risk, the Company performs ongoing credit evaluations of its customers financial conditions but does not generally require collateral.

                       ALLIANCE RESEARCH CORPORATION
                       NOTES TO FINANCIAL STATEMENTS
                                (Unaudited)



The Company purchases substantially all of its inventory through a foreign trading company. The trading company negotiates purchases with various foreign manufacturing companies and remits payment to these companies.

NOTE 10 - CONTINGENCIES:

The Company is involved in legal proceedings which arise in the ordinary course of its business. While any litigation contains an element of uncertainty, management believes that the outcome of such proceedings will not have a material adverse effect on the Company's results of operations.

NOTE 11 - RESEARCH AND DEVELOPMENT EXPENSES:

Research and development expenditures are expensed as incurred and are included in general and administrative expenses.

The total research and development costs for new products for the six months ended September 30, 1996 and 1995 were approximately $330,000 and $325,000 respectively, including $45,000 and $40,000 of purchased materials that do not have alternative future uses.


NOTE 12 - SUBSEQUENT EVENT:

In June 1996, the Company initiated preliminary discussions with North American Energy of Delaware, Inc. ("North American Energy"), a publicly-held company, regarding the possibility of a potential merger with the Company. On September 13, 1996, North American Energy filed a Plan of Reorganization with the United States Bankruptcy Court whereby North American Energy would merge into a new corporation, ORA Electronics, Inc. ("ORA"), a Delaware corporation. Concurrent with this proposed transaction, the Company would also merge its assets and liabilities into ORA and ORA would become the surviving corporation of such a merger. The contemplated transaction is structured as a tax-free exchange of stock and is scheduled to be completed in December 1996, subject to approval by the United States Bankruptcy Court and the existing creditors of North American Energy. When the proposed transaction has been consummated, ORA would become a public company subject to the reporting requirements of the Securities Exchange Act of 1934.

                       ALLIANCE RESEARCH CORPORATION

                       PRO FORMA FINANCIAL STATEMENTS

                       FOR THE SIX MONTH PERIOD ENDED

                             SEPTEMBER 30, 1996

                       ALLIANCE RESEARCH CORPORATION
               PRO FORMA BALANCE SHEET -- SEPTEMBER 30, 1996
                                                     Historical       Pro Forma       Pro Forma
                                                    (Unaudited)      Adjustments     (Unaudited)
                                                    -----------      -----------     -----------
                                  ASSETS
Current assets:
   Cash and cash equivalents (Note 1)               $    987,336    $          0    $    987,336
   Trade accounts receivable, less allowances
     for sales returns and doubtful accounts of
     $1,914,471 (Note 1)                               2,869,689               0       2,869,689
   Inventories (Note 1)                                6,289,950               0       6,289,950
   Loan receivable, officer (Note 3)                     474,836               0         474,836
   Prepaid expenses (Note 2)                             350,876               0         350,876
                                                    ------------    ------------    ------------
       Total current assets                           10,972,687               0      10,972,687
Property and equipment, less accumulated
  depreciation (Note 4)                                6,466,953               0       6,466,953
Other assets (Note 1)                                    341,093               0         341,093
                                                    ------------    ------------    ------------
       Total assets                                 $ 17,780,733    $          0    $ 17,780,733
                                                    ============    ============    ============
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt (Note 6)       $     29,338    $          0    $     29,338
   Note payable to bank (Note 5)                       4,500,000               0       4,500,000
   Accounts payable (Note 15)                          3,300,264      (1,500,000)      1,800,264
   Accrued interest (Notes 6 and 14)                   1,783,631      (1,776,831)          6,800
   Other accrued expenses                              1,859,543               0       1,859,543
   Note payable (Note 7)                                       0               0               0
                                                    ------------    ------------    ------------
       Total current liabilities                      11,472,776      (3,276,831)      8,195,945

Long-term debt (Note 6)                                7,186,602      (2,524,200)      4,662,402
                                                    ------------    ------------    ------------
       Total liabilities                              18,659,378      (5,801,031)     12,858,347
                                                    ------------    ------------    ------------
Commitments and contingencies (Note 10)

Stockholders' equity:
   Common stock $.001 par value; authorized
     30,000,000 shares; issued and outstanding
     6,684,200 shares (Note 13)                           10,000          (3,318)          6,682
   Preferred stock $.001 par value; authorized
     5,000,000 issued and outstanding 0 shares                 0               0               0
   Paid in capital in excess of par (Notes 13,
     14 and 15)                                                0       5,804,349       5,804,349
   Retained earnings (deficit)                          (888,645)              0        (888,645)
                                                                    ------------    ------------
       Total stockholders' equity                       (878,645)      5,801,031       4,922,386
                                                    ------------    ------------    ------------
       Total liabilities and stockholders' equity   $ 17,780,733    $          0    $ 17,780,733
                                                    ============    ============    ============

               See Accompanying notes to financial statements
                                    -2-

                       ALLIANCE RESEARCH CORPORATION
             PRO FORMA STATEMENT OF LOSS AND RETAINED EARNINGS
 FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND THE YEAR ENDED MARCH 31, 1996

                                           Historical                       Pro Forma
                                        Six Months Ended                Six Months Ended     Historical
                                       September 30, 1996   Pro Forma  September 30, 1996    Year Ended
                                           (Unaudited)    Adjustments      (Unaudited)    March 31, 1996

Net sales                                    $  8,200,208    $          0   $  8,200,208    $ 24,110,436

Cost of goods sold                              6,189,650               0      6,189,650      15,354,206
                                              -----------                    -----------     -----------

        Gross profit                            2,010,558               0      2,010,558       8,756,230
                                              -----------                    -----------     -----------
Operating expenses:
    Selling and shipping expenses               1,528,435               0      1,528,435       3,997,970
    General and administrative expenses         2,164,075               0      2,164,075       5,202,191
                                              -----------                    -----------     -----------
        Total operating expenses                3,692,510               0      3,692,510       9,200,161
                                              -----------                    -----------     -----------
        Operating income (loss)                (1,681,952)              0     (1,681,952)       (443,931)

Interest expense                                  474,910               0        474,910         997,746
                                              -----------                    -----------     -----------
        Income (loss) before income taxes      (2,156,862)              0     (2,156,862)     (1,441,677)

Provision for tax benefit                               0               0              0         (23,822)
                                              -----------                    -----------     -----------
        Net loss                               (2,156,862)              0     (2,156,862)     (1,417,855)

Retained earnings, beginning of period          1,268,217               0      1,268,217       2,686,072
                                              -----------                    -----------     -----------
Retained earnings (deficit), end of period   ($   888,645)   $          0   ($   888,645)   $  1,268,217
                                              ===========                    ===========     ===========
Pro forma per share information:

    Net loss                                 ($ 2,156,862)   $          0   ($ 2,156,862)   ($ 1,417,855)

    Net income (loss) per share              $  (2,156.86)   $   2,156.54   ($      0.32)   ($  1,417.86)

    Number of shares outstanding                    1,000       6,683,200      6,684,200           1,000
       (Notes 13, 14 and 15)

               See Accompanying notes to financial statements

                       ALLIANCE RESEARCH CORPORATION
                     PRO FORMA STATEMENT OF CASH FLOWS
                FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996
                                                      Historical     Pro Forma     Pro Forma
                                                     (Unaudited)   Adjustments    (Unaudited)
                                                     -----------   -----------    -----------
Cash flows from operating activities:
Net income (loss)                                    ($2,156,862)   $         0   ($2,156,862)
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
    Depreciation and amortization                        179,772              0       179,772
    Provision for losses and sales returns               789,723              0       789,723
    Changes in assets and liabilities:
       Accounts receivable                             2,487,142              0     2,487,142
       Inventories                                      (477,220)             0      (477,220)
       Loan receivable, officer                         (230,854)             0      (230,854)
       Prepaid expenses                                   97,239              0        97,239
       Accounts payable                               (1,361,123)             0    (1,361,123)
       Accrued interest                                   28,665              0        28,665
       Other accrued expenses                          1,123,613              0     1,123,613
                                                     -----------    -----------   -----------
         Net cash provided by (used in)
           operating activities                          480,095              0       480,095
                                                     -----------    -----------   -----------
Cash flows from investing activities:
  Capital expenditures                                   (45,524)             0       (45,524)
Cash flows from financing activities:
  Repayment of note payable                             (275,000)             0      (275,000)
  Repayment of trust deed payable                        (30,230)             0       (30,230)
  Net borrowings under line of credit                    500,000              0       500,000
                                                     -----------    -----------   -----------
         Net cash provided (used in)
           by financing activities                       194,770              0       194,770
                                                     -----------    -----------   -----------
         Net increase (decrease) in cash
           and cash equivalents                          629,341              0       629,341
Cash and cash equivalents at beginning of period         357,995              0       357,995
                                                     -----------    -----------   -----------
         Cash and cash equivalents at
           end of period                             $   987,336    $         0   $   987,336
                                                     ===========    ===========   ===========
Supplemental disclosure of cash flow information
  Interest paid                                      $   474,910    $         0   $   474,910
                                                     ===========    ===========   ===========
  Income taxes paid                                  $         0    $         0   $         0
                                                     ===========    ===========   ===========

               See Accompanying notes to financial statements

                       ALLIANCE RESEARCH CORPORATION
                  NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business
--------
Alliance Research Corporation (the "Company") is a wholesale distributor of electronic parts and accessories with customers throughout the United States. In addition, the Company undertakes research in connection with the development of its own products with customers throughout the United States. The Company is organized into divisions comprised of cellular telephone antennas and accessories, computer cables and inter-connect accessories, stereo and video installation accessories and consumer electronic original and replacement parts and accessories.

Cash Equivalents
----------------
Cash equivalents include short-term investments with original maturities of 90 days or less.

Allowance for Sales Returns and Doubtful Accounts
-------------------------------------------------
The Company reduces gross sales by the amount of discounts and returns to determine net sales. The Company estimates a reserve for returns based on historical experience and the amount of gross sales. The reserve is adjusted periodically to reflect the Company's actual return experience. The Company provides allowances for doubtful accounts receivable when it determines that such amounts are uncollectible. Actual bad debt and sales return experience has been in line with management's expectations. The allowances are as follows at the following dates:

                                      September 30,    March 31,
                                          1996           1996
                                      -------------    ---------
           Doubtful accounts           $  400,000     $  570,111
           Sales returns                1,514,471      1,614,607
                                       ----------     ----------
                                       $1,914,471     $2,184,718
                                       ==========     ==========

Inventories
-----------
Inventories are stated at the lower of cost (determined on a weighted average cost basis) or market. Market value is based upon net realizable value. Appropriate consideration is given to deterioration, obsolescence, and other factors in evaluating net realizable value.

Revenues
--------
Revenues are recognized upon shipment of product to customers.

                       ALLIANCE RESEARCH CORPORATION
                  NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Goodwill
--------
Goodwill consists of the excess of consideration paid over the fair value of net assets acquired and is amortized on a straight-line basis against income over 40 years. Goodwill of $299,843 and $299,188 at September 30, 1996 and March 31, 1996 is included in other assets with accumulated amortization of $17,935 and $13,805 at September 30, 1996 and March 31, 1996.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affects certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk
----------------------------
The Company maintains cash balances with two banks. The amounts on deposit at one financial institution exceeds the $100,000 federally insured limit.

Advertising
-----------
Advertising costs are charged to operations when incurred.


NOTE 2 - ELECTION OF S CORPORATION STATUS:

The Company, with the consent of its shareholders, has elected S corporation status effective April 1, 1987 for both federal and state income tax purposes. In lieu of federal corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. For state purposes, S corporations are taxed at a rate of 1 1/2% of taxable income. A provision for state income taxes is reflected in the accompanying statement of income and retained earnings.

In connection with the S corporation election, the Company also elected to retain its fiscal year end of March 31. According to Internal Revenue Service regulations, to compensate the government for the tax deferral obtained through the use of a taxable year end other than the required taxable year end of December 31, the Company is obligated to make an annual "required payment" on May 15. This payment is considered a deposit and is refundable when there is no longer a tax deferral resulting from the use of a fiscal year end other than December 31. The amounts deposited as "required payment" for the year ended March 31, 1996 is $219,927, and is reflected as part of prepaid expenses in the accompanying balance sheet.

                       ALLIANCE RESEARCH CORPORATION
                  NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                (Unaudited)


Upon completion of the merger with North American Energy of Delaware, Inc. the company's S corporation status will automatically terminate.

NOTE 3 - LOAN RECEIVABLE, OFFICER:

This loan bears interest at a rate of 5.05% and it is expected to be repaid during the fiscal year ending March 31, 1997.


NOTE 4 - PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost. Major renewals and improvements are capitalized while maintenance and repairs are expensed as incurred. Interest and taxes have been capitalized in connection with the construction of building improvements. The capitalized interest and taxes are included in the cost of the building and are being depreciated over the building's estimated useful life. Property and equipment are depreciated on the straight-line and accelerated methods over the estimated useful lives of the property as follows:

                                  Useful Life    September 30,      March 31,
Assets                              In Years         1996             1996
------                            ------------   -------------     ----------

Land                                              $2,900,000       $2,900,000
Building and improvements          31.5 - 39       4,161,669        4,161,669
Machinery and equipment               5 - 7          779,212          744,061
Computer equipment                    5              665,699          645,327
Furniture and fixtures                5 - 7          491,534          491,534
                                                  ----------       ----------
                                                   8,998,114        8,942,591
Less accumulated depreciation                      2,531,161        2,372,893
                                                  ----------       ----------

      Net property and equipment                  $6,466,953       $6,569,698
                                                  ==========       ==========


NOTE 5 - NOTE PAYABLE BANK:

The Company has a line of credit available in the amount of $4,500,000. The line of credit is secured by all inventory, equipment and accounts receivable of the Company and is personally guaranteed by the Company's officers/shareholders. Borrowings on the line of credit incur interest at the bank's prime rate of 8.25%.

                       ALLIANCE RESEARCH CORPORATION
                  NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                (Unaudited)


Under the line of credit facility, the Company is required to maintain various covenants. These covenants include meeting certain tangible net worth and debt to equity ratios and restrict the amount of capital expenditure, additional indebtedness and the payment of dividends.

The Company is negotiating with lending institutions for a total financing plan which would include retiring the line of credit.

NOTE 6 - LONG-TERM DEBT:

                                                  September 30,     March 31,
                                                      1996            1996
                                                  -------------     ---------
Long-term debt consists of the following:

Trust deed payable, secured by certain real
  estate, payable in monthly installments of
  $43,418 including interest at 9.875% per annum,
  due February 2019                                 $4,691,740     $4,721,969

Note payable to contractor of services,
  unsecured, payable interest only accruing at
  a rate of 7% due February 2001, subordinated
  to the bank line of credit                         1,374,200      1,374,200

Note payable to former contractor of services,
  unsecured, payable interest only accruing at
  a rate of 7% per annum due February 2001,
  subordinated to the bank line of credit              500,000        500,000

Note payable to contractor of services,
  unsecured, payable interest only accruing at
  a rate of 7% per annum due June 2000,
  subordinated to the bank line of credit              650,000        650,000
                                                    ----------     ----------
                                                     7,215,940      7,246,169

Less:  current portion                                  29,338         57,267
                                                    ----------     ----------
                                                    $7,186,602     $7,188,902
                                                    ==========     ==========

                       ALLIANCE RESEARCH CORPORATION
                  NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                (Unaudited)


Accrued interest on the subordinated notes payable are reported as accrued interest in the financial statements.

Maturities of long-term debt for the years subsequent to March 31, 1996 are as follows:

                     1997                         57,267
                     1998                         63,186
                     1999                         69,716
                     2000                         76,920
                     2001                      2,609,070
                     Thereafter                4,370,010
                                             -----------
                                              $7,246,169
                                              ==========


NOTE 7 - NOTES PAYABLE:

Notes payable bearing no interest are to the former owners of a Company acquired in May 1994. In April 1996, the Company paid off the remaining balance to the note holders without any interest. Since the Company and the note holder have mutually agreed to waive the interest portion of the note payable, interest in these notes have been imputed at a rate of 7.5% per annum, with a corresponding reduction in the value of goodwill (NOTE 1).


NOTE 8 - 401(k) PROFIT SHARING PLAN:

The Company has a defined contribution Profit Sharing 401(k) Savings Plan which covers substantially all of its employees. The Plan became effective on January 1, 1992. Under the terms of the Plan, employees can elect to defer up to 20% of their wages, subject to certain IRS limitations, by making voluntary contributions to the Plan. Additionally, the Company can, at its discretion, match 100% of the voluntary employee contributions not to exceed $250. The Company has received determination letters from the IRS indicating that the above Plan is qualified within the terms of the applicable provisions of ERISA.


NOTE 9 - MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

At September 30, 1996, approximately 66.3% of the trade accounts receivable were represented by three customers and at March 31, 1996 approximately 41.0% of the trade accounts receivable were represented by one customer. For the six months ended September 30, 1996, two customers accounted for approximately 53.8% of the Company's net sales and for the fiscal year ended March 31, 1996, two customers accounted for approximately 37.0% of the Company's net sales.

                       ALLIANCE RESEARCH CORPORATION
                  NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                (Unaudited)



To reduce credit risk, the Company performs ongoing credit evaluations of its customers financial conditions but does not generally require collateral.

The Company purchases substantially all of its inventory through a foreign trading company. The trading company negotiates purchases with various foreign manufacturing companies and remits payment to these companies.


NOTE 10 - CONTINGENCIES:

The Company is involved in legal proceedings which arise in the ordinary course of its business. While any litigation contains an element of uncertainty, based upon the opinion of the Company's counsel, management believes that the outcome of such proceedings will not have a material adverse effect on the Company's results of operations.


NOTE 11 - RESEARCH AND DEVELOPMENT EXPENSES:

Research and development expenditures are expensed as incurred and are included in general and administrative expenses.

The total research and development costs for new products for the six months ended September 30, 1996 and 1995 were approximately $330,000 and $325,000 respectively, including $45,000 and $40,000 of purchased materials that do not have alternative future uses.


NOTE 12 - SUBSEQUENT EVENT:

In June 1996, the Company initiated preliminary discussions with North American Energy of Delaware, Inc. ("North American Energy"), a publicly-held company, regarding the possibility of a potential merger with the Company. On September 13, 1996, North American Energy filed a Plan of Reorganization with the United States Bankruptcy Court whereby North American Energy would merge into a new corporation, ORA Electronics, Inc. ("ORA"), a Delaware corporation. Concurrent with this proposed transaction, the Company would also merge its assets and liabilities into ORA and ORA would become the surviving corporation of such a merger. The contemplated transaction is structured as a tax-free exchange of stock and is scheduled to be completed in December 1996, subject to approval by the United States Bankruptcy Court and the existing creditors of North American Energy. When the proposed transaction has been consummated, ORA would become a public company subject to the reporting requirements of the Securities Exchange Act of 1934.

NOTE 13- PRO FORMA ADJUSTMENT - CAPITALIZATION SUBSEQUENT TO MERGER

The Stockholders' equity section of the pro forma Balance Sheet reflects the capitalization structure agreed to in the Plan of Reorganization as if the merger with North American Energy of Delaware, Inc. had been completed on September 30, 1996. The issued and outstanding shares include 5,000,000 shares issued to the sole shareholder of Alliance Research Corporation and approximately 350,000 shares issued to creditors and other parties in interest of North American Energy, including an estimated 100,000 shares used to round up certain odd lot holdings to the next highest round lot. Also included are 160,556 shares issued to a financial consultant in consideration for financial advisory services rendered to the Company with respect to the merger transaction (Note 12).



NOTE 14 - PRO FORMA ADJUSTMENT - CONVERSION OF LONG-TERM DEBT

The pro forma Balance Sheet at September 30, 1996 reflects an agreement between a Long-term debt holder and Alliance Research Corporation to convert $2,524,200 of principal and $1,776,831 of accrued interest to 860,207 shares of common stock of the post merger company. Interest accrues at the rate of $846.07 per day subsequent to September 30, 1996 requiring additional shares to be issued to cover the period between September 30, 1996 and the date of the merger.


NOTE 15 - PRO FORMA ADJUSTMENT - CONVERSION OF TRADE CREDIT

The pro forma Balance Sheet at September 30, 1996 reflects an agreement between a trade creditor and Alliance Research Corporation to convert $1,500,000 of trade accounts payable to 300,000 shares of common stock of the post merger company. Accounts payable and Stockholders' equity have been adjusted accordingly.

                               EXHIBIT INDEX
                               -------------



Exhibit No.         Description                                 Page
---------------------------------------------------------------------------

2.2            Agreement and Plan of Merger between
               ORA Electronics, Inc., a Delaware
               corporation, and North American Energy
               of Delaware, Inc., a Delaware orporation,
               dated December 20, 1996                            67

3.1            Restated Certificate of Incorporation
               of Ora Electronics, Inc.                           72

3.2            Bylaws of Ora Electronics, Inc.                    78

4.1            Specimen Common Stock Certificate
               of ORA Electronics, Inc.                          109

4.2            Specimen Class A Warrant Certificate              112

4.3            Specimen Class B Warrant Certificate              117

4.4            Specimen Class C Warrant Certificate              122

4.5            Specimen Class D Warrant Certificate              127

4.6            Warrant Agreement between Ora Electronics,
               Inc. and Continental Stock Transfer and
               Trust Company, dated as of December 20, 1996      132

23.1           Independent Auditors' Consent of
               Tanner, Mainstain & Hoffer                        149

23.2           Independent Auditors' Consent of
               Richard & Hedrick                                 150

99.1           Letter Agreement dated as of December 19,
               1996 between ORA Electronics, Inc. and DLS
               Financial Services, Inc.                          151

99.2           Registration Rights Agreement between
               Ora Electronics, Inc. and The Cooper
               Family Living Trust, dated as of
               December 20, 1996                                 180

27             Financial Data Schedule                           198

                                EXHIBIT 2.2
                                -----------

                        AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of December 20, 1996, between NORTH AMERICAN ENERGY OF DELAWARE, INC., a Delaware corporation ("North American"), and ORA ELECTRONICS, INC., a Delaware corporation ("ORA"). North American and ORA are sometimes referred to herein as the "Constituent Corporations."

            The authorized capital stock of North American consists of 15,000,000 shares of Common Stock, $0.01 par value. The authorized capital stock of ORA consists of 30,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value.

            The directors of the Constituent Corporations deem it advisable and to the advantage of these corporations that North American merge into ORA upon the terms and conditions contained herein.

            NOW, THEREFORE, the parties hereby adopt the plan of merger encompassed by this Merger Agreement and hereby agree that North American shall merge into ORA as herein provided.

                                 SECTION 1.

                            TERMS AND CONDITIONS

            1.1 MERGER. Subject to compliance with all applicable laws and to the terms and conditions of this Merger Agreement, North American shall be merged with and into ORA, and ORA shall be the surviving corporation (the "Surviving Corporation"), effective as of the date when this Merger Agreement is filed with the Secretary of State of the State of Delaware (the "Effective Date").

            1.2 SUCCESSION. On the Effective Date, ORA shall succeed to all of the rights, privileges, powers and property, including, without limitation, all rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description, of North American, in the manner of and as more fully set forth in Section 259(a) of the General Corporation Law of the State of Delaware.

            1.3 STOCK OF NORTH AMERICAN AND ORA. Upon the Effective Date, by virtue of the merger and without any further action on the part of the Constituent Corporations or their stockholders, each share of North American Common Stock issued and outstanding immediately prior to the Effective Date shall be changed and converted into and become (a) .01379 fully paid and nonassessable shares of the Common Stock of ORA, (b) .02752 Class A Warrants,
(c) .03770 Class B Warrants, (d) .03261 Class C Warrants and (e) .04290 Class D Warrants, rounded down to the nearest whole number. In addition, each North American stockholder of record on August 19, 1996 (the "Record Date")

(including beneficial owners of shares held by nominees), who surrenders certificates to ORA representing all of the shares of North American Common Stock held by such stockholder on such Record Date for conversion under
Section 1.4 shall be entitled to an additional number of shares of ORA Common Stock and Class A, B, C and D Warrants to the extent necessary to ensure that the total number of shares of ORA Common Stock and each of Class A, B, C and D Warrants received by such qualifying North American stockholder is equal to a multiple of 100. All shares of ORA Common Stock and Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants issued pursuant to the merger shall be rounded down to the nearest whole number and no fractional shares will be issued, and no cash in lieu of fractional shares will be paid, in connection therewith.

            1.4 STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates that prior to that time represented shares of the Common Stock of North American shall be deemed for all purposes to evidence ownership of and to represent the shares of ORA and Class A, B, C and D Warrants into which the shares of North American represented by such certificates have been converted as herein provided and shall be so registered on the books and records of ORA or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to ORA or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of ORA evidenced by such outstanding certificate as provided above.

                                 SECTION 2.

                  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

            2.1 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of ORA as in effect immediately prior to the Effective Date shall remain the Certificate of Incorporation and Bylaws of ORA after the Effective Date.

            2.2 DIRECTORS AND OFFICERS. The directors and officers of ORA immediately prior to the Effective Date shall remain the directors and officers of ORA after the Effective Date.

                                 SECTION 3.

                                MISCELLANEOUS

            3.1 FURTHER ASSURANCES. From time to time, and when required by ORA or by its successors and assigns, there shall be executed and delivered on behalf of North American such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate and necessary in order to vest or perfect, or to conform of record or otherwise, in ORA the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of North American and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of ORA are fully authorized in the name and on behalf of North American or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.



            3.2 AMENDMENT. At any time before or after approval by the shareholders of North American, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of ORA and North American to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

            3.3 ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the merger may be abandoned by the Board of Directors of ORA or North American, notwithstanding the approval of this Merger Agreement by the shareholders of ORA or North American, or the consummation of the merger may be deferred for a reasonable period if, in either case, in the opinion of the Board of Directors of ORA or North American, such action would be in the best interests of such corporation, including, without limitation, the failure by the Constituent Corporations to obtain (i) any and all consents or approvals from any governmental agency having jurisdiction and other third parties that are required for the lawful consummation of the merger and (ii) the approval by the requisite vote of the shareholders of ORA or North American in accordance with California law.

            3.4 GOVERNING LAW. This Merger Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

            IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Boards of Directors of North American and ORA, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.

                                   NORTH AMERICAN ENERGY OF DELAWARE, INC.
                                   a Delaware corporation



                                   By  /s/ Raymond L. Burke
                                      -----------------------------------
                                         Raymond L. Burke,
                                         President



ATTEST:


/s/ David Rosenberg
----------------------------
David Rosenberg,
Secretary



                                   ORA ELECTRONICS, INC.,
                                   a Delaware corporation



                                   By  /s/ Gershon N. Cooper
                                      --------------------------------
                                         Gershon N. Cooper,
                                         President and Chairman of the Board


ATTEST:


/s/ Matthew F. Jodziewicz
----------------------------
Matthew F. Jodziewicz,
Secretary

           CERTIFICATE OF THE SECRETARY OF ORA ELECTRONICS, INC.,
                           A DELAWARE CORPORATION


            I, Matthew F. Jodziewicz, the Secretary of ORA Electronics, Inc., a Delaware corporation, hereby certify that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President and Secretary under the corporate seal of said corporation, was duly approved and adopted by written consent of the sole shareholder of ORA Electronics, Inc., a Delaware corporation

            WITNESS my hand and seal of said ORA Electronics, Inc., a Delaware
corporation this 20th day of   December  , 1996.
                 ----        ------------


                                             /s/ Matthew F. Jodziewicz
                                             -------------------------
                                               Matthew F. Jodziewicz
                                                      Secretary

                                  EXHIBIT 3.1
                                  -----------

                                State of Delaware

                          Office of Secretary of State


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ORA ELECTRONICS, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF DECEMBER, A.D. 1996, AT 4:30 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                                             /s/ Edward J. Freel
                          [seal]         ---------------------------------
                                         Edward J. Freel, Secretary of State


                                                    Authentication:  8224046
                                                             Date:  12-05-96

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                              ORA ELECTRONICS, INC.


            Ora Electronics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

            1. The name of the corporation is Ora Electronics, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 11, 1996.

            2. The corporation has not received any payment for any of its stock.

            3. This Restated Certificate of Incorporation restates and further amends the Certificate of Incorporation of this corporation by eliminating Article VII.

            4. The text of the Certificate of Incorporation as amended heretofore is amended in its entirety to read as follows:


                          CERTIFICATE OF INCORPORATION

                                       OF

                              ORA ELECTRONICS, INC.


                                   ARTICLE I.


      The name of the Corporation is ORA ELECTRONICS, INC.


                                   ARTICLE II.


            The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, in the County of Newcastle. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III.


      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").


                                   ARTICLE IV.


A. AUTHORIZED COMMON STOCK AND PREFERRED STOCK. The total authorized number of shares of the Corporation shall be 35,000,000 shares, consisting of 30,000,000 shares designated as Common Stock, $.001 par value, and 5,000,000 shares designated as Preferred Stock, $.001 par value.

B. POWERS OF BOARD OF DIRECTORS TO ESTABLISH AND DESIGNATE SERIES OF PREFERRED STOCK. Shares of the Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the powers, preferences, qualifications, limitations, restrictions and dividend, conversion, redemption, distribution, liquidation, special voting and other rights of the shares of each series and the variations of the relative powers, rights, preferences, qualifications, limitations and restrictions as between series, and to increase and to decrease (but not below the number of shares of such series then outstanding) the number of shares constituting each such series. Such determinations may be fixed by a resolution or resolutions adopted by the Board of Directors.


                                   ARTICLE V.


            The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the Board of Directors shall be as specified in the Bylaws of the Corporation.

                                   ARTICLE VI.


            Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.



                                  ARTICLE VII.


            Special meetings of the stockholders of the Corporation for any purpose or purposes may be called as provided in the Bylaws of the Corporation.


                                  ARTICLE VIII.


            No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article IX or adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.


                                   ARTICLE IX.


            In furtherance and not in limitation of the powers con-ferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote thereon.


                                   ARTICLE X.


            The provisions set forth in this Article XI, and in Articles VII, VIII and X herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote thereon.


                                   ARTICLE XI.


            Subject to the foregoing, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                  ARTICLE XII.


            Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


                                  ARTICLE XIII.


            The incorporator is Jon W. Newby, whose mailing address is 333 South Hope Street, 48th Floor, Los Angeles, California
90071

            5. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said Internet Health, Inc. has caused this Certificate to be signed by its Chief Financial Officer, John M. Burris, this 4th day of December, 1996.
             -----





                                    /s/ John M. Burris
                                    --------------------------
                                    John M. Burris
                                    Chief Financial Officer

                                EXHIBIT 3.2
                                -----------

                                   BYLAWS
                                     OF
                            ORA ELECTRONICS, INC.


                                 ARTICLE 1.

                              CORPORATE OFFICES


            1.1 PRINCIPAL OFFICE. The principal office of the corporation shall be 9410 Owensmouth Avenue, Chatsworth,
California, and may be changed from time to time by the corporation's Board of Directors.

            1.2 REGISTERED OFFICE. The registered office of the corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may, but need not, be identical with the principal office, and the address of the registered office may be changed from time to time by the board of directors.

            1.3 OTHER OFFICES. The board of directors may at any time establish other offices at any place or places within or outside the State of Delaware where the corporation is qualified to do business.


                                 ARTICLE 2.

                          MEETINGS OF STOCKHOLDERS


            2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

            2.2 ANNUAL MEETING. The annual meeting of stock holders shall be held each year on a date and at a time desig-nated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted.

            2.3 SPECIAL MEETING. In addition to such special meetings as are required by applicable law, a special meeting of the stockholders may be called at any time only by the board of directors, the chairman of the board, the chief executive officer, the president or, upon the written request of a stockholder or stockholders holding shares in aggregate entitled


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to cast not less then 10% of the votes at the meeting, by the secretary.

            If a special meeting is called by any person or persons other than the board of directors, the request shall be in writ-ing, specifying the time of such meeting (which shall be not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request) and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the chief executive officer, the president, any vice president or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.7, explaining that a meeting will be held at the time requested by the person or persons calling the meeting, and specifying such time. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this
Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

            2.4 NOTICE OF STOCKHOLDERS' MEETINGS. Except as otherwise required by applicable law and Section 2.3, all notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.7 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

            2.5 DIRECTOR NOMINATIONS. Only persons who are nominated in accordance with the procedures set forth in this
Section 2.5 shall be eligible for election as directors. Nomina-tions of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedure set forth in this
Section 2.5. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder notice shall be delivered to or mailed and received at the principal executive office of the corporation not less than sixty (60) days nor more than



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ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stock-holder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation that are beneficially owned by such person and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in such case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written con-sent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation that are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination pertaining to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 2.5. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            2.6 BUSINESS INTRODUCED BY STOCKHOLDERS. With respect to business introduced by a stockholder that is not specified in the notice of annual meeting, the stockholder must have given timely notice thereof in writing to the secretary of the corporation for that business to be properly introduced at the annual meeting. To be timely, the notice must be delivered to or mailed and received by the secretary of the corporation in the same manner and subject to the same time requirements in accordance with the procedure set forth in Section 2.5. As to each matter the stockholder proposes to bring before the meeting, the stockholder's notice must set forth the following: (i) a brief description of the business sought to be presented at the meeting and the reasons for conducting such business at the



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meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of corporation stock that are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

            2.7 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Except as otherwise required by applicable law, written notice of any meeting of stockholders, if mailed, shall be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            2.8 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) a majority of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

            2.9 ADJOURNED MEETING; NOTICE. When a meeting is adjourned to another time or place, unless these Bylaws or the certificate of incorporation or applicable law otherwise requires, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            2.10 CONDUCT OF BUSINESS. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairman to be in order.



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            2.11  VOTING.  The stockholders entitled to vote at any
meeting of stockholders shall be determined in accordance with the provisions of Section 2.13 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

            Except as may be otherwise provided in the certificate of incorporation, each stockholder entitled to vote shall be entitled to one vote for each share of capital stock held by such stockholder.

            Directors shall be elected by plurality of the votes cast by holders of shares entitled to vote thereon. All other elections shall be determined and all questions decided by majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except in such cases as shall otherwise be required by statute, the certificate of incorporation or these Bylaws.

            2.12 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

            2.13 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING. Except as otherwise required by applicable law, in order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.



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            If the board of directors does not so fix a record
date:

                (i)     The record date for determining
stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (ii)     The record date for determining
stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

            A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

            2.14 PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, facsimile signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney in fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

            2.15 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who is in charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during the ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


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                                 ARTICLE 3.

                                  DIRECTORS


            3.1 POWERS. Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certifi-cate of incorporation or these Bylaws relating to action required to be approved by the stockholders of the outstanding shares, the business, property and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

            3.2 NUMBER OF DIRECTORS. The authorized number of directors shall be not less than five (5) nor more than nine (9). The exact number within the range shall be fixed and may from time to time be changed by a resolution adopted by the board of directors. The minimum and maximum number of directors of the corporation as stated above, may be changed only by an amendment of this section of the bylaws.

            3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS. Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the expiration of the director's term, as specified in the certificate of incorporation. Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

            3.4 RESIGNATION AND VACANCIES. Any director may resign at any time upon written notice to the attention of the secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

            Unless otherwise provided in the certificate of incorporation or these Bylaws, any vacancy in the board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director.



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            If at any time, by reason of death or resignation or
other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administra-tor, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may for the purpose of electing directors call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

            If, at the time of filling any vacancy, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to the filling of such vacancy), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such director, summarily order an election to be held to fill any such vacancies or newly created director ships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as possible.

            3.5 PLACE OF MEETING; MEETINGS BY TELEPHONE. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

            Unless otherwise restricted by the certificate of incorporation or by these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communica-tions equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            3.6 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

            3.7 SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, the president, any vice president, the secretary or any two (2) directors.

            Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent


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by first-class mail or telegram, charges prepaid, or facsimile transmission, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least three (3) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telegram, or facsimile transmission, it shall be delivered personally or by telephone, or to the telegraph company, or by facsimile transmission, at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director if the person giving the notice has reason to believe the notice will be communicated promptly to the director. The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the corporation, the place of the meeting.

            3.8 QUORUM. At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.
            A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

            3.9 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be




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deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meetings except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

            3.10 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

            3.11 FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of a director.

            3.12 APPROVAL OF LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of any of its subsidiaries, including any officer or employee who is a director of the corporation or of any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

            3.13 REMOVAL OF DIRECTORS. Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire board of directors may be removed with or without cause but only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.



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                                 ARTICLE 4.

                                 COMMITTEES


            4.1 COMMITTEES OF DIRECTORS. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as a director,
(ii) his resignation as a committee member or as a director or
(iii) his removal as a committee member or as a director. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or dis-qualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these Bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolu-tion, any distribution of assets of the corporation or the con-version into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase




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or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or (v) amend these Bylaws; and, unless the board resolution establishing the committee, these Bylaws or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

            4.2 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required to do so by the board of directors.

            4.3 MEETINGS AND ACTIONS OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meeting), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of those provisions as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.


                                 ARTICLE 5.

                                  OFFICERS


            5.1 OFFICERS. The Corporation shall have a chairman of the board, a chief executive officer or a president or both, a secretary and a chief financial officer and treasurer. The corporation may also have, at the discretion of the board of





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directors, a chief operating officer, one or more vice
presidents, one or more assistant secretaries, one or more assistant treasurers and any other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.
Any number of offices may be held by the same person.

            5.2 APPOINTMENT OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 of these Bylaws, shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

            5.3 SUBORDINATE OFFICERS. The board of directors may appoint, or empower the chief executive officer and/or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

            5.4 REMOVAL AND RESIGNATION OF OFFICER. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board, or, by any officer upon whom such power of removal may be conferred by the board of directors.

            Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

            5.5 VACANCIES IN OFFICES. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.



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


            5.6 CHAIRMAN OF THE BOARD. The chairman of the board shall, if present, preside at all meetings of the board of directors and stockholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these Bylaws. If at any time there is no chief executive officer or president, the chairman of the board shall in addition have the powers and duties prescribed in Section 5.7 or 5.8 of this Article 5, as applicable.

            5.7 CHIEF EXECUTIVE OFFICER. The chief executive officer shall, subject to the control of the board of directors, have general direction and strategic control of the business and the officers of the corporation. In the absence of the chairman of the board, the chief executive officer shall preside at all meetings of the stockholders and at all meetings of the board of directors. The chief executive officer shall exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or these Bylaws.

            5.8 PRESIDENT. The president shall have general supervision and control of the sales and marketing and administration of the corporation and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws, subject to the control of the board of directors, the chairman of the board and the chief executive officer.

            5.9 CHIEF OPERATING OFFICER. The chief operating officer, if any, shall have general supervision and control over the operations of the corporation, subject to the control of the board of directors, chairman of the board, chief executive officer and president. The chief operating officer may sign and execute, in the name of the corporation, any instrument authorized by the board of directors, except when a signing and/or execution thereof shall have been expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation. The chief operating officer shall have all the general powers and duties of management usually vested in the chief operating officer of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the board of directors or these Bylaws.

            5.10 VICE PRESIDENTS. In the absence or disability of the chairman of the board, the chief executive officer, the president and the chief operating officer, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of




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


directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the chairman of the board or the chief executive officer.

            5.11 SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, the name of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

            The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

            The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

            5.12 CHIEF FINANCIAL OFFICER AND TREASURER. The chief financial officer and treasurer shall be the principal accounting officer of the corporation and shall keep and maintain, or cause




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


to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

            The chief financial officer and treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The chief financial officer and treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer, the president and/or directors, whenever they request it, an account of all his transactions as chief financial officer and treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

            5.13 AUTHORITY AND DUTIES OF OFFICERS. In addition to the foregoing authority and duties, all officers of the corpo-ration shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors.


                                 ARTICLE 6.

                             RECORDS AND REPORTS


            6.1 MAINTENANCE AND INSPECTION OF RECORDS. The cor-poration shall, whether at its principal executive offices or at such places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

            Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of busi-ness to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper




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                              Page 93 of 198
purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

            6.2 INSPECTION BY DIRECTORS. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extract there from. The Court may, in its discretion, prescribe any limita-tions or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

            6.3 ANNUAL STATEMENT TO STOCKHOLDERS. The board of directors shall present at each annual meeting and at any special meeting of the stockholders when called for by vote of the stock holders, a full and clear statement of the business and condition of the corporation.


                                 ARTICLE 7.

                               GENERAL MATTERS


            7.1 CHECKS. From time to time, the board of directors shall determine, by resolution, which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the




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                              Page 94 of 198
name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

            7.2 EXECUTION OF CORPORATION CONTRACTS AND INSTRU-MENTS. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so autho-rized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

            7.3 STOCK CERTIFICATES; PARTLY PAID SHARES. The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares repre-sented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolu-tion by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors or the chief executive officer or president, and by the chief financial officer and treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

            The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares and upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully




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                              Page 95 of 198
paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

            7.4 SPECIAL DESIGNATION ON CERTIFICATES. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or sum-marized on the face or back of the certificate that the corpora-tion shall issue to represent such class or series of stock; pro-vided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the fore going requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

            7.5  LOST CERTIFICATES.  Except as provided in this
Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncer-tificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.



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                              Page 96 of 198

            7.6 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term "person" includes both a corporation and a natural person.

            7.7 DIVIDENDS. The directors of the corporation, sub-ject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the corporation's capital stock.

            The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation and meeting contingencies.

            7.8 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

            7.9 SEAL. The corporation may adopt a corporate seal, which may be altered at its pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

            7.10 TRANSFER OF STOCK. Upon surrender to the corpo-ration or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its books.

            7.11 STOCK TRANSFER AGREEMENT. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

            7.12 REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person regis-tered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for




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                              Page 97 of 198
calls and assessments the person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                 ARTICLE 8.

                                 AMENDMENTS


            Bylaws of the corporation may be adopted, amended or repealed by the requisite number of stockholders entitled to vote as required by the certificate of incorporation; provided, however, that the corporation may, in its certificate of incor-poration, confer the power to adopt, amend or repeal Bylaws upon the directors.


                                 ARTICLE 9.

                               INDEMNIFICATION


            9.1 INDEMNIFICATION -- THIRD PARTY PROCEEDINGS. The corporation (i) shall indemnify any person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the corporation, or any subsidiary of the corporation (the "Indemnitee"), and (ii) may indemnify a person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or




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                              Page 98 of 198
other agent of the corporation (the "Indemnitee Agent"), and such proceeding relates to any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director, employee or agent, or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, subject to Section 9.20, attorneys' fees and disbursements and any expenses of establishing a right to indemnification pursuant to this
Article 9 or under Delaware law), judgments, fines, settlements (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee's or Indemnitee Agent's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner that Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, shall not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee's or Indemnitee Agent's conduct was unlawful.

            9.2 INDEMNIFICATION -- PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation or any subsidiary of the corporation to procure a judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a director, officer, employee or other agent of the corporation, or any subsidiary of the corporation, and such action relates to any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director, employee or agent, or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, subject to Section 9.20, attorneys' fees and disbursements and any expenses of establishing a right to indemnification pursuant to this Article 9 or under Delaware law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the action or suit if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee (or Indemnitee Agent) shall have been adjudged to have been liable to the corporation in the performance of Indemnitee's or Indemnitee Agent's duty to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee (or Indemnitee Agent) is fairly and reasonably entitled to indemnity for expenses and then only to the extent that such court shall determine is proper.

            9.3 DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 9.1 or 9.2 (unless ordered by a court) shall be made by the corporation unless a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

            9.4 SUCCESSFUL DEFENSE ON MERITS. To the extent that Indemnitee (or Indemnitee Agent) without limitation has been suc-cessful on the merits in defense of any proceeding referred to in Sections 9.1 or 9.2 above, or in defense of any claim, issue or matter therein, the corporation shall indemnify Indemnitee (or Indemnitee Agent) against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by Indemnitee (or Indemnitee Agent) in connection therewith.

            9.5  CERTAIN TERMS DEFINED.  For purposes of this
Article 9, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to "proceed-ing" shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investi-gative. References to "corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or other agent of such a con-stituent corporation or who, being or having been such a direc-tor, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 9 with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

            9.6 ADVANCEMENT OF EXPENSES. The corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actu-ally paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Sections 9.1 or 9.2 hereof; provided, that Indem-nitee or Indemnitee Agent undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the corporation as authorized hereby. The advances to be made hereunder shall be paid by the corporation
(i) to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the corporation; and
(ii) to Indemnitee Agent within twenty (20) days following the later of a written request therefor by Indemnitee Agent to the corporation and determination by the corporation to advance expenses to Indemnitee Agent pursuant to the corporation's discretionary authority hereunder.

            9.7 NOTICE OF CLAIM. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this
Article 9, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this Article 9, give the corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this Article 9. Notice to the corporation shall be directed to the secretary of the corporation at the principal business office of the corporation (or such other address as the corporation shall designate in writing to Indemnitee or Indemni-tee Agent). In addition, Indemnitee or Indemnitee Agent shall give the corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's or Indemnitee Agent's power.

            9.8 ENFORCEMENT RIGHTS. Any indemnification provided for in Sections 9.1 or 9.2 or 9.4 shall be made no later than sixty (60) days after receipt of the written request of Indemni-tee. If a claim or request under this Article 9 or under any statute providing for indemnification is not paid by the cor-poration, or on its behalf, within sixty (60) days after written request for payment thereof has been received by the corporation, Indemnitee may, but need not, at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or request, and subject to Section 9.20, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees and disbursements) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct that make it permissible under applicable law for the corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to
Section 9.6 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the corporation contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the corporation (including its board of directors or any subgroup thereof, independent legal counsel or its stockholders). The board of directors may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.

            9.9 ASSUMPTION OF DEFENSE. In the event the corpora-tion shall be obligated to pay the expenses of any proceeding against an Indemnitee (or Indemnitee Agent), the corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee (or Indemnitee Agent), which approval shall not be unreasonably withheld, upon the delivery to Indemnitee (or Indemnitee Agent) of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee (or Indemnitee Agent) and the retention of such counsel by the corporation, the corporation will not be liable to Indemnitee (or Indemnitee Agent) under this
Article 9 for any fees of counsel subsequently incurred by Indem-nitee (or Indemnitee Agent) with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee (or Indemnitee Agent) is authorized by the corporation, (ii) Indemnitee (or Indemnitee Agent) shall have reasonably concluded that there may be a conflict of interest of such counsel retained by the corpo-ration between the corporation and Indemnitee (or Indemnitee Agent) in the conduct of such defense, or (iii) the corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee's (or Indemnitee Agent's) counsel shall be at the expense of the corporation. At all times, Indemnitee (or Indemnitee Agent) shall have the right to employ other counsel in any such proceeding at Indemnitee's (or Indemnitee Agent's) expense.

            9.10 APPROVAL OF EXPENSES. No expenses for which indemnity shall be sought under this Article 9, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the corporation, which consent shall not be unreasonably withheld.

            9.11  SUBROGATION.  In the event of payment under this
Article 9, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (or Indemnitee Agent), who shall do all things that may be neces-sary to secure such rights, including the execution of such docu-ments necessary to enable the corporation effectively to bring suit to enforce such rights.

            9.12 EXCEPTIONS. Notwithstanding any other provision herein to the contrary, the corporation shall not be obligated pursuant to this Article 9:

            (a) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this
Article 9 or any other statute or law or as otherwise required under the Delaware General Corporation Law, but such indemnifica-tion or advancement of expenses may be provided by the corpora-tion in specific cases if the board of directors has approved the initiation or bringing of such suit; or

            (b) LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any pro-ceeding instituted by Indemnitee to enforce or interpret this
Article 9, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

            (c) INSURED CLAIMS. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penal ties, and amounts paid in settlement) that have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the corporation; or

            (d) CLAIMS UNDER SECTION 16(B). To indemnify Indem-nitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of
Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

            9.13 PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Article 9 to indemnification by the corporation for some or a portion of the expenses, judg-ments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

            9.14 COVERAGE. This Article 9 shall, with respect to expenses incurred following adoption of this Article 9, to the extent permitted by law, apply to acts or omissions of
(a) Indemnitee that occurred prior to the adoption of this
Article 9 if Indemnitee was a director or officer of the corporation, or any predecessor corporation or constituent corporation in a merger involving the corporation, or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred; and
(b) Indemnitee Agent that occurred prior to the adoption of this
Article 9 if Indemnitee Agent was an employee or other agent of the corporation, or any preclusion or constituent corporation to a merger involving the corporation, or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the time such act or omission occurred. All rights to indemnification under this Article 9 shall be deemed to be provided by a contract between the corporation and the Indemnitee in which the corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary and notwithstanding that such indemnification is not specifically authorized by these Bylaws or by statute. Any repeal or modification of these Bylaws, the Delaware General Corporation Law or any other applicable law shall not affect any rights or obligations then existing under this Article 9. The provisions of this Article 9 shall continue as to Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indem-nitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Article 9 shall be binding upon the corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indem-nitee Agent and Indemnitee's and Indemnitee Agent's estate, heirs, legal representatives and assigns.

            9.15 NON-EXCLUSIVITY. Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under these Bylaws, any agreement, any vote of stockholders or disinterested directors, or under the laws of the State of Delaware. The corporation may enter into indemnification agreements with its directors, officers, employees or agents.

            9.16 SEVERABILITY. Nothing in this Article 9 is intended to require or shall be construed as requiring the corpo-ration to do or fail to do any act in violation of applicable law. If this Article 9 or any portion hereof shall be invali-dated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify Indemnitee or Indem-nitee Agent to the fullest extent permitted by any applicable portion of this Article 9 that shall not have been invalidated.

            9.17 ENFORCEABILITY ACKNOWLEDGMENT. In certain instances, Federal law or applicable public policy may prohibit the corporation from indemnifying its directors and officers under this Article 9 or otherwise. The corporation, if appro-priate, may undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the corporation's right under public policy to indemnify an Indemnitee or Indemnitee Agent.

            9.18 OFFICER AND DIRECTOR LIABILITY INSURANCE. The corporation shall, from time to time, make the good faith deter-mination whether or not it is practicable for the corporation to obtain and maintain a policy or policies of insurance with repu-table insurance companies providing the officers and directors of the corporation with coverage for losses from wrongful acts, or to ensure the corporation's performance of its indemnification obligations under this Article 9. Among other considerations, the corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Not-withstanding the foregoing, the corporation shall have no obliga-tion to obtain or maintain such insurance if the corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are dispropor-tionate to the amount of coverage provided, if the coverage pro-vided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the corporation.

            9.19 NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 9.7 hereof, the corporation has director and officer liability insurance in effect, the corporation shall give prompt notice of the commence-ment of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

            9.20 ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Article 9 to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action insti-tuted by or in the name of the corporation under this Article 9, or to enforce or interpret any of the terms of this Article 9, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee's defenses to such action were not made in good faith or were frivolous. The board of directors may, in its discretion, pro-vide by resolution for payment of such attorneys' fees to any Indemnitee Agent.

            9.21 NOTICE. All notices, requests, demands and other communications under this Article 9 shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

                      CERTIFICATE OF ADOPTION OF BYLAWS

                                     OF

                            ORA ELECTRONICS, INC.

            The undersigned person appointed in the Certificate of Incorporation to act as the Incorporator of ORA ELECTRONICS, INC., hereby adopts the foregoing bylaws, comprising nineteen
(19) pages, as the Bylaws of the corporation.

            Executed as of October 11, 1996.



                                   /s/ Jon W. Newby
                                   --------------------------------
                                   Jon W. Newby

                                EXHIBIT 4.1
                                -----------


                              [SPECIMEN]

Number                                                           Shares
                            OE [Logo] ORA
                              ELECTRONICS

Incorporated under the laws              See reverse for certain definitions
of the State of Delaware                                   CUSIP 671009 10 8

This Certifies that





is the record holder of

  Fully paid and nonassessable shares of common stock, $.001 par value, of

                            ORA ELECTRONICS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


/s/  Matthew F. Jodziewicz                            /s/  Gershon N. Cooper

SECRETARY                                             PRESIDENT
                              [Corporate Seal]

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT -
TEN ENT - as tenants by the              ____________ Custodian __________
          entireties                     (Cust)                  (Minor)
JT TEN - as joint tenants with right     under Uniform Gifts to Minors
         of survivorship and not         Act____________________
         as tenants in common                     (State)
                                         UNIF TRF MIN ACT - _________
                                         Custodian (until age ____)
                                         (Cust) _____________ under
                                         Uniform Transfers
                                (Minor)
                                         to Minors Act__________________
                                                         (State)

   Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, _________________ hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee

__________________________________

______________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

_______________________________________________________________ Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________


                                                X___________________________
                                                X___________________________

                                          NOTICE:  The signature(s) to this
                                                   assignment must
                                                   correspond with the
                                                   name(s) as written upon
                                                   the face of the certificate
                                                   in every particular,
                                                   without alteration or
                                                   enlargement or any
                                                   change whatever.


Signature(s) Guaranteed




By_________________________________ The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad.15.



======================================================================
American Bank Note Company          Nov. 27, 1996 fm
3504 Atlantic Avenue
Suite 12
Long Beach, CA  90807               047763bk
(310) 989-2333
(FAX) (310) 426-7450                Proof     NEW
======================================================================

                                EXHIBIT 4.2
                                -----------

                                  SPECIMEN
NUMBER                                                              WARRANTS
OWA

                        [LOGO]      ORA
                                    ELECTRONICS

            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                          VOID AFTER JUNE 18, 1997

              CLASS A COMMON STOCK PURCHASE WARRANT CERTIFICATE


                                                         CUSIP 671009 11 6


THIS CERTIFIES THAT, for value received,


or registered assigns, is the owner of the number of Class A Common Stock Purchase Warrants (the "Warrants") set forth above. Each Warrant (subject to adjustments as hereinafter referred to) entitles the owner hereof to purchase during the period commencing on December 20, 1996 until 5:00 p.m. Los Angeles Time on June 18, 1997, one fully paid and nonassessable share of common stock, par value $.001 (the "Common Stock"), of ORA ELECTRONICS, INC. (hereinafter called the "Company"), a Delaware corporation (such whole shares of Common Stock being hereinafter referred to as the "Shares of Common Stock"), upon payment of the Warrant Price (as hereinafter defined); provided, that, under certain conditions set forth in that certain Warrant Agreement (the "Warrant Agreement") dated as of December 20, 1996, by and between the Corporation and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), the number of Shares of Common Stock purchasable upon the exercise of this Warrant may be increased or reduced and the Warrant Price may be adjusted accordingly. Subject to adjustment as aforesaid, the initial Warrant Price per Warrant (the "Warrant Price") shall be $5.00 per Warrant. As provided in the Warrant Agreement, the Warrant Price and any and all applicable taxes due in connection with the exercise of the Warrant are payable, upon the exercise of this Warrant, in lawful money of the United States either in cash or by certified check or bank draft to the order of the Company.

          Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed, and this Warrant must be surrendered to the Warrant Agent. In the event that this Warrant is exercised with respect to less than all of such Shares of Common Stock, a new Warrant for the remaining number of such Shares of Common Stock will be issued upon such surrender.

          Prior to the due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the registered holder of this Warrant Certificate (the "Registered Holder") as the absolute owner hereof except as may be provided in the Warrant Agreement. Prior to the due presentment by the Registered Holder for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notation of ownership or other writing herein made by anyone other than a duly authorized officer of the Company or the Warrant Agent), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          The Company shall not be required upon the exercise of this Warrant to issue fractional shares of Common Stock; nor shall the Company be required, in the case of adjustments to the number of Warrants as provided for in the Warrant Agreement, to issue Warrants for fractional shares of Common Stock. In each such case, the number of shares or Warrants, respectively, shall be rounded to the nearest whole number.

      This Warrant is issued under, and the rights represented hereby are subject to, the terms and provisions contained in the Warrant Agreement, to all the terms and provisions of which the Registered Holder, by acceptance hereof, assents. Reference is hereby made to the Warrant Agreement for more complete statement of the rights and limitations of rights of the Registered Holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of such Warrant Agreement are on file at the office of the Warrant Agent.

      This Warrant is transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the Registered Holder in person or by an attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of like tenor and representing an equal aggregate number of Warrants, will be issued to the transferee in exchange for this Warrant which shall be canceled by the Warrant Agent.

      This Warrant may be exchanged, when surrendered at the office of the Warrant Agent (or its successor as Warrant Agent) by the Registered Holder in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing an equal number of Warrants; provided, that, in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent may require the transferee to deliver an opinion of counsel, reasonably satisfactory to the Company, stating that such transfer may be made and indicating whether the new Warrant certificates must also bear a restrictive legend, and the Warrant Agent shall not cancel such certificate or issue new Warrant certificates in exchange therefor until the Warrant Agent has received such opinion, if requested.

      If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of such transfer books.

      The Registered Holder shall not be entitled to any of the rights of a stockholder of the Corporation prior to the exercise hereof.

      This Warrant certificate shall not be valid unless countersigned by the Warrant Agent.

      This Warrant certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by the facsimile signature of its President, the facsimile of its corporate seal to be affixed hereunto and attested by the facsimile signature of its Secretary.

Dated:

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST
  COMPANY
                    as Warrant Agent

      By:

                  AUTHORIZED OFFICER

             [corporate seal]

ORA ELECTRONICS, INC.

By                                  By

   /s/  Matthew F. Jodziewicz            /s/  Gershon N. Cooper

         SECRETARY                              PRESIDENT

======================================================================
AMERICAN BANK NOTE COMPANY         DEC 12, 1996 fm
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA  90807              047736fc-W
(310) 989-2333
(FAX) (310) 426-7450               500-19X /s/rn   REV 1
=====================================================================

                            ELECTION TO PURCHASE
    To be Executed by the Registered Holder In Order to Exercise Warrants

To:   ORA Electronics, Inc.
      c/o Continental Stock Transfer & Trust Company
      2 Broadway
      New York, New York 10004

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for an to purchase thereunder __________________ shares of Common Stock provided for therein tenders herewith payment of the purchase price in full to the order of the Corporation and requests that certificates for such shares shall be issued in the name of

      Please insert social security
      or other identifying number

______________________________________________________________________________
                         (Please print or typewrite)

and be delivered to
__________________________________________________________

at
___________________________________________________________________________
      (Street address)        (City)            (State)           (Zip Code)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:______________________________      Signature:_________________________
                                          Note: The above signature must
Name:________________________________     correspond with the name as written
      (Please print or Typewrite)         upon the face of this Warrant
                                          or with the name of the assignee
Address:_______________________________   appearing in the assignment from
                                          below in every particular without
_______________________________________   alteration or any change whatever.
(City)      (State)     (Zip Code)
                                         *Signature Guaranteed:_______________


                                         _________________________________
                                         PLEASE INSERT SOCIAL SECURITY
                                         OR OTHER IDENTIFYING NUMBER

                                 ASSIGNMENT

     To Be Executed by the Registered Holder In Order to Assign Warrants


            For value received ____________________________________________
hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________

_______________________________________________________________________________
(Please Print or Typewrite Name and Address Including Postal
Zip Code of Assignee)

_______________________________________________________________________________

_______________________________________________________________________________
Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________
to transfer said Warrant on the books of the within named Corporation, with full power of substitution in the premises.


Dated:______________________________
Signature:____________________________
                                          Note: The above signature
                                          must correspond with the
                                          name as written upon the
                                          face of this Warrant in
                                          every particular without
                                          alteration or enlargement or
                                          any change whatever.


                                         *Signature Guaranteed:________________

*In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by an eligible guarantor institution (Bank, Stockbrokers, Savings and Loan Association and Credit Unions), with membership in an approved signature guarantee medallion program pursuant to S.E.C. Rule 17Ad-15.


======================================================================
AMERICAN BANK NOTE COMPANY         DEC 6, 1996 dw
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA  90807              047736bk
(310) 989-2333
(FAX) (310) 426-7450               proof /s/ CC   NEW
======================================================================

                                EXHIBIT 4.3
                                -----------

                                  SPECIMEN

NUMBER                                                              WARRANTS
OWA

                        [LOGO]      ORA
                                    ELECTRONICS

            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                          VOID AFTER JUNE 20, 1998

              CLASS B COMMON STOCK PURCHASE WARRANT CERTIFICATE


                                                         CUSIP 671009 12 4

THIS CERTIFIES THAT, for value received,


or registered assigns, is the owner of the number of Class B Common Stock Purchase Warrants (the "Warrants") set forth above. Each Warrant (subject to adjustments as hereinafter referred to) entitles the owner hereof to purchase during the period commencing on December 20, 1996 until 5:00 p.m. Los Angeles Time on June 20, 1998, one fully paid and nonassessable share of common stock, par value $.001 (the "Common Stock"), of ORA ELECTRONICS, INC. (hereinafter called the "Company"), a Delaware corporation (such whole shares of Common Stock being hereinafter referred to as the "Shares of Common Stock"), upon payment of the Warrant Price (as hereinafter defined); provided, that, under certain conditions set forth in that certain Warrant Agreement (the "Warrant Agreement") dated as of December 20, 1996, by and between the Corporation and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), the number of Shares of Common Stock purchasable upon the exercise of this Warrant may be increased or reduced and the Warrant Price may be adjusted accordingly. Subject to adjustment as aforesaid, the initial Warrant Price per Warrant (the "Warrant Price") shall be $10.00 per Warrant. As provided in the Warrant Agreement, the Warrant Price and any and all applicable taxes due in connection with the exercise of the Warrant are payable, upon the exercise of this Warrant, in lawful money of the United States either in cash or by certified check or bank draft to the order of the Company.

          Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed, and this Warrant must be surrendered to the Warrant Agent. In the event that this Warrant is exercised with respect to less than all of such Shares of Common Stock, a new Warrant for the remaining number of such Shares of Common Stock will be issued upon such surrender.

          Prior to the due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the registered holder of this Warrant Certificate (the "Registered Holder") as the absolute owner hereof except as may be provided in the Warrant Agreement. Prior to the due presentment by the Registered Holder for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notation of ownership or other writing herein made by anyone other than a duly authorized officer of the Company or the Warrant Agent), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          The Company shall not be required upon the exercise of this Warrant to issue fractional shares of Common Stock; nor shall the Company be required, in the case of adjustments to the number of Warrants as provided for in the Warrant Agreement, to issue Warrants for fractional shares of Common Stock. In each such case, the number of shares or Warrants, respectively, shall be rounded to the nearest whole number.

      This Warrant is issued under, and the rights represented hereby are subject to, the terms and provisions contained in the Warrant Agreement, to all the terms and provisions of which the Registered Holder, by acceptance hereof, assents. Reference is hereby made to the Warrant Agreement for more complete statement of the rights and limitations of rights of the Registered Holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of such Warrant Agreement are on file at the office of the Warrant Agent.

      This Warrant is transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the Registered Holder in person or by an attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of like tenor and representing an equal aggregate number of Warrants, will be issued to the transferee in exchange for this Warrant which shall be canceled by the Warrant Agent.

      This Warrant may be exchanged, when surrendered at the office of the Warrant Agent (or its successor as Warrant Agent) by the Registered Holder in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing an equal number of Warrants; provided, that, in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent may require the transferee to deliver an opinion of counsel, reasonably satisfactory to the Company, stating that such transfer may be made and indicating whether the new Warrant certificates must also bear a restrictive legend, and the Warrant Agent shall not cancel such certificate or issue new Warrant certificates in exchange therefor until the Warrant Agent has received such opinion, if requested.

      If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of such transfer books.

      The Registered Holder shall not be entitled to any of the rights of a stockholder of the Corporation prior to the exercise hereof.

      This Warrant certificate shall not be valid unless countersigned by the Warrant Agent.

      This Warrant certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by the facsimile signature of its President, the facsimile of its corporate seal to be affixed hereunto and attested by the facsimile signature of its Secretary.

Dated:

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST
  COMPANY
                    as Warrant Agent

      By:

                  AUTHORIZED OFFICER

             [corporate seal]

ORA ELECTRONICS, INC.

By                                  By

   /s/  Matthew F. Jodziewicz            /s/  Gershon N. Cooper

         SECRETARY                              PRESIDENT

======================================================================
AMERICAN BANK NOTE COMPANY         DEC 12, 1996 dw
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA  90807              047736fc-WB
(310) 989-2333
(FAX) (310) 426-7450               500-19X Proof ___  REV 2
=====================================================================

                            ELECTION TO PURCHASE
    To be Executed by the Registered Holder In Order to Exercise Warrants

To:   ORA Electronics, Inc.
      c/o Continental Stock Transfer & Trust Company
      2 Broadway
      New York, New York 10004

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for an to purchase thereunder __________________ shares of Common Stock provided for therein tenders herewith payment of the purchase price in full to the order of the Corporation and requests that certificates for such shares shall be issued in the name of

      Please insert social security
      or other identifying number

______________________________________________________________________________
                         (Please print or typewrite)

and be delivered to
__________________________________________________________

at
___________________________________________________________________________
      (Street address)        (City)            (State)           (Zip Code)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:______________________________      Signature:_________________________
                                          Note: The above signature must
Name:________________________________     correspond with the name as written
      (Please print or Typewrite)         upon the face of this Warrant
                                          or with the name of the assignee
Address:_______________________________   appearing in the assignment from
                                          below in every particular without
_______________________________________   alteration or any change whatever.
(City)      (State)     (Zip Code)
                                         *Signature Guaranteed:_______________


                                         _________________________________
                                         PLEASE INSERT SOCIAL SECURITY
                                         OR OTHER IDENTIFYING NUMBER

                                 ASSIGNMENT

     To Be Executed by the Registered Holder In Order to Assign Warrants


            For value received ____________________________________________
hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________

_______________________________________________________________________________
(Please Print or Typewrite Name and Address Including Postal
Zip Code of Assignee)

_______________________________________________________________________________

_______________________________________________________________________________
Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________
to transfer said Warrant on the books of the within named Corporation, with full power of substitution in the premises.


Dated:______________________________
Signature:____________________________
                                          Note: The above signature
                                          must correspond with the
                                          name as written upon the
                                          face of this Warrant in
                                          every particular without
                                          alteration or enlargement or
                                          any change whatever.


                                         *Signature Guaranteed:________________

*In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by an eligible guarantor institution (Bank, Stockbrokers, Savings and Loan Association and Credit Unions), with membership in an approved signature guarantee medallion program pursuant to S.E.C. Rule 17Ad-15.

======================================================================
AMERICAN BANK NOTE COMPANY         DEC 6, 1996 dw
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA  90807              047736bk
(310) 989-2333
(FAX) (310) 426-7450               proof /s/ CC   NEW
======================================================================

                                EXHIBIT 4.4
                                -----------

                                  SPECIMEN

NUMBER                                                              WARRANTS
OWA

                        [LOGO]      ORA
                                    ELECTRONICS

            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                        VOID AFTER DECEMBER 20, 1999

              CLASS C COMMON STOCK PURCHASE WARRANT CERTIFICATE


                                                         CUSIP 671009 13 2

THIS CERTIFIES THAT, for value received,


or registered assigns, is the owner of the number of Class C Common Stock Purchase Warrants (the "Warrants") set forth above. Each Warrant (subject to adjustments as hereinafter referred to) entitles the owner hereof to purchase during the period commencing on December 20, 1996 until 5:00 p.m. Los Angeles Time on December 20, 1999, one fully paid and nonassessable share of common stock, par value $.001 (the "Common Stock"), of ORA ELECTRONICS, INC. (hereinafter called the "Company"), a Delaware corporation (such whole shares of Common Stock being hereinafter referred to as the "Shares of Common Stock"), upon payment of the Warrant Price (as hereinafter defined); provided, that, under certain conditions set forth in that certain Warrant Agreement (the "Warrant Agreement") dated as of December 20, 1996, by and between the Corporation and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), the number of Shares of Common Stock purchasable upon the exercise of this Warrant may be increased or reduced and the Warrant Price may be adjusted accordingly. Subject to adjustment as aforesaid, the initial Warrant Price per Warrant (the "Warrant Price") shall be $15.00 per Warrant. As provided in the Warrant Agreement, the Warrant Price and any and all applicable taxes due in connection with the exercise of the Warrant are payable, upon the exercise of this Warrant, in lawful money of the United States either in cash or by certified check or bank draft to the order of the Company.

          Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed, and this Warrant must be surrendered to the Warrant Agent. In the event that this Warrant is exercised with respect to less than all of such Shares of Common Stock, a new Warrant for the remaining number of such Shares of Common Stock will be issued upon such surrender.

          Prior to the due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the registered holder of this Warrant Certificate (the "Registered Holder") as the absolute owner hereof except as may be provided in the Warrant Agreement. Prior to the due presentment by the Registered Holder for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notation of ownership or other writing herein made by anyone other than a duly authorized officer of the Company or the Warrant Agent), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          The Company shall not be required upon the exercise of this Warrant to issue fractional shares of Common Stock; nor shall the Company be required, in the case of adjustments to the number of Warrants as provided for in the Warrant Agreement, to issue Warrants for fractional shares of Common Stock. In each such case, the number of shares or Warrants, respectively, shall be rounded to the nearest whole number.

      This Warrant is issued under, and the rights represented hereby are subject to, the terms and provisions contained in the Warrant Agreement, to all the terms and provisions of which the Registered Holder, by acceptance hereof, assents. Reference is hereby made to the Warrant Agreement for more complete statement of the rights and limitations of rights of the Registered Holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of such Warrant Agreement are on file at the office of the Warrant Agent.

      This Warrant is transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the Registered Holder in person or by an attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of like tenor and representing an equal aggregate number of Warrants, will be issued to the transferee in exchange for this Warrant which shall be canceled by the Warrant Agent.

      This Warrant may be exchanged, when surrendered at the office of the Warrant Agent (or its successor as Warrant Agent) by the Registered Holder in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing an equal number of Warrants; provided, that, in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent may require the transferee to deliver an opinion of counsel, reasonably satisfactory to the Company, stating that such transfer may be made and indicating whether the new Warrant certificates must also bear a restrictive legend, and the Warrant Agent shall not cancel such certificate or issue new Warrant certificates in exchange therefor until the Warrant Agent has received such opinion, if requested.

      If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of such transfer books.

      The Registered Holder shall not be entitled to any of the rights of a stockholder of the Corporation prior to the exercise hereof.

      This Warrant certificate shall not be valid unless countersigned by the Warrant Agent.

      This Warrant certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by the facsimile signature of its President, the facsimile of its corporate seal to be affixed hereunto and attested by the facsimile signature of its Secretary.

Dated:

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST
  COMPANY
                    as Warrant Agent

      By:

                  AUTHORIZED OFFICER

             [corporate seal]

ORA ELECTRONICS, INC.

By                                  By

   /s/  Matthew F. Jodziewicz            /s/  Gershon N. Cooper

         SECRETARY                              PRESIDENT

======================================================================
AMERICAN BANK NOTE COMPANY         DEC 12, 1996 dw
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA  90807              047736fc-WC
(310) 989-2333
(FAX) (310) 426-7450               500-19X Proof /s/ ec  REV 2
=====================================================================

                            ELECTION TO PURCHASE
    To be Executed by the Registered Holder In Order to Exercise Warrants

To:   ORA Electronics, Inc.
      c/o Continental Stock Transfer & Trust Company
      2 Broadway
      New York, New York 10004

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for an to purchase thereunder __________________ shares of Common Stock provided for therein tenders herewith payment of the purchase price in full to the order of the Corporation and requests that certificates for such shares shall be issued in the name of

      Please insert social security
      or other identifying number

______________________________________________________________________________
                         (Please print or typewrite)

and be delivered to
__________________________________________________________

at
___________________________________________________________________________
      (Street address)        (City)            (State)           (Zip Code)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:______________________________      Signature:_________________________
                                          Note: The above signature must
Name:________________________________     correspond with the name as written
      (Please print or Typewrite)         upon the face of this Warrant
                                          or with the name of the assignee
Address:_______________________________   appearing in the assignment from
                                          below in every particular without
_______________________________________   alteration or any change whatever.
(City)      (State)     (Zip Code)
                                         *Signature Guaranteed:_______________


                                         _________________________________
                                         PLEASE INSERT SOCIAL SECURITY
                                         OR OTHER IDENTIFYING NUMBER

                                 ASSIGNMENT

     To Be Executed by the Registered Holder In Order to Assign Warrants


            For value received ____________________________________________
hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________

_______________________________________________________________________________
(Please Print or Typewrite Name and Address Including Postal
Zip Code of Assignee)

_______________________________________________________________________________

_______________________________________________________________________________
Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________
to transfer said Warrant on the books of the within named Corporation, with full power of substitution in the premises.


Dated:______________________________
Signature:____________________________
                                          Note: The above signature
                                          must correspond with the
                                          name as written upon the
                                          face of this Warrant in
                                          every particular without
                                          alteration or enlargement or
                                          any change whatever.


                                         *Signature Guaranteed:________________

*In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by an eligible guarantor institution (Bank, Stockbrokers, Savings and Loan Association and Credit Unions), with membership in an approved signature guarantee medallion program pursuant to S.E.C. Rule 17Ad-15.


======================================================================
AMERICAN BANK NOTE COMPANY         DEC 6, 1996 dw
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA  90807              047736bk
(310) 989-2333
(FAX) (310) 426-7450               proof /s/ CC   NEW
======================================================================

                                EXHIBIT 4.5
                                -----------

                                  SPECIMEN

NUMBER                                                              WARRANTS
OWA

                        [LOGO]      ORA
                                    ELECTRONICS

            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                        VOID AFTER DECEMBER 20, 2001

              CLASS D COMMON STOCK PURCHASE WARRANT CERTIFICATE


                                                         CUSIP 671009 14 0

THIS CERTIFIES THAT, for value received,


or registered assigns, is the owner of the number of Class D Common Stock Purchase Warrants (the "Warrants") set forth above. Each Warrant (subject to adjustments as hereinafter referred to) entitles the owner hereof to purchase during the period commencing on December 20, 1996 until 5:00 p.m. Los Angeles Time on December 20, 2001, one fully paid and nonassessable share of common stock, par value $.001 (the "Common Stock"), of ORA ELECTRONICS, INC. (hereinafter called the "Company"), a Delaware corporation (such whole shares of Common Stock being hereinafter referred to as the "Shares of Common Stock"), upon payment of the Warrant Price (as hereinafter defined); provided, that, under certain conditions set forth in that certain Warrant Agreement (the "Warrant Agreement") dated as of December 20, 1996, by and between the Corporation and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), the number of Shares of Common Stock purchasable upon the exercise of this Warrant may be increased or reduced and the Warrant Price may be adjusted accordingly. Subject to adjustment as aforesaid, the initial Warrant Price per Warrant (the "Warrant Price") shall be $20.00 per Warrant. As provided in the Warrant Agreement, the Warrant Price and any and all applicable taxes due in connection with the exercise of the Warrant are payable, upon the exercise of this Warrant, in lawful money of the United States either in cash or by certified check or bank draft to the order of the Company.

          Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed, and this Warrant must be surrendered to the Warrant Agent. In the event that this Warrant is exercised with respect to less than all of such Shares of Common Stock, a new Warrant for the remaining number of such Shares of Common Stock will be issued upon such surrender.

          Prior to the due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the registered holder of this Warrant Certificate (the "Registered Holder") as the absolute owner hereof except as may be provided in the Warrant Agreement. Prior to the due presentment by the Registered Holder for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notation of ownership or other writing herein made by anyone other than a duly authorized officer of the Company or the Warrant Agent), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          The Company shall not be required upon the exercise of this Warrant to issue fractional shares of Common Stock; nor shall the Company be required, in the case of adjustments to the number of Warrants as provided for in the Warrant Agreement, to issue Warrants for fractional shares of Common Stock. In each such case, the number of shares or Warrants, respectively, shall be rounded to the nearest whole number.

      This Warrant is issued under, and the rights represented hereby are subject to, the terms and provisions contained in the Warrant Agreement, to all the terms and provisions of which the Registered Holder, by acceptance hereof, assents. Reference is hereby made to the Warrant Agreement for more complete statement of the rights and limitations of rights of the Registered Holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of such Warrant Agreement are on file at the office of the Warrant Agent.

      This Warrant is transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the Registered Holder in person or by an attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of like tenor and representing an equal aggregate number of Warrants, will be issued to the transferee in exchange for this Warrant which shall be canceled by the Warrant Agent.

      This Warrant may be exchanged, when surrendered at the office of the Warrant Agent (or its successor as Warrant Agent) by the Registered Holder in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing an equal number of Warrants; provided, that, in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent may require the transferee to deliver an opinion of counsel, reasonably satisfactory to the Company, stating that such transfer may be made and indicating whether the new Warrant certificates must also bear a restrictive legend, and the Warrant Agent shall not cancel such certificate or issue new Warrant certificates in exchange therefor until the Warrant Agent has received such opinion, if requested.

      If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of such transfer books.

      The Registered Holder shall not be entitled to any of the rights of a stockholder of the Corporation prior to the exercise hereof.

      This Warrant certificate shall not be valid unless countersigned by the Warrant Agent.

      This Warrant certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by the facsimile signature of its President, the facsimile of its corporate seal to be affixed hereunto and attested by the facsimile signature of its Secretary.

Dated:

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST
  COMPANY
                    as Warrant Agent

      By:

                  AUTHORIZED OFFICER

             [corporate seal]

ORA ELECTRONICS, INC.

By                                  By

   /s/  Matthew F. Jodziewicz            /s/  Gershon N. Cooper

         SECRETARY                              PRESIDENT

======================================================================
AMERICAN BANK NOTE COMPANY         DEC 12, 1996 dw
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA  90807              047736fc-WD
(310) 989-2333
(FAX) (310) 426-7450               500-19X Proof /s/ ec  REV 2
=====================================================================

                            ELECTION TO PURCHASE
    To be Executed by the Registered Holder In Order to Exercise Warrants

To:   ORA Electronics, Inc.
      c/o Continental Stock Transfer & Trust Company
      2 Broadway
      New York, New York 10004

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for an to purchase thereunder __________________ shares of Common Stock provided for therein tenders herewith payment of the purchase price in full to the order of the Corporation and requests that certificates for such shares shall be issued in the name of

      Please insert social security
      or other identifying number

______________________________________________________________________________
                         (Please print or typewrite)

and be delivered to
__________________________________________________________

at
___________________________________________________________________________
      (Street address)        (City)            (State)           (Zip Code)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:______________________________      Signature:_________________________
                                          Note: The above signature must
Name:________________________________     correspond with the name as written
      (Please print or Typewrite)         upon the face of this Warrant
                                          or with the name of the assignee
Address:_______________________________   appearing in the assignment from
                                          below in every particular without
_______________________________________   alteration or any change whatever.
(City)      (State)     (Zip Code)
                                         *Signature Guaranteed:_______________


                                         _________________________________
                                         PLEASE INSERT SOCIAL SECURITY
                                         OR OTHER IDENTIFYING NUMBER

                                 ASSIGNMENT

     To Be Executed by the Registered Holder In Order to Assign Warrants


            For value received ____________________________________________
hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________

_______________________________________________________________________________
(Please Print or Typewrite Name and Address Including Postal
Zip Code of Assignee)

_______________________________________________________________________________

_______________________________________________________________________________
Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________
to transfer said Warrant on the books of the within named Corporation, with full power of substitution in the premises.


Dated:______________________________
Signature:____________________________
                                          Note: The above signature
                                          must correspond with the
                                          name as written upon the
                                          face of this Warrant in
                                          every particular without
                                          alteration or enlargement or
                                          any change whatever.


                                         *Signature Guaranteed:________________

*In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by an eligible guarantor institution (Bank, Stockbrokers, Savings and Loan Association and Credit Unions), with membership in an approved signature guarantee medallion program pursuant to S.E.C. Rule 17Ad-15.


======================================================================
AMERICAN BANK NOTE COMPANY         DEC 6, 1996 dw
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA  90807              047736bk
(310) 989-2333
(FAX) (310) 426-7450               proof /s/ CC   NEW
======================================================================

                                EXHIBIT 4.6
                                -----------


                           WARRANT AGREEMENT


            THIS WARRANT AGREEMENT dated as of December 20, 1996 (the "Warrant Agreement"), is by and between ORA Electronics, Inc., a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent").

                              WITNESSETH:

            WHEREAS, the Company proposes to issue a certain number of Class A, Class B, Class C and Class D warrants (collectively, the "Warrants") pursuant to the terms of (a) that certain Plan of Reorganization for North American Energy of Delaware, Inc. ("North American"), as filed with the United States Bankruptcy Court, Southern District of New York, on August 19, 1996 (the "Plan"), and (b) that certain Agreement and Plan of Merger dated as of December 20, 1996, by and between North American and the Company (the "Merger Agreement");

            WHEREAS, each Warrant entitles the holder thereof to purchase one share (collectively, the "Warrant Shares") of the Company's Common Stock (the "Common Stock"), pursuant to the terms of the Plan, the Merger Agreement and this Warrant Agreement;

            WHEREAS, the Company and Warrant Agent agree that the Company desires to set forth the terms upon which Warrant Agent will act as transfer and exchange agent for the Warrants; and

            WHEREAS, the Company and the Warrant Agent desire to set forth in this Warrant Agreement, among other things, the form and provisions of each class of Warrants as set forth in certificates representing each class of Warrants (the "Warrant Certificates") and the terms and conditions under which such Warrants may be issued, transferred, exchanged, replaced, redeemed and surrendered in connection with the exercise and redemption thereof;

            NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto agree as follows:

                               ARTICLE 1

                         WARRANT CERTIFICATES

      1.1 FORM OF WARRANT CERTIFICATES. The Warrant Certificates shall be substantially in the form of Exhibits A, B, C and D attached hereto and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements stamped or printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency or to conform with customary usage.

      1.2 EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed, either manually or by facsimile signature printed thereon, (i) on behalf of the Company by its Chairman of the Board, Chief Executive Officer or President or any Vice President, and by its Chief Financial Officer, Secretary or any Assistant Secretary, and (ii) on behalf of the Warrant Agent, by a duly authorized officer thereof.

                               ARTICLE 2
            WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

      2.1 EXERCISE PRICES AND TERMS. Each Warrant Certificate, when signed by (i) the Chairman, Chief Executive Officer or President or any Vice President, and by the Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, of the Company and (ii) a duly authorized officer of the Warrant Agent, shall entitle the registered holder thereof to purchase from the Company one share of Common Stock for each Warrant evidenced thereby, at the respective purchase prices set forth in Sections 2.1 (a), (b),
(c) and (d) hereof, or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article 3 hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Warrant Agreement shall mean the purchase price of one share of Common Stock upon the exercise of a Warrant as the context requires, reflecting all appropriate adjustments made in accordance with the provisions of Article 3 hereof. The term "Exercise Deadline" as used in this Warrant Agreement shall mean the latest time and date on which each respective class of Warrants may be exercised, as set forth below.

                  (a) The purchase rights represented by each Class A Warrant are exercisable at the exercise price of five dollars ($5.00) per share (the "Class A Exercise Price") for the period commencing on the date hereof and terminating at 5:00 p.m., Los Angeles time, on June 18, 1997 (the "Class A Exercise Deadline");

                  (b) The purchase rights represented by each Class B Warrant are exercisable at the exercise price of ten dollars ($10.00) per share (the "Class B Exercise Price") for the period commencing on the date hereof and terminating at 5:00 p.m., Los Angeles time, on June 20, 1998 (the "Class B Exercise Deadline";

                  (c) The purchase rights represented by each Class C Warrant are exercisable at the exercise price of fifteen dollars ($15.00) per share (the "Class C Exercise Price") for the period commencing on the date hereof and terminating at 5:00 p.m., Los Angeles time, on December 20, 1999 (the "Class C Exercise Deadline"); and

                  (d) The purchase rights represented by each Class D Warrant are exercisable at the exercise price of twenty dollars ($20.00) per share (the "Class D Exercise Price") for the period commencing on the date hereof and terminating at 5:00 p.m., Los Angeles time, on December 20, 2001 (the "Class D Exercise Deadline").

      2.2  [RESERVED.]

      2.3 PROCEDURE FOR EXERCISE OF WARRANTS. During the periods specified in each of Sections 2.1(a), (b), (c) and (d) hereof, as applicable, the Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent, with the election to purchase form set forth on the Warrant Certificate duly completed and executed, accompanied by payment in full of the applicable Exercise Price as provided in Sections 2.1(a), (b), (c) and
(d) in effect at the time of such exercise, together with such taxes as are specified in Section 6.1 hereof, for each share of Common Stock with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check or money order, payable in United States currency, to the Company. The date on which Warrants are exercised in accordance with this Section 2.3 is sometimes referred to herein as the Date of Exercise of such Warrants.

      2.4 ISSUANCE OF WARRANT SHARES. As soon as practicable after the Date of Exercise of any Warrants, the Warrant Agent shall remit the proceeds of the Exercise Price to the Company and, upon the Company's acknowledgment of such remittance, issue a certificate or certificates for the number of shares of Common Stock, rounded to the nearest whole number, to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase. All

Warrant Shares shall be validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof, and shall be previously unissued shares. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, regardless of the date of issuance or delivery of such certificate for the Warrant Shares.

      2.5 CERTIFICATES FOR UNEXERCISED WARRANTS. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Company shall execute and the Warrant Agent shall execute and mail, by first-class mail, within 30 days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants of the same class not yet exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other Section of this Agreement.

      2.6 RESERVATION OF SHARES. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.


                               ARTICLE 3

               ADJUSTMENTS, TERMINATION AND NOTICE PROVISIONS

      3.1 ADJUSTMENT OF EXERCISE PRICE. Subject to the provisions of this Article 3, the Exercise Price in effect from time to time shall be subject to adjustment, as follows: in case the Company shall at any time after the date hereof (a) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (b) subdivide the outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

      3.2 NO ADJUSTMENTS TO EXERCISE PRICE. No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that, any adjustments which by reason of this
Article 3 are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 3 shall be made to the nearest cent or to the nearest share, as the case may be.

      3.3 DEFERRAL OF ADJUSTMENTS TO EXERCISE PRICE. In any case in which this Article 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Warrant Agent may elect to defer, until the occurrence of such event, issuing to the holders of the Warrants, if any holder has exercised a Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

      3.4  [RESERVED.]

      3.5 REORGANIZATIONS. In case of any capital reorganization, other than in the cases referred to in Section 3.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), the Warrants shall terminate and shall no longer be exercisable upon the consummation of the Reorganization unless the Company's Board of Directors elects in its sole discretion to provide that the Warrants, or any class or classes thereof, shall continue to be exercisable in accordance with their terms after said consummation, in which case there shall thereafter be deliverable upon exercise of any Warrant so continued (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization with respect to which the Board of Directors of the Company has elected to provide for the continuance of the Warrants, or any class or classes thereof as provided above, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a notice to the holders of the Warrant Certificates and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. In the event of sale, lease or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company with respect to which the Board of Directors of the Company has elected to provide for the continuance of the Warrants, or any class or classes thereof, as provided above, all rights to exercise any Warrant so continued shall terminate 30 days after the Company gives written notice to each registered holder of a Warrant Certificate that such sale or conveyance or other transfer has been consummated.

      3.6 RECLASSIFICATIONS. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holders of the Warrants shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in
Article 3. The provisions of this Section 3.6 shall similarly apply to successive reclassification and changes of shares of Common Stock.

      3.7 VERIFICATION OF COMPUTATIONS. Whenever the exercise price is adjusted as provided in this Article 3, the Warrant Agent will promptly obtain a certificate of the Company's Chief Financial Officer setting forth the exercise price as so adjusted and a brief statement of the facts accounting for such adjustment, and will make available a brief summary thereof to the holders of the Warrant Certificates, at their addresses listed on the register maintained for that purpose by the Warrant Agent (which summary may be included in any notice of adjustment required by Section 3.1 hereof).

      3.8 NOTICE OF CERTAIN ACTIONS. In the event that the Company proposes:

                  (a) to pay any dividend or make any distribution relating to shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                  (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling such holders of Common Stock to purchase any additional shares of Common
      Stock or any other rights, warrants or other securities; or

                  (c) to effect any consolidation, merger, sale, lease, or conveyance of property, described in Section 3.5, or any reclassification or change of outstanding shares of Common Stock described in Section 3.6; or

                  (d) to effect any liquidation, dissolution or winding-up of the Company; or

                  (e) to take any other action which would cause an adjustment to the Exercise Price;

then, in each such case, the Company shall cause the Warrant Agent to give notice of such proposed action to the holders of the Warrant Certificates. Such notice shall specify the date on which the books of the Warrant Agent shall close, or a record shall be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or warrants, or the date on which such reclassification, change, consolidation, merger, sale, lease, other disposition, liquidation, dissolution, winding up or exchange or other action shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. If applicable, such notice shall also state if the Warrants, or any class or classes thereof, shall continue to be exercisable or shall terminate upon the consummation of a Reorganization as provided in
Section 3.5. Such notice shall be mailed, in the case of any action covered by Subsection 3.8(a) or 3.8(b) above, at least 15 days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer; in the case of any action covered by Subsection 3.8(c) or 3.8(d) above, at least 15 days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property; and in the case of any action covered by Subsection 3.8(e) above, no more than 15 days after such action. Notwithstanding anything to the contrary contained in this Warrant Agreement, the failure of the Company to cause the Warrant Agent to provide the notice(s) required by this Section 3.8 shall not serve to invalidate the action taken.

      3.9 NOTICE OF ADJUSTMENTS. Whenever any adjustment is made pursuant to this Article 3, the Company shall cause the Warrant Agent to give written notice of such adjustment sent by registered mail, postage prepaid, to the holders of Warrant Certificates within 15 days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, and the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment.

      3.10 WARRANT CERTIFICATE AMENDMENTS. Regardless of any adjustments pursuant to this Article 3, Warrant Certificates theretofore or thereafter issued need not be amended or replaced but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

      3.11 FRACTIONAL SHARES. Upon the exercise of any Warrant following adjustments in accordance with this Article 3 to the Exercise Price or number of shares of Common Stock purchasable under each Warrant, the number of shares of Common Stock to be so purchased shall be rounded to the nearest whole number. In no event shall fractional shares or fractional Warrants be issued by the Company. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of whole shares deliverable in exchange for the aggregate number of Warrants exercised.

                               ARTICLE 4

                   OTHER PROVISIONS RELATING TO RIGHTS OF
                    HOLDERS OF WARRANT CERTIFICATES

      4.1 RIGHTS OF WARRANT HOLDERS. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company.

      4.2 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company and Warrant Agent shall execute and Warrant Agent shall deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                               ARTICLE 5

                  SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
                  AND CANCELLATION OF WARRANT CERTIFICATES:
                     CONCERNING THE WARRANT AGENT

      5.1 SPLIT UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. Prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of Section 5.2, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company and the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be so split up, combined or exchanged to the Warrant Agent. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the

Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected from time to time upon the books of the Warrant Agent, upon a surrender of the Warrant Certificate to the Warrant Agent, with the assignment form set forth in the Warrant Certificate duly executed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

      5.2 CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided (i) in Section 2.5, in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate, or (ii) in Section 5.1, in case of a split up, combination, exchange or transfer of the Warrants evidenced by a Warrant Certificate, or (iii) as provided for in Section 4.2, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificate.

      5.3  CONCERNING THE WARRANT AGENT.

           (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and non-assessable.

           (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Warrant Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Warrant Agreement except for its own gross negligence or willful misconduct.

           (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action reasonably taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

           (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

           (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and hold it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

           (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving thirty (30) days' prior written notice to the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the registered holder of each Warrant Certificate at the Company's expense. Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent.
Any new warrant agent, whether appointed by the Company or by such a court, shall be a stock transfer company licensed by the Securities and Exchange Commission. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Warrant Agent, and shall forthwith cause a copy of such notice to be mailed to the registered holder of each Warrant Certificate.

           (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the registered holders of each Warrant Certificate.

           (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

           (i) The Warrant Agent shall retain for a period of two
(2) years from the date of exercise any Warrant Certificate received by it upon such exercise.


                               ARTICLE 6

                             OTHER MATTERS

    6.1 PAYMENT OF TAXES AND CHARGES. Any transfer taxes due in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Warrant Agent shall not be required to issue or deliver any Warrant Certificate or certificate for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

    6.2 ASSIGNMENT. All covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or the Warrant holder shall bind and inure to the benefit of their respective successors and assigns.

    6.3 NOTICES. Any notice or demand required by this Warrant Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company or the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is given in writing by the Company or the Warrant Agent to each registered holder of a Warrant Certificate) as follows:

   If to the Company:       ORA Electronics, Inc.
                            9410 Owensmouth Ave.
                            Chatsworth, California 91311
                            Attention: Chief Financial Officer

   If to the Warrant Agent: Continental Stock Transfer & Trust Company
                            2 Broadway
                            New York, New York 10004
                            Attention:  Compliance Department

Any notice or demand required by this Warrant Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company or the Warrant Agent; otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

    6.4 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Warrant Agreement, shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Article 3 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company or the Warrant Agent.

    6.5 GOVERNING LAW. The internal laws of the State of Delaware shall govern this Warrant Agreement and the Warrant Certificates.

    6.6 HEADINGS. The descriptive headings of the articles and sections of this Warrant Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    6.7 COUNTERPARTS. This Warrant Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

    6.8 MODIFICATION OF WARRANT AGREEMENT. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Warrant Agreement (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained, or (b) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Warrant Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the registered holders of Warrant Certificates holding over fifty percent (50%) of the Warrants then outstanding; provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, and no change that increases the Exercise Price of any Warrant, other than such changes as are specifically set forth in this Warrant Agreement as originally executed, shall be made without the consent in writing of each registered holder affected by such change.

          IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                   "COMPANY"

                                   ORA ELECTRONICS, INC.


                                   By /s/ Gershon N. Cooper
                                      --------------------------------------

                                       Gershon N. Cooper - President
                                      --------------------------------------
                                      [Printed Name and Title]


                                   "WARRANT AGENT"

                                   CONTINENTAL STOCK TRANSFER & TRUST
                                   COMPANY


                                   By  /s/ William Seegraber
                                      --------------------------------------

                                      William Seegraber, Vice President
                                      --------------------------------------
                                      [Printed Name and Title]

                    [FORM OF ELECTION TO PURCHASE]

    The undersigned hereby irrevocably elects to exercise of the Warrants represented by this Warrant Certificate and to purchase shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:


ISSUE AND DELIVER TO:

______________________________________________________________________
                                (NAME)

_______________________________________________________________________
                              (ADDRESS)

_______________________________________________________________________
            (SOCIAL SECURITY OR OTHER TAX IDENTIFICATION NUMBER)

          If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

          In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______ by certified check or money order payable to the order of the Company in United States currency.

Dated: _______________


__________________________        ______________________________________
(Insert Social Security or         (Signature of registered holder)
other identifying number(s)
of holder(s))
                                  _______________________________________
                                  (Signature of registered holder, if co-owned)

                            NOTE:       Signature must conform in all
                                        respects to name of holder as
                                        specified on the face of
                                        the Warrant Certificate.

                         [FORM OF ASSIGNMENT]

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of warrants set forth below:

Name of Assignee:     _________________________________________
Address:        _______________________________________________
No. of Warrants:______________

and does hereby irrevocably constitute and appoint _______________ to make such transfer on the books of the Warrant Agent, as defined in that certain Warrant Agreement dated as of December ___, 1996, maintained for that purpose, with full power of substitution in the premises.

Dated: _______________



___________________________           _______________________________________
(Insert Social Security or                    (Signature of Assignee)
other identifying number(s)
of holder(s))
                                      ________________________________________
                                      (Signature of Assignee if co-owned)

                            NOTE:       Signature must conform in all
                                        respects to name of holder as
                                        specified on the face of
                                        the Warrant Certificate.

                       Signature(s) Guaranteed:

                               EXHIBIT 23.1
                               ------------



INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Current Report on Form 8-K of ORA
Electronics, Inc. of our report dated November 6, 1996.



/s/ Tanner, Mainstain & Hoffer

TANNER, MAINSTAIN & HOFFER
An Accountancy Corporation

Los Angeles, California
December 4, 1996

                               EXHIBIT 23.2
                               ------------



RICHARD & HEDRICK
Accountancy Corporation
Certified Public Accountants







INDEPENDENT AUDITORS CONSENT


We consent to the use in the current report on form 8-K of ORA
Electronics, Inc. of our report dated September 30, 1996.


/s/ Richard & Hedrick

Los Angeles, California
December 4, 1996

                               EXHIBIT 99.1
                               ------------


                            ORA ELECTRONICS, INC.
                           9410 Owensmouth Avenue
                            Chatsworth, CA 91311

                             December 19, 1996

DLS Financial Services Inc.
519 Interstate 30
Suite 243
Rockwall, Texas  75087
Attn: Dr. Len S. Smith

            Re:   FINANCIAL ADVISORY SERVICES

Dear Len:

            This letter sets forth the agreement between ORA Electronics, Inc., a Delaware corporation and successor to Alliance Research Corporation ("ORA"), and DLS Financial Services Inc. ("DLS") with respect to ORA's compensation of DLS for the financial advisory services rendered by DLS to ORA with respect to ORA's merger with North American Energy of Delaware, Inc. (the "North American Merger") and otherwise.

      1. COMPENSATION. In consideration for the financial advisory services discussed above, immediately prior to the effectiveness of the North American Merger, ORA will issue to DLS 160,566 shares of its common stock, $.001 par value (the "Shares"), and will grant to DLS four options substantially in the forms of Exhibits A, B, C and D hereto (the "Options" and, collectively with the Shares, the "Securities"). DLS acknowledges that such issuance and grant satisfies in full ORA's obligations to compensate DLS with respect to such services.

      2. REPRESENTATIONS OF ORA. ORA hereby represents and warrants to you as follows:

            2.1 ORGANIZATION AND STANDING. ORA is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to enter into this agreement, to own and to lease its property and to carry on its businesses as now conducted.

            2.2 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all required corporate actions.

            2.3 ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

            2.4 STATUS OF SHARES. The Shares when issued hereunder shall be validly issued, fully paid and non-assessable.

      3. DLS REPRESENTATIONS. DLS hereby represents and warrants to ORA as follows:

            3.1 INVESTMENT INTENT. DLS is acquiring the Securities hereunder for investment and not with a view towards, or for sale in connection with, any distribution thereof.

            3.2 KNOWLEDGE AND EXPERIENCE. DLS has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. DLS is an "accredited investor" as defined in Rule 501(a) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act").

            3.3   RESTRICTED SECURITIES.  DLS acknowledges that the
                  Securities constitute "restricted securities" as defined in Rule 144 promulgated by the SEC under the Securities Act and that the Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without (a) registration under the Securities Act except in a transaction which is exempt from such registration requirements and (b) compliance with state and foreign securities laws, in each case, to be extent applicable. DLS acknowledges that the Securities will bear a legend with respect to the foregoing restrictions.

      4. REGISTRATION RIGHTS. DLS shall have registration rights with respect to the Securities as set forth on Schedule 1 to this agreement.

      5. NOTICE. All notices, requests and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (a) upon receipt, if given by personal delivery, (b) upon confirmation of delivery, if given by electronic facsimile, or (c) upon the third business day following mailing, if deposited in the United States mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to ORA:        ORA Electronics, Inc.
                              9410 Owensmouth Avenue
                              Chatsworth, CA 91311
                              Attn: Chief Financial Officer
                              Fax: (818) 718-8626

            If to DLS:        DLS Financial Services Inc.
                              519 Interstate 30
                              Suite 243
                              Rockwall, TX 75087
                              Attn:  Dr. L. S. Smith
                              Fax: (214) 772-3093

Either party may change its or his address or fax number by providing notice of such change to the other party in accordance herewith.

      6. NO ASSIGNMENT. This agreement may not be assigned or otherwise transferred by DLS without ORA's written consent.

      7. MISCELLANEOUS. No purported waiver, alteration or modification of any terms of this agreement will be valid unless made in writing and signed by the parties hereto. The captions and headings used herein are for convenience only, and not part of this agreement and will not be used in construing the terms hereof. This agreement constitutes and embodies the entire understanding of the agreement of the parties hereto relating to the subject matter hereof, and there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. No provision of this agreement shall be construed in favor of or against either of the parties hereto by reason of the extent to which either of the parties or its counsel participated in the drafting hereof. If any provision of this agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall in no way be affected and shall remain in full force and affect. In case of any litigation or arbitration between the parties hereto, the prevailing party shall be entitled to its attorneys' reasonable fees and expenses. This agreement is made and entered into in the State of California, and the internal laws of such state relating to contracts made and performed in such state shall govern the validity and interpretation hereof. The state and federal courts located in Los Angeles County shall have exclusive jurisdiction over any disputes arising hereunder. The parties have agreed to submit to the jurisdiction of these courts.

            If the foregoing correctly sets forth your understanding of our agreement, please sign the enclosed copy of this letter and return it to ORA whereupon this letter shall constitute a binding agreement between us as of the date first set forth above.

                                 Sincerely,

                                 ORA ELECTRONICS, INC.


                                 By: /s/ Gershon N. Cooper
                                     -------------------------------------
                                       Gershon N. Cooper,
                                       Chief Executive Officer and President


            The undersigned hereby accepts and agrees to the foregoing agreement to be effective as of the date first written above.

                                    DLS FINANCIAL SERVICES INC.


                                    By: /s/ Dr. L. S. Smith
                                        ---------------------------------
                                       Its: President
                                            -----------------------------

                                 SCHEDULE 1


                             REGISTRATION RIGHTS


       1. CERTAIN DEFINITIONS. The following terms have the following respective meaning when used in this Schedule 1:

            1.1 "HOLDER" means DLS Financial Services Inc.

            1.2 "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity.

            1.3 "REGISTRABLE SECURITIES" means the Shares and shares of ORA's Common Stock issued or issuable to Holder upon exercise of the Options (the "Option Shares"); provided, that Shares and Option Shares shall cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) the entire amount of Registrable Securities proposed to be sold in a single sale are, or in the opinion of counsel satisfactory to Company and Holder, each in its reasonable judgment, may be, distributed to the public without restriction pursuant to Rule 144 (or any successor provisions that are in effect) under the Securities Act.

            1.4 "REGISTRATION EXPENSES" means all expenses incident to ORA's performance of or compliance with Section 2, including without limitation all registration, qualification, listing and filing fees applicable to any sale of Registrable Securities (including without limitation fees relating to registration or qualification under the "blue sky" or securities laws of any jurisdiction designated by Holder), duplicating and printing expenses, messenger and delivery expenses and expenses associated with any communications with Holder required or permitted hereunder, including without limitation the cost of mailing such communications to Holder. "Registration Expenses" will also include the fees and disbursements of counsel and independent accountants of ORA (but not of any separate counsel retained by Holder) and any internal costs of ORA not specifically referred to above.

      2.    REGISTRATION.

            2.1 REGISTRATION AND NOTICE. If ORA proposes to file a registration statement under the Securities Act with respect to an offering by ORA for its own account of any class of its securities (other than a registration statement on Form S-4 or S-8 or any successor or other forms not available to register capital stock to sell to the public), ORA shall give written notice of such proposed filing to the Holder at least 30 days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including those jurisdictions under which registration under the securities or blue sky laws is intended) and offer the Holder the opportunity to register such number of Registrable Securities as the Holder may request and shall use its best efforts (within ten days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to permit the Holder to participate in the registration and to include such Registrable Securities in such offering on the same terms and conditions as the securities of ORA included therein. Notwithstanding the foregoing, if the Company Underwriter delivers a written opinion to the Holder that the total amount or kind of securities which the Holder, ORA and any other persons or entities are intending to register in such offering (the "Total Securities") is sufficiently large so as to have a material adverse effect on the distribution of the Total Securities, the amount or kind of securities to be offered for the account of the Holder and such other persons or entities (but not ORA) shall be reduced pro rata to the extent necessary to reduce the Total Securities to the number recommended by the Company Underwriter. The Holder shall sell Registrable Securities in such registered offering solely in compliance with the terms and conditions agreed to between the Company and the Company Underwriter. The Holder agrees that it shall enter into any holdback or lock up agreements required by the Company Underwriter, not to exceed 180 days following the filing of the applicable registration of statement, with respect to the sale by him of Shares and Option Shares to the extent that the directors and executive officers of ORA are similarly required to enter into such lock up or holdback agreement.

      3.    REGISTRATION PROCEDURES.

                  (a) ORA will use all reasonable efforts to effect the registration and qualification of the Registrable Securities as provided in Section 2 and in connection therewith, ORA shall:

                 (i) prepare and file and use all reasonable efforts to cause to become effective a registration statement under the Securities Act regarding the Registrable Securities to be offered;

                 (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until such time as ORA has effected its distribution of securities thereunder;

                 (iii) furnish to Holder and to any underwriter of such Registrable Securities such number of confirmed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) or filed under Rule 424(b) under the Securities Act in accordance with Rule 430A thereunder, in conformity with the requirement of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as Holder or any such underwriter may reasonably request;

                 (iv) use all reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such "blue sky" or other securities law of such jurisdictions as Holder or any underwriter of such Registrable Securities will reasonably request, and to any and all other acts and things which may be necessary to enable Holder or any underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that ORA shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction; and

                 (v) promptly notify Holder at any time when a prospectus relating to a registration pursuant to Section 2 is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Holder prepare and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing.

            ORA may require Holder to furnish ORA such information regarding Holder and the distribution of such securities as ORA may from time to time reasonably request in writing and as will be required by law or by the SEC in connection with any registration.

                  (b) Holder will, upon receipt of any notice from ORA of the occurrence of any event of the kind described in Section 3(a)(v) hereof, discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(v) hereto. The period of time during which ORA will be obligated to maintain the effectiveness of a registration statement under Section 3(a)(ii) above shall be extended by the number of days of any such discontinuance.

      4. INDEMNIFICATION AND CONTRIBUTION. (a) In the event of any registration of any Registrable Securities hereunder, ORA will enter into customary indemnification arrangements to indemnify and hold harmless Holder or any person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each other person, if any, who "controls" Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under Rule 424(b) in accordance with Rule 430A under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and ORA will reimburse each such person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that ORA will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arising out of or is based upon any untrue statement or alleged untrue statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to ORA by Holder or such underwriter for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of Holder or any such underwriter and will survive the transfer of such securities by Holder. ORA also will agree to provide for contribution as will be reasonably requested by Holder or any underwriters in circumstances where such indemnity is held unenforceable.

            (b) Holder, by virtue of exercising its registration rights hereunder, will enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 4) ORA, each director and each officer of ORA who will sign such registration statement, against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under Rule 424(b) in accordance with Rule 430A under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Holder will reimburse each such person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, act or proceeding; PROVIDED, HOWEVER, that Holder will be liable in any such case only to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement, in reliance upon and in conformity with written information specifically furnished to ORA by Holder for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of ORA and will survive the transfer of such securities by Holder. Holder also will agree to provide for contribution as will be reasonably requested by ORA in circumstances where such indemnity is unenforceable.

                                 EXHIBIT A


THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT OR SUCH LAWS OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



                             OPTION AGREEMENT

            THIS OPTION AGREEMENT ("Agreement") is entered into as of December 20, 1996 between DLS Financial Services Inc. ("Optionee"), and ORA ELECTRONICS, INC., a Delaware corporation (the "Company"), with reference to the following facts:

            A. In consideration for Optionee providing certain financial advisory services pursuant to that certain Letter Agreement re: Financial Advisory Services dated as of December 19, 1996 between Optionee and the Company, the Company desires to grant Optionee an option to purchase certain shares of its common stock ("Common Stock") on the terms and conditions contained herein.

            NOW, THEREFORE, IN CONSIDERATION OF the foregoing and the mutual covenants and conditions contained herein, the parties agree as follows:

      1. GRANT OF OPTION. The Company hereby grants to Optionee an option (the "Option") to purchase, in whole or in part at any time or from time to time, from the Company 14,772 shares of Common Stock (the "Shares") at an exercise price of $5.00 per Share.

      2. TERM OF OPTION. The Option shall expire at 5:00 p.m., Los Angeles time, on June 18, 1997 (the "Expiration Date").

      3. EXERCISE OF OPTION. The Option may be exercised, in whole or in part at any time or from time to time, on or after the date hereof, by giving written notice to the Company no less than five days before the Exercise Date (as defined below). Such notice (the "Exercise Notice") shall state: (a) the number of Shares with respect to which the Option is being exercised; (b) the aggregate purchase price to be paid for such Shares; (c) the number of Shares which shall remain subject to the Option after the Exercise Date; and (d) the date on which certificates evidencing the Shares to be acquired shall be delivered to Optionee (the "Exercise Date"). On the Exercise Date, the Company shall deliver to Optionee a certificate representing the Shares being purchased by Optionee, and Optionee shall deliver to the Company payment for such Shares, which shall be by wire transfer or certified or cashier's check.

      4. EQUITABLE ADJUSTMENT. The number of shares and the purchase price per Share set forth in Section 1 above shall be equitably adjusted as necessary in the event of any stock split, reverse stock split, recapitalization or other similar event involving the capital stock of the Company.

        5. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to Optionee that as of the date hereof and on the Exercise Date:

            5.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into this Agreement, to own and to lease its property and to carry on its business as now conducted.

            5.2 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all required corporate action.

            5.3 ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

            5.4 STATUS OF THE SHARES. The Shares when issued and paid for by Optionee as provided herein shall be validly issued, fully paid and non-assessable.

      6. RESERVATION OF THE SHARES. The Company agrees to reserve at all times during the term of the Option a sufficient number of shares of Common Stock for the exercise of the Option.

      7. REGULATORY COMPLIANCE. The issuance and sale of the Shares pursuant to the exercise of the Option shall be subject to full compliance with all applicable requirements of law and all certificates representing the Shares shall bear any legend required by applicable securities laws. The Company shall not be obligated to issue the Shares unless they have been registered and qualified under applicable federal and state securities laws or an exemption from such registration and qualification is available and the Company, at its option, receives an opinion of Optionee's counsel as to the availability of such exemption.

      8. TRANSFERABILITY. This Agreement and the Option may not be assigned, transferred or sold by Optionee.

      9. FURTHER ASSURANCES. The Company and Optionee will, upon the request of the other, execute and deliver such documents and take such action reasonably necessary or desirable to more effectively complete and evidence the sale and transfer of the Shares.

      10. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein and remedies for failure to perform any obligation required to be performed shall survive the execution and delivery of this Agreement.

      11.   MISCELLANEOUS.

            11.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings with respect thereto. No representation, promise, inducement or statement of intention has been made by any party hereto that is not embodied herein and no party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.

            11.2 WAIVER. No failure on the part of either party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof or as a waiver of any other right, power or remedy hereunder or the performance of any obligation of the other party hereto; and no single or partial exercise by either party hereto of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy by such party.

            11.3 NOTICE. All notices, requests and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (a) upon receipt, if given by personal delivery, (b) upon confirmation of delivery, if given by electronic facsimile, or (c) upon the third business day following mailing, if deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:   ORA Electronics, Inc.
                              9410 Owensmouth Avenue
                              Chatsworth, California 91311
                              Attn: Chief Financial Officer
                              Fax: (818) 718-8626


         If to Optionee:      DLS Financial Services Inc.
                              519 Interstate 30
                              Suite 243
                              Rockwell, TX  75087
                              Attn:  Dr. L. S. Smith
                              Fax: (214) 772-3093


Either party may change its or his address or fax number by providing notice of such change to the other party in accordance herewith.

            11.4 CONTROLLING LAW. This Agreement shall be interpreted and enforced under the internal laws of the State of Delaware.

            11.5 CONSTRUCTION. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

            11.6 SEVERABILITY. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court or arbitration panel of competent jurisdiction to be unenforceable in any jurisdiction, such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is invalid and the remainder of this Agreement shall remain binding on the parties in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement shall be otherwise unaffected and shall remain enforceable in all other jurisdictions.

            11.7 MODIFICATION. This Agreement may be modified, amended, superseded or canceled, and any part of the terms, covenants, representations, warranties or conditions of the Agreement may be waived, only by a written document executed by the party or parties to be bound by any such modification, amendment, cancellation or waiver.

            11.8 COUNTERPARTS. This Agreement may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            11.9 EFFECT OF HEADINGS. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   "Company"

                                   ORA ELECTRONICS, INC.



                                   By /s/ Gershon N. Cooper
                                      ------------------------------------
                                        Its President
                                            ------------------------------


                                   "Optionee"

                                   DLS FINANCIAL SERVICES INC.

                                   By /s/ L. S. Smith
                                      -----------------------------------
                                       Its President
                                           ------------------------------

                                 EXHIBIT B

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT OR SUCH LAWS OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



                             OPTION AGREEMENT

            THIS OPTION AGREEMENT ("Agreement") is entered into as of December 20, 1996 between DLS Financial Services Inc. ("Optionee"), and ORA ELECTRONICS, INC., a Delaware corporation (the "Company"), with reference to the following facts:

            A. In consideration for Optionee providing certain financial advisory services pursuant to that certain Letter Agreement re: Financial Advisory Services dated as of December 19, 1996 between Optionee and the Company, the Company desires to grant Optionee an option to purchase certain shares of its common stock ("Common Stock") on the terms and conditions contained herein.

            NOW, THEREFORE, IN CONSIDERATION OF the foregoing and the mutual covenants and conditions contained herein, the parties agree as follows:

      1. GRANT OF OPTION. The Company hereby grants to Optionee an option (the "Option") to purchase, in whole or in part at any time or from time to time, from the Company 20,208 shares of Common Stock (the "Shares") at an exercise price of $10.00 per Share.

      2. TERM OF OPTION. The Option shall expire at 5:00 p.m., Los Angeles time, on June 20, 1998 (the "Expiration Date").

      3. EXERCISE OF OPTION. The Option may be exercised, in whole or in part at any time or from time to time, on or after the date hereof, by giving written notice to the Company no less than five days before the Exercise Date (as defined below). Such notice (the "Exercise Notice") shall state: (a) the number of Shares with respect to which the Option is being exercised; (b) the aggregate purchase price to be paid for such Shares; (c) the number of Shares which shall remain subject to the Option after the Exercise Date; and (d) the date on which certificates evidencing the Shares to be acquired shall be delivered to Optionee (the "Exercise Date"). On the Exercise Date, the Company shall deliver to Optionee a certificate representing the Shares being purchased by Optionee, and Optionee shall deliver to the Company payment for such Shares, which shall be by wire transfer or certified or cashier's check.

      4. EQUITABLE ADJUSTMENT. The number of shares and the purchase price per Share set forth in Section 1 above shall be equitably adjusted as necessary in the event of any stock split, reverse stock split, recapitalization or other similar event involving the capital stock of the Company.

        5. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to Optionee that as of the date hereof and on the Exercise Date:

            5.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into this Agreement, to own and to lease its property and to carry on its business as now conducted.

            5.2 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all required corporate action.

            5.3 ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

            5.4 STATUS OF THE SHARES. The Shares when issued and paid for by Optionee as provided herein shall be validly issued, fully paid and non-assessable.

      6. RESERVATION OF THE SHARES. The Company agrees to reserve at all times during the term of the Option a sufficient number of shares of Common Stock for the exercise of the Option.

      7. REGULATORY COMPLIANCE. The issuance and sale of the Shares pursuant to the exercise of the Option shall be subject to full compliance with all applicable requirements of law and all certificates representing the Shares shall bear any legend required by applicable securities laws. The Company shall not be obligated to issue the Shares unless they have been registered and qualified under applicable federal and state securities laws or an exemption from such registration and qualification is available and the Company, at its option, receives an opinion of Optionee's counsel as to the availability of such exemption.

      8. TRANSFERABILITY. This Agreement and the Option may not be assigned, transferred or sold by Optionee.

      9. FURTHER ASSURANCES. The Company and Optionee will, upon the request of the other, execute and deliver such documents and take such action reasonably necessary or desirable to more effectively complete and evidence the sale and transfer of the Shares.

      10. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein and remedies for failure to perform any obligation required to be performed shall survive the execution and delivery of this Agreement.

      11.   MISCELLANEOUS.

            11.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings with respect thereto. No representation, promise, inducement or statement of intention has been made by any party hereto that is not embodied herein and no party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.

            11.2 WAIVER. No failure on the part of either party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof or as a waiver of any other right, power or remedy hereunder or the performance of any obligation of the other party hereto; and no single or partial exercise by either party hereto of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy by such party.

            11.3 NOTICE. All notices, requests and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (a) upon receipt, if given by personal delivery, (b) upon confirmation of delivery, if given by electronic facsimile, or (c) upon the third business day following mailing, if deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:  ORA Electronics, Inc.
                              9410 Owensmouth Avenue
                              Chatsworth, California 91311
                              Attn: Chief Financial Officer
                              Fax: (818) 718-8626


          If to Optionee:     DLS Financial Services Inc.
                              519 Interstate 30
                              Suite 243
                              Rockwell, TX  75087
                              Attn:  Dr. L. S. Smith
                              Fax: (214) 772-3093


Either party may change its or his address or fax number by providing notice of such change to the other party in accordance herewith.

            11.4 CONTROLLING LAW. This Agreement shall be interpreted and enforced under the internal laws of the State of Delaware.

            11.5 CONSTRUCTION. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

            11.6 SEVERABILITY. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court or arbitration panel of competent jurisdiction to be unenforceable in any jurisdiction, such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is invalid and the remainder of this Agreement shall remain binding on the parties in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement shall be otherwise unaffected and shall remain enforceable in all other jurisdictions.

            11.7 MODIFICATION. This Agreement may be modified, amended, superseded or canceled, and any part of the terms, covenants, representations, warranties or conditions of the Agreement may be waived, only by a written document executed by the party or parties to be bound by any such modification, amendment, cancellation or waiver.

            11.8 COUNTERPARTS. This Agreement may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            11.9 EFFECT OF HEADINGS. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   "Company"

                                   ORA ELECTRONICS, INC.



                                   By /s/ Gershon N. Cooper
                                     -------------------------------------
                                        Its President
                                           -------------------------------


                                   "Optionee"

                                   DLS FINANCIAL SERVICES INC.



                                   By /s/ L. S. Smith
                                      -----------------------------------
                                         Its President
                                             ----------------------------

                                 EXHIBIT C


THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT OR SUCH LAWS OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



                             OPTION AGREEMENT

            THIS OPTION AGREEMENT ("Agreement") is entered into as of December 20, 1996 between DLS Financial Services Inc. ("Optionee"), and ORA ELECTRONICS, INC., a Delaware corporation (the "Company"), with reference to the following facts:

            A. In consideration for Optionee providing certain financial advisory services pursuant to that certain Letter Agreement re: Financial Advisory Services dated as of December 19, 1996 between Optionee and the Company, the Company desires to grant Optionee an option to purchase certain shares of its common stock ("Common Stock") on the terms and conditions contained herein.

            NOW, THEREFORE, IN CONSIDERATION OF the foregoing and the mutual covenants and conditions contained herein, the parties agree as follows:

      1. Grant of Option. The Company hereby grants to Optionee an option (the "Option") to purchase, in whole or in part at any time or from time to time, from the Company 17,478 shares of Common Stock (the "Shares") at an exercise price of $15.00 per Share.

      2. Term of Option. The Option shall expire at 5:00 p.m., Los Angeles time, on December 20, 1999 (the "Expiration Date").

      3. Exercise of Option. The Option may be exercised, in whole or in part at any time or from time to time, on or after the date hereof, by giving written notice to the Company no less than five days before the Exercise Date (as defined below). Such notice (the "Exercise Notice") shall state: (a) the number of Shares with respect to which the Option is being exercised; (b) the aggregate purchase price to be paid for such Shares; (c) the number of Shares which shall remain subject to the Option after the Exercise Date; and (d) the date on which certificates evidencing the Shares to be acquired shall be delivered to Optionee (the "Exercise Date"). On the Exercise Date, the Company shall deliver to Optionee a certificate representing the Shares being purchased by Optionee, and Optionee shall deliver to the Company payment for such Shares, which shall be by wire transfer or certified or cashier's check.

      4. Equitable Adjustment. The number of shares and the purchase price per Share set forth in Section 1 above shall be equitably adjusted as necessary in the event of any stock split, reverse stock split, recapitalization or other similar event involving the capital stock of the Company.

      5. Representations and Warranties by the Company. The Company represents and warrants to Optionee that as of the date hereof and on the Exercise Date:

            5.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into this Agreement, to own and to lease its property and to carry on its business as now conducted.

            5.2 Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all required corporate action.

            5.3 Enforceability. This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

            5.4 Status of the Shares. The Shares when issued and paid for by Optionee as provided herein shall be validly issued, fully paid and non-assessable.

      6. Reservation of the Shares. The Company agrees to reserve at all times during the term of the Option a sufficient number of shares of Common Stock for the exercise of the Option.

      7. Regulatory Compliance. The issuance and sale of the Shares pursuant to the exercise of the Option shall be subject to full compliance with all applicable requirements of law and all certificates representing the Shares shall bear any legend required by applicable securities laws. The Company shall not be obligated to issue the Shares unless they have been registered and qualified under applicable federal and state securities laws or an exemption from such registration and qualification is available and the Company, at its option, receives an opinion of Optionee's counsel as to the availability of such exemption.

      8. Transferability. This Agreement and the Option may not be assigned, transferred or sold by Optionee.

      9. Further Assurances. The Company and Optionee will, upon the request of the other, execute and deliver such documents and take such action reasonably necessary or desirable to more effectively complete and evidence the sale and transfer of the Shares.

      10. Survival of Representations. All representations and warranties made herein and remedies for failure to perform any obligation required to be performed shall survive the execution and delivery of this Agreement.

      11. Miscellaneous.

            11.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings with respect thereto. No representation, promise, inducement or statement of intention has been made by any party hereto that is not embodied herein and no party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.

            11.2 Waiver. No failure on the part of either party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof or as a waiver of any other right, power or remedy hereunder or the performance of any obligation of the other party hereto; and no single or partial exercise by either party hereto of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy by such party.

            11.3 Notice. All notices, requests and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (a) upon receipt, if given by personal delivery, (b) upon confirmation of delivery, if given by electronic facsimile, or (c) upon the third business day following mailing, if deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:  ORA Electronics, Inc.
                              9410 Owensmouth Avenue
                              Chatsworth, California 91311
                              Attn: Chief Financial Officer
                              Fax: (818) 718-8626


          If to Optionee:     DLS Financial Services Inc.
                              519 Interstate 30
                              Suite 243
                              Rockwell, TX  75087
                              Attn:  Dr. L. S. Smith
                              Fax: (214) 772-3093


Either party may change its or his address or fax number by providing notice of such change to the other party in accordance herewith.

            11.4 Controlling Law. This Agreement shall be interpreted and enforced under the internal laws of the State of Delaware.

            11.5 Construction. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

            11.6 Severability. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court or arbitration panel of competent jurisdiction to be unenforceable in any jurisdiction, such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is invalid and the remainder of this Agreement shall remain binding on the parties in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement shall be otherwise unaffected and shall remain enforceable in all other jurisdictions.

            11.7 Modification. This Agreement may be modified, amended, superseded or canceled, and any part of the terms, covenants, representations, warranties or conditions of the Agreement may be waived, only by a written document executed by the party or parties to be bound by any such modification, amendment, cancellation or waiver.

            11.8 Counterparts. This Agreement may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            11.9 Effect of Headings. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   "Company"

                                   ORA ELECTRONICS, INC.



                                   By /s/ Gershon N. Cooper
                                     -------------------------------------
                                        Its President
                                           -------------------------------


                                   "Optionee"

                                   DLS FINANCIAL SERVICES INC.



                                   By /s/ L. S. Smith
                                      ------------------------------------
                                        Its President
                                            ------------------------------

                                 EXHIBIT D


THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT OR SUCH LAWS OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



                             OPTION AGREEMENT

            THIS OPTION AGREEMENT ("Agreement") is entered into as of December 20, 1996 between DLS Financial Services Inc. ("Optionee"), and ORA ELECTRONICS, INC., a Delaware corporation (the "Company"), with reference to the following facts:

            A. In consideration for Optionee providing certain financial advisory services pursuant to that certain Letter Agreement re: Financial Advisory Services dated as of December 19, 1996 between Optionee and the Company, the Company desires to grant Optionee an option to purchase certain shares of its common stock ("Common Stock") on the terms and conditions contained herein.

            NOW, THEREFORE, IN CONSIDERATION OF the foregoing and the mutual covenants and conditions contained herein, the parties agree as follows:

      1. GRANT OF OPTION. The Company hereby grants to Optionee an option (the "Option") to purchase, in whole or in part at any time or from time to time, from the Company 23,022 shares of Common Stock (the "Shares") at an exercise price of $20.00 per Share.

      2. TERM OF OPTION. The Option shall expire at 5:00 p.m., Los Angeles time, on December 20, 2001 (the "Expiration Date").

      3. EXERCISE OF OPTION. The Option may be exercised, in whole or in part at any time or from time to time, on or after the date hereof, by giving written notice to the Company no less than five days before the Exercise Date (as defined below). Such notice (the "Exercise Notice") shall state: (a) the number of Shares with respect to which the Option is being exercised; (b) the aggregate purchase price to be paid for such Shares; (c) the number of Shares which shall remain subject to the Option after the Exercise Date; and (d) the date on which certificates evidencing the Shares to be acquired shall be delivered to Optionee (the "Exercise Date"). On the Exercise Date, the Company shall deliver to Optionee a certificate representing the Shares being purchased by Optionee, and Optionee shall deliver to the Company payment for such Shares, which shall be by wire transfer or certified or cashier's check.

      4. EQUITABLE ADJUSTMENT. The number of shares and the purchase price per Share set forth in Section 1 above shall be equitably adjusted as necessary in the event of any stock split, reverse stock split, recapitalization or other similar event involving the capital stock of the Company.

        5. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to Optionee that as of the date hereof and on the Exercise Date:

            5.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into this Agreement, to own and to lease its property and to carry on its business as now conducted.

            5.2 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all required corporate action.

            5.3 ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

            5.4 STATUS OF THE SHARES. The Shares when issued and paid for by Optionee as provided herein shall be validly issued, fully paid and non-assessable.

      6. RESERVATION OF THE SHARES. The Company agrees to reserve at all times during the term of the Option a sufficient number of shares of Common Stock for the exercise of the Option.

      7. REGULATORY COMPLIANCE. The issuance and sale of the Shares pursuant to the exercise of the Option shall be subject to full compliance with all applicable requirements of law and all certificates representing the Shares shall bear any legend required by applicable securities laws. The Company shall not be obligated to issue the Shares unless they have been registered and qualified under applicable federal and state securities laws or an exemption from such registration and qualification is available and the Company, at its option, receives an opinion of Optionee's counsel as to the availability of such exemption.

      8. TRANSFERABILITY. This Agreement and the Option may not be assigned, transferred or sold by Optionee.

      9. FURTHER ASSURANCES. The Company and Optionee will, upon the request of the other, execute and deliver such documents and take such action reasonably necessary or desirable to more effectively complete and evidence the sale and transfer of the Shares.

      10. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein and remedies for failure to perform any obligation required to be performed shall survive the execution and delivery of this Agreement.

      11. MISCELLANEOUS.

            11.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings with respect thereto. No representation, promise, inducement or statement of intention has been made by any party hereto that is not embodied herein and no party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.

            11.2 WAIVER. No failure on the part of either party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof or as a waiver of any other right, power or remedy hereunder or the performance of any obligation of the other party hereto; and no single or partial exercise by either party hereto of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy by such party.

            11.3 NOTICE. All notices, requests and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (a) upon receipt, if given by personal delivery, (b) upon confirmation of delivery, if given by electronic facsimile, or (c) upon the third business day following mailing, if deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Company: ORA Electronics, Inc.
                              9410 Owensmouth Avenue
                              Chatsworth, California 91311
                              Attn: Chief Financial Officer
                              Fax: (818) 718-8626


           If to Optionee:    DLS Financial Services Inc.
                              519 Interstate 30
                              Suite 243
                              Rockwell, TX  75087
                              Attn:  Dr. L. S. Smith
                              Fax: (214) 772-3093


Either party may change its or his address or fax number by providing notice of such change to the other party in accordance herewith.

            11.4 CONTROLLING LAW. This Agreement shall be interpreted and enforced under the internal laws of the State of Delaware.

            11.5 CONSTRUCTION. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

            11.6 SEVERABILITY. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court or arbitration panel of competent jurisdiction to be unenforceable in any jurisdiction, such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is invalid and the remainder of this Agreement shall remain binding on the parties in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement shall be otherwise unaffected and shall remain enforceable in all other jurisdictions.

            11.7 MODIFICATION. This Agreement may be modified, amended, superseded or canceled, and any part of the terms, covenants, representations, warranties or conditions of the Agreement may be waived, only by a written document executed by the party or parties to be bound by any such modification, amendment, cancellation or waiver.

            11.8 COUNTERPARTS. This Agreement may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            11.9 EFFECT OF HEADINGS. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   "Company"

                                   ORA ELECTRONICS, INC.



                                   By /s/ Gershon N. Cooper
                                      ------------------------------------
                                        Its President
                                            ------------------------------


                                   "Optionee"

                                   DLS FINANCIAL SERVICES INC.


                                   By /s/ L. S. Smith
                                      -----------------------------------
                                         Its President
                                             ----------------------------

                               EXHIBIT 99.2
                               ------------


===========================================================================




                        REGISTRATION RIGHTS AGREEMENT




                               by and between

                         ORA ELECTRONICS, INC., AND
                       THE COOPER FAMILY LIVING TRUST









                    -------------------------------------


                        Dated as of December 20, 1996

                    -------------------------------------




===========================================================================

                              TABLE OF CONTENTS

                                                                        PAGE

1.    Definitions..........................................................1

2.    Securities Subject to this Agreement.................................2
      (a)   Registrable Securities.........................................2
      (b)   Holders of Registrable Securities..............................2

3.    Demand Registration..................................................3
      (a)   Request for Demand Registration................................3
      (b)   Effective Demand Registration..................................3
      (c)   Expenses.......................................................3
      (d)   Underwriting Procedures........................................4
      (e)   Selection of Underwriters......................................4

4.    Piggy-Back Registration..............................................4
      (a)   Piggy-Back Rights..............................................4
      (b)   Expenses.......................................................5

5.    Holdback Agreements..................................................5
      (a)   Restrictions on Public Sale by Designated Holders..............5
      (b)   Restrictions on Public Sale by the Company.....................5

6.    Registration Procedures..............................................6
      (a)   Obligations of the Company.....................................6
      (b)   Seller Information.............................................9
      (c)   Notice to Discontinue..........................................9

7.    Registration Expenses...............................................10

8.    Indemnification; Contribution.......................................10
      (a)   Indemnification by the Company................................10
      (b)   Indemnification by Designated Holders.........................11
      (c)   Conduct of Indemnification Proceedings........................11
      (d)   Contribution..................................................12

9.    Rule 144............................................................13

10.   Miscellaneous.......................................................13
      (a)   Recapitalizations, Exchanges, etc.............................13
      (b)   No Inconsistent Agreements....................................13
      (c)   Remedies......................................................13
      (d)   Amendments and Waivers........................................13
      (e)   Notices.......................................................14
      (f)   Successors and Assigns........................................14
      (g)   Counterparts..................................................15
      (h)   Headings......................................................15
      (i)   Governing Law.................................................15
      (j)   Severability..................................................15
      (k)   Entire Agreement..............................................15

                        REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 20, 1996 (the "AGREEMENT"), is made by and between ORA Electronics, Inc., a Delaware corporation (the "COMPANY"), and Gershon N. Cooper and Ruth Cooper, as trustees of the Cooper Living Trust, established under the Trust Agreement dated
April 19, 1990 (the "LIVING TRUST"). This Agreement is made in connection with that certain Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), by and between the Company and North American Energy of Delaware, Inc., a Delaware corporation ("NORTH AMERICAN"). In order to induce the Living Trust to approve the Merger Agreement, the Company has agreed to provide registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

            The parties hereby agree as follows:

            1. DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "ACT" means the Securities Act of 1933, as amended.

                  "APPROVED UNDERWRITER" has the meaning assigned such term in Section 3(e).

                  "COMMON STOCK" means the Common Stock, par value $.001 per share, of the Company and any class or series of common stock of the Company authorized after the date of this Agreement, or any other class of stock resulting from successive changes or reclassification of such Common Stock.

                  "COMPANY UNDERWRITER" has the meaning assigned such term in Section 4(a).

                  "DEMAND REGISTRATION" has the meaning assigned such term in Section 3(a).

                  "DESIGNATED HOLDER" means the Living Trust and any transferee to whom Registrable Securities have been transferred other than a transferee to whom such securities have been transferred pursuant to a registration statement under the Act or Rule 144 under the Act.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "INSPECTOR" has the meaning assigned such term in
Section 6(a)(viii).

                  "NASD" has the meaning assigned such term in
Section 6(a)(xv).

                  "PERSON" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "REGISTRABLE SECURITIES" mean each of the following: (a) any shares of Common Stock issued pursuant to the Merger Agreement, and (b) any Common Stock issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and shares of Common Stock issuable upon conversion, exercise or exchange thereof.

                  "REGISTRATION EXPENSES" has the meaning assigned such term in Section 7.

                  "SEC" means the Securities and Exchange
Commission.

            2.    SECURITIES SUBJECT TO THIS AGREEMENT.

                  (a) REGISTRABLE SECURITIES. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) the entire amount of Registrable Securities proposed to be sold in a single sale are or, in the opinion of counsel satisfactory to the Company and the holder of such Registrable Securities, each in their reasonable judgment, may be distributed to the public without restriction pursuant to Rule 144 (or any successor provision then in effect) under the Act.

                  (b) HOLDERS OF REGISTRABLE SECURITIES. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

            3.    DEMAND REGISTRATION.

                  (a) REQUEST FOR DEMAND REGISTRATION. At any time after the date hereof, the Designated Holders holding 51% of the Registrable Securities may make a written request for registration of Registrable Securities under the Act, and under the securities or blue sky laws of any jurisdiction designated by such holder or holders (a "DEMAND REGISTRATION"); PROVIDED, that the Company will not be required to effect more than three Demand Registrations in the aggregate at the request of Designated
Holders pursuant to this Section 3. Each such request for a Demand Registration shall specify the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is desired. Upon a request for a Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered. Within fifteen (15) days after the receipt of such request, the Company shall give written notice thereof to all Designated Holders holding Registrable Securities and include in such registration all Registrable Securities held by a Designated Holder with respect to which the Company has received written requests for inclusion therein at least ten (10) days prior to the filing of the registration statement. Each such receipt will also specify the number of Registrable
Securities to be registered, the intended method of disposition thereof and the jurisdictions in which registration is desired. Unless Designated Holders holding the majority of the Registerable Securities to be included in the Demand Registration consent in writing, no other party, including the Company (but not including any other Designated Holder), shall be permitted to offer securities under any such Demand Registration.

                  (b)   EFFECTIVE DEMAND REGISTRATION.  A
registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for not less than one hundred and twenty (120) days. The Company shall use its best efforts to cause any such Demand Registration to become effective not later than ninety (90) days after it receives a request under Section 2(a) hereof.

                  (c) EXPENSES. In any registration initiated as a Demand Registration, the Company shall pay all Registration
Expenses in connection therewith, whether or not such Demand
Registration becomes effective.

                  (d) UNDERWRITING PROCEDURES. If Designated Holders holding a majority of the Registrable Securities to which the Demand Registration relates so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with
Section 3(e). In such event, if the Approved Underwriter advises the Company in writing that, in its opinion, the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, the Company shall include in such registration only the aggregate amount of Registrable Securities that, in the opinion of the Approved Underwriter, may be sold without any such material adverse effect and shall reduce, pro rata based on the amounts included in the request for Demand Registration, the amount of Registrable Securities to be included by each Designated Holder in such registration. To the extent Registrable Securities so requested to be registered are excluded from the offering, then the Designated Holders of such Registrable Securities shall have the right to one additional Demand Registration under this Section 3 with respect to such Registrable Securities.

                  (e) SELECTION OF UNDERWRITERS. If any Demand Registration of Registrable Securities is in the form of an underwritten offering, the Designated Holders holding a majority of the Registrable Securities to which the Demand Registration relates shall select and obtain an investment banking firm to act as the managing underwriter of the offering (the "APPROVED UNDERWRITER"); PROVIDED, that the Approved Underwriter shall, in any case, be acceptable to the Company in its reasonable judgment.

            4.    PIGGY-BACK REGISTRATION.

                  (a) PIGGY-BACK RIGHTS. If the Company proposes to file a registration statement under the Act with respect to an offering by the Company for its own account of any class of security (other than a registration statement on Form S-4 or S-8 or any successor or other forms not available for registering capital stock for sale to the public), then the Company shall give written notice of such proposed filing to the Designated Holders of Registrable Securities at least thirty (30) days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended) and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such holder may request. The Company shall use its best efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "COMPANY UNDERWRITER") to permit the Designated Holders of Registrable Securities who have requested to participate in the registration and to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding the foregoing, if the Company Underwriter delivers a written opinion to the Designated Holders of Registrable Securities that the total amount or kind of securities which they, the Company and any other persons or entities intend to include securities in such offering (the "TOTAL SECURITIES") is sufficiently large so as to have a material adverse effect on the distribution of the Total Securities, then the amount or kind of securities to be offered for the account of such Designated Holders and such other persons or entities (but not the Company) shall be reduced pro rata to the extent necessary to reduce the Total Securities to the amount recommended by the Company Underwriter.

                  (b)   EXPENSES.  The Company shall bear all
Registration Expenses in connection with any registration pursuant to this Section 4.

            5.    HOLDBACK AGREEMENTS.

                  (a) RESTRICTIONS ON PUBLIC SALE BY DESIGNATED HOLDERS. In order to participate in a registration effected hereby, to the extent not inconsistent with applicable law, each Designated Holder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Act, during the ten (10) business days prior to, and during the 120 day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the Company Underwriter in the case of an underwritten public offering.

                  (b) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor or other forms not available for registering capital stock for sale to the public) during the ten (10) business days prior to, and during the ninety (90) day period beginning on, the later of (i) the effective date of any registration statement in which the Designated Holders of Registrable Securities are participating and (ii) commencement of a public distribution of the Registrable Securities pursuant to such registration statement.

            6.    REGISTRATION PROCEDURES.

                  (a)   OBLIGATIONS OF THE COMPANY.  Whenever
registration of Registrable Securities has been requested pursuant to Section 3 or 4 of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                   (i)   prepare and file with the SEC a
registration statement on any form for which the Company then qualifies of which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("HOLDERS' COUNSEL") and any other Inspector (as hereinafter defined) with an adequate and appropriate opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and
(B) notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                 (ii)   prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of: (A) in the case of a demand registration under Section 3, not less than 120 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold, and (B) in the case of a piggy-back registration under Section 4, such period of time as necessary for the Company to effect its distribution of securities thereunder. The Company shall comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                 (iii) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                 (iv)   use its best efforts to register or
qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities requests, and to continue such qualifi cation in effect in such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED, HOWEVER, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 6(a)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                 (v)   notify each seller of Registrable
Securities at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                 (vi)  enter into and perform customary
agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Sections 3 or 4) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

               (vii)  make available for inspection by any
seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "INSPECTOR" and collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement.
Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
(A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement,
(B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) the information in such Records has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                 (viii)  if such sale is pursuant to an
underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably request;

                  (ix) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

                 (x) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Act;

                (xi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided, that the applicable listing requirements are satisfied;

                (xii)  keep each seller of Registrable
Securities advised in writing as to the initiation and progress of any registration under Section 3 or 4 hereunder;

               (xiii) provide officers' certificates and other customary closing documents;

                (xiv)  cooperate with each seller of
Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the
"NASD"); and

                 (xv) use best efforts to take all other steps necessary to effect the registration of the Registrable
Securities contemplated hereby.

                  (b) SELLER INFORMATION. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                  (c) NOTICE TO DISCONTINUE. Each Designated Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(vi), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 6(a)(vi) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including without limitation the period referred to in Section 6(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(a)(vi) to and including the date when the Designated Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6(a)(vi).

            7.    REGISTRATION EXPENSES.

            The Company shall pay all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Agreement, including without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including without limitation any expenses arising from any special audits incident to or required by any registration or qualification), and (v) any liability insurance or other premiums for insurance obtained (which insurance the Company agrees to use its best efforts to obtain upon the reasonable request of any seller of Registrable Securities) and the reasonable fees, charges and expenses of any special experts (provided that a seller of Registrable Securities shall give notice to the Company, as soon as practicable, of the retention of such special experts) retained in connection with any Demand Registration or piggy-back registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective. In connection with each registration hereunder, the Company shall reimburse the Designated Holders of Registrable Securities being registered in such registration for the reasonable fees, charges and disbursements of not more than one counsel chosen by the Designated Holders holding a majority of Registrable Securities being registered in such registration.
All of the expenses described in this Section 7 are referred to herein as "REGISTRATION EXPENSES."

            8.    INDEMNIFICATION; CONTRIBUTION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the full extent permitted by law, each Designated Holder, its officers, directors, partners, employees, advisors and agents and each Person who controls (within the meaning of the Act or the Exchange Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Designated Holder expressly for use therein. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable
Securities.

                  (b) INDEMNIFICATION BY DESIGNATED HOLDERS. In connection with any registration statement in which a Designated Holder is participating pursuant to Section 3 or 4 hereof, each such Designated Holder shall furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such registration statement or prospectus and each Designated Holder agrees to indemnify, to the extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Act and the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only with respect to any such information furnished in writing by such Designated Holder.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (the "INDEMNIFIED PARTY") agrees to give prompt written notice to the indemnifying party (the "INDEMNIFYING PARTY") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder. If notice of commencement of any such action is given to the Indemnifying
Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless
(i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment, (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. In either of such cases, the Indemnifying
Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying
Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

                  (d)   CONTRIBUTION.  If the indemnification
provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person.

            9.    RULE 144.

            The Company covenants that it shall file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder; and that it shall take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the
Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

            10.   MISCELLANEOUS.

                  (a) RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

                  (b) NO INCONSISTENT AGREEMENTS. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated
Holders in this Agreement.

                  (c)   REMEDIES.  The Designated Holders, in
addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                  (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be


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


amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the prior written consent of the Designated
Holders holding at least a majority of the Registrable
Securities.

                  (e)   NOTICES.  All notices and other communi
cations provided for or permitted hereunder shall be made in writing and shall be made by hand delivery, overnight courier or telecopier:

                        (i)   if to the Company:

                              ORA Electronics, Inc.
                              9410 Owensmouth Ave.
                              Chatsworth, CA  91311
                              Telecopier:  (818) 718-8626
                              Attention:  President

                              with a copy to:

                              Sheppard, Mullin, Richter & Hampton
                              48th Floor
                              333 South Hope Street,
                              Los Angeles, CA 90071
                              Telecopier: (213) 620-1398
                              Attention:  Lawrence M. Braun, Esq.

                       (ii)   if to the Living Trust:

                              Gershon N. Cooper and Ruth Cooper, Trustees
                              The Cooper Living Trust
                              c/o ORA Electronics, Inc.
                              9410 Owensmouth Ave.
                              Chatsworth, CA  91311
                              Telecopier:  (818) 718-8626

                      (iii) if to any other Designated Holder, at its address as it appears on the transfer books of the Company

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; and when receipt is acknowledged, if telecopied.

                  (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, that the registration rights and the other obligations of the Company contained in this


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


Agreement shall with respect to any Registrable Security be automatically transferred from a Designated Holder to any subsequent holder of Registrable Securities (including any pledgee but excluding any person who acquires such securities in a transaction with respect to which a Registration Statement under the Act is effective at the time or pursuant to a sale complying with Rule 144 under the Act). Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees.

                  (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i)   GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the internal laws of the State of California without regard to the principles of conflicts of law of such State.

                  (j) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Designated Holders shall be enforceable to the fullest extent permitted by law.

                  (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.




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                              Page 196 of 198

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                                   "COMPANY"

                                   ORA Electronics, Inc.



                                   By: /s/ John M. Burris
                                      -----------------------------------
                                       Title: CFO
                                              ---------------------------



                                   "LIVING TRUST"



                                   /s/ Gershon N. Cooper     /s/ Ruth Cooper
                                   -----------------------------------------
                                   Gershon N. Cooper and Ruth Cooper, as
                                   trustees of the Cooper Living Trust,
                                   established under the Trust Agreement
                                   dated April 19, 1990







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                              Page 197 of 198